Exhibit 10.26

EXECUTION COPY

Subscription Agreement

concerning subscription of convertible promissory notes

and warrants in Biotie Therapies Corp.

Dated 23 April 2015

Between

BIOTIE THERAPIES CORP.

as the issuer

and

VIVO CAPITAL FUND VIII, L.P.,

VIVO CAPITAL SURPLUS FUND VIII, L.P.,

ORBIMED PRIVATE INVESTMENTS V, LP,

VERSANT VENTURE CAPITAL III, L.P.,

VERSANT SIDE FUND III, L.P.,

VERSANT VENTURE CAPITAL V, L.P.,

VERSANT AFFILIATES FUND V, L.P.,

VERSANT OPHTHALMIC AFFILIATES FUND I, L.P.,

VERSANT VENTURE CAPITAL V (CANADA) LP,

THE BAILEY 1995 FAMILY TRUST,

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS H-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.,

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

and

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

as subscribers

TABLE OF CONTENTS

BACKGROUND		4

1	DEFINITIONS	4

2	PRINCIPAL OBLIGATIONS	9

3	CONDITIONS PRECEDENT FOR COMPLETION	9

4	COMPLETION OF NOTES OFFERING AND WARRANTS OFFERING	11

5	DUE DILIGENCE	11

6	REPRESENTATIONS AND WARRANTIES	11

7	INDEMNIFICATION	13

8	TERMINATION	14

9	OTHER COVENANTS	14

10	U.S. TAX MATTERS	15

11	MISCELLANEOUS	17

11.1	Publicity	17

11.2	Notices	17

11.3	Schedules	18

11.4	Entire Agreement	18

11.5	Amendments	18

11.6	Assignment	18

11.7	Costs	18

11.8	Independent Nature of Investors’ Obligations and Rights.	18

11.9	Governing Law	19

11.10	Arbitration	19

11.11	Counterparts of Agreement	19

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LIST OF SCHEDULES

Schedule (C)	Investment divided per Investor

Schedule 1.5	AGM Notice

Schedule 1.20 (a)	Form of legal opinion from Hannes Snellman Attorneys Ltd

Schedule 1.20 (b)	Form of legal opinion from Davis Polk & Wardwell LLP

Schedule 1.21	Lock-up Agreement

Schedule 1.24	Notes Offering Terms and Conditions

Schedule 1.27	Offering Memorandum

Schedule 1.32	Registration Rights Agreement

Schedule 1.43	Warrants Offering Terms and Conditions

Schedule 4.1.2	Form of Subscription List

Schedule 6.1	Company’s Warranties

Schedule 6.2	Investor’s Warranties

Schedule 6.3	Form of Accredited Investor Certification

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This subscription agreement (the “Agreement”) is dated 23 April 2015 and made between

(1)	Biotie Therapies Corp. (Business Identity Code 1475830-6), a public limited liability company incorporated and existing under the laws of Finland, having its registered office in Turku, Finland, at Joukahaisenkatu 6, 20250 TURKU, Finland (“Biotie” or the “Company”);

and

(2)	the investors identified on Schedule (C) (each hereinafter also referred to individually as an “Investor” or together as the “Investors”).

Parties to this Agreement are hereinafter also referred to individually as a “Party” or together as the “Parties”.

BACKGROUND

(A)	Biotie is a Finnish public limited liability company, the shares of which are listed on the stock exchange operated by NASDAQ OMX Helsinki Ltd. (the “Helsinki Stock Exchange”).

(B)	Biotie is contemplating to strengthen its capital structure to make a significant contribution to the funding of its Phase 3 clinical trial of tozadenant in Parkinson’s disease (the “Phase 3 Trial”) mainly through (i) an offering of convertible notes and warrants to the Investors, (ii) an offering of convertible notes and warrants to certain existing shareholders in the aggregate amount of approximately EUR 15,000,000, and (iii) a public offering of American depositary shares (ADSs) representing Shares (as defined below) for issuance and sale in the United States and listing of such ADSs on the Nasdaq Global Market.

(C)	The Investors are contemplating an initial investment in the Company in the aggregate amount of EUR 27,500,000.10 by means of subscribing for convertible promissory notes and warrants to subscribe for New Shares (as defined below) (the “Investment”). The aggregate Investment of EUR 27,500,000.10 is divided among the Investors as set forth in Schedule (C).

(D)	The Investment is subject to the satisfaction of the terms and conditions hereof, including the representations and warranties provided herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1	DEFINITIONS

For the purpose of this Agreement, unless expressly otherwise stated or evident in the context, the following capitalised terms shall have the following meanings, the singular (where appropriate) shall include the plural and vice versa, and references to Schedules, Clauses or Sub-clauses shall be references to schedules, clauses and sub- clauses of this Agreement.

1.1	“Accredited Investor Certification”	means the certification as set out in Schedule 6.3.

1.2	“Admission”	means the admission of Shares to trading on the Helsinki Stock Exchange.

1.3	“ADSs”	means American depositary shares representing Shares.

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1.4	“AGM”	means the annual general meeting of the Company to be held in May 2015 substantially in accordance with the AGM Notice.

1.5	“AGM Notice”	means the draft notice, materially in the form attached as Schedule 1.5, to convene the AGM.

1.6	“Agreement”	means this Subscription Agreement together with the Schedules.

1.7	“Announcement Releases”	means the stock exchange releases and any other public announcements by the Company relating to the Investment, the Offerings and the U.S. Offering.

1.8	“Business Day”	means a day on which banks are generally open for normal banking business both in Helsinki, Finland and in New York City, New York, United States.

1.9	“Company’s Warranties”	means the warranties by the Company as set out in Schedule 6.1.

1.10	“Company”	means Biotie Therapies Corp. as set out in the introductory paragraph (1) of this Agreement.

1.11	“Completion Date”	means the date on which the Completion takes place as set out in Clause 4.1.

1.12	“Completion”	means the payment of the principal amount for the Notes by the Investors to the Company and the issue of Notes and Warrants by the Company to the Investors as set out in Clause 3.

1.13	“Conditions”	means the conditions as set out in Clause 3.1.

1.14	“Due Diligence”	means the financial, business, legal and tax due diligence review of the Company, its group companies and their business, as well as presentations by and Q&A sessions with the Company’s management and the Company’s external advisors.

1.15	“Finnish Companies Act”	means the Finnish Companies Act (624/2006, as amended).

1.16	“Finnish Securities Markets Act”	means the Finnish Securities Markets Act (746/2012, as amended) and any rules and regulations issued thereunder.

1.17	“Helsinki Stock Exchange”	has the meaning set out in the Background (A)

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of this Agreement.

1.18	“Investment”	has the meaning set out in the Background (C) of this Agreement.

1.19	“Investor’s Warranties”	means the warranties by the Investors as set out in Schedule 6.2.

1.20	“Legal Opinions”	means an opinion from Hannes Snellman Attorneys Ltd in the form attached hereto as Schedule 1.20 (a) and an opinion from Davis Polk & Wardwell LLP in the form attached hereto as Schedule 1.20 (b).

1.21	“Lock-up Agreement”	means the agreement, in the form set out in Schedule 1.21, to be executed concurrently with this Agreement, by and between RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and each of the Investors concerning the lock-up of the Shares and ADSs for a certain period of time.

1.22	“Material Adverse Change”	means any material adverse change that, individually or in the aggregate, (i) has had, or may reasonably be expected to have, a material adverse effect on the business, business prospects, results of operations or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole or (ii) would prevent or materially impair the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated herein; excluding, however, any adverse effects or circumstances resulting from any changes in general economic, market, regulatory, political or other similar conditions; provided that in any event, the occurrence of any of the following would constitute a Material Adverse Change: (x) the receipt by the Company or any of its subsidiaries of any notice or correspondence from the U.S. Food and Drug Administration (the “FDA”) finding or suggesting that the current design of the Phase 3 Trial will not support marketing approval of tozadenant by the FDA, (y) the taking of any regulatory action by, or receipt by the Company or any of its subsidiaries of any notice or correspondence from, the FDA that has the effect of requiring a material modification of the protocol for the Phase 3 Trial or otherwise delaying the commencement of, or extending the anticipated time of completion of, the Phase 3 Trial in order to support marketing

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approval of tozadenant or (z) any denial, delay or limitation of approval by the FDA or any other regulatory authority of tozadenant or any material product in development by the Company or any of its subsidiaries.

1.23	“New Shares”	means Shares issued upon conversion of the Notes pursuant to the Notes Offering Terms and Conditions and the exercise of the Warrants pursuant to the Warrants Offering Terms and Conditions.

1.24	“Notes Offering Terms and Conditions”	means the terms and conditions for the Notes Offering as set out in Schedule 1.24.

1.25	“Notes Offering”	means the offering of Notes to the Investors for the Investment under the Notes Offering Terms and Conditions.

1.26	“Notes”	means convertible promissory notes of the Company in the aggregate principal amount of EUR 27,500,000.10 to be offered to, and subscribed for by, the Investors pursuant to the terms and conditions of this Agreement and the Notes Offering Terms and Conditions.

1.27	“Offering Memorandum”	means the offering memorandum prepared by the Company for the purpose of the Investment and as set out in Schedule 1.27.

1.28	“Offerings”	means the Notes Offering and Warrants Offering.

1.29	“OrbiMed”	means OrbiMed Private Investments V, LP.

1.30	“Other Offering Information”	means the Presentation Materials, any stock exchange release and press release published or issued prior to the date hereof by or on behalf of the Company in relation to the Investment and the Offerings as well as any written due diligence materials made available by or on behalf the Company for the review by the Investors in connection with the Investment and the Offerings

1.31	“Presentation Materials”	means the presentation materials prepared by the Company and made available by or on behalf the Company for the review by the Investors in connection with the Investment and the Offerings.

1.32	“Registration Rights Agreement”	means the agreement, in the form set out in Schedule 1.32, to be executed on Completion by and between the Company and the Investors concerning the registration of the Shares or

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ADSs under the U.S. Securities Act.

1.33	“Resolutions”	means the resolutions by the AGM to approve the matters set forth for resolution in the AGM Notice in compliance with the articles of association of the Company and the Finnish Companies Act relating to (i) the necessary authorizations for the Notes Offering, the Warrants Offering and the offering of convertible notes and warrants to certain existing shareholders as set out in Background (B) of this Agreement, (ii) the election of members of the Board of Directors of the Company (seven directors in the aggregate, two of which are nominated by Vivo, as set out in the AGM Notice), the election of the Vivo nominated directors, however, conditional upon the Completion, and (iii) the necessary share issue authorization for the U.S. Offering and potential other offerings in connection with the U.S. Offering.

1.34	“Shares”	means the ordinary shares of the Company from time to time.

1.35	“Subscription List”	has the meaning set out in Clause 4.1.2.

1.36	“Subscriptions”	means the subscription of Notes and Warrants by the Investors pursuant to the Investment and as set out in Clause 4.1.2.

1.37	“Term Sheet”	means the term sheet for convertible note financing of Biotie executed on 27 March 2015 by and between Vivo, OrbiMed and the Company.

1.38	“U.S. Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended.

1.39	“U.S. Offering”	means the closing of the first sale of Shares or ADSs representing Shares to the public in the United States in a firm-commitment underwritten public offering pursuant to an effective registration statement under the U.S. Securities Act resulting in at least USD 30 million of gross proceeds (before deduction of any fees and expenses connected with such offering) to the Company and in connection with which such Shares or ADSs are listed on the Nasdaq Global Market.

1.40	“U.S. Securities Act”	means the U.S. Securities Act of 1933, as amended.

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1.41	“Vivo”	means Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P..

1.42	“Warrants Offering”	means the offering of Warrants to the Investors under the Warrants Offering Terms and Conditions.

1.43	“Warrants Offering Terms and Conditions”	means the terms and conditions for the Warrants Offering as set out in Schedule 1.43.

1.44	“Warrants”	means warrants to subscribe for New Shares to be offered to, and subscribed for by, the Investors pursuant to the terms and conditions of this Agreement and the Warrants Offering Terms and Conditions.

2	PRINCIPAL OBLIGATIONS

2.1	On the basis of the Investor’s Warranties and the undertakings by the Investors under this Agreement, and subject to and conditional upon this Agreement not having been terminated on or before the Completion, the Company undertakes to the Investors the following:

2.1.1	The Company shall within four (4) Business Days from the execution of this Agreement publish the AGM Notice; and

2.1.2	Subject to (i) the adoption of the Resolutions by the AGM and (ii) the Board of Directors of the Company having approved the Notes Offering and Warrants Offering, the Company shall offer and issue the Notes and the Warrants, respectively, to the Investors pursuant to the terms and conditions of the respective Offerings.

2.2	On the basis of the Company’s Warranties, covenants and other undertakings by the Company under this Agreement and subject to and conditional upon (i) the Conditions being satisfied, and (ii) this Agreement not having been terminated on or before the Completion Date, each of the Investors undertakes to the Company to make the Investment and subscribe for its portion of the Notes by paying the principal amount of the Notes to the Company as set out in Schedule (C) and by executing the Subscription List.

3	CONDITIONS PRECEDENT FOR COMPLETION

3.1	The obligations of each of the Investors to consummate the actions set out in Clause 4 is subject to and conditional upon the satisfaction, on or before the Completion Date, of the following conditions precedent:

3.1.1	each of the Company’s Warranties contained in this Agreement shall be true, accurate and not misleading in all material respects as of the date of this Agreement and as of the Completion Date as though made on and as of the Completion Date, except that (i) the Company’s Warranties that, by their terms, expressly speak as of a specific date other than the date of this Agreement will be assessed as of such date, and (ii) the elements of the Company’s Warranties that are qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification, shall be true, accurate and not misleading in all respects (to avoid double-qualifications);

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3.1.2	the Company shall have complied in all material respects with all of the covenants and other undertakings under this Agreement;

3.1.3	the Resolutions shall have been adopted at the AGM;

3.1.4	the Board of Directors of the Company shall have approved the Notes Offering and Warrants Offering;

3.1.5	the Company shall have duly executed and delivered the Registration Rights Agreement;

3.1.6	the Company shall have delivered the Legal Opinions;

3.1.7	no Material Adverse Change shall have occurred between the date of this Agreement and the Completion Date; and

3.1.8	no court or regulatory authority of competent jurisdiction shall have given an order or issued any regulatory action that would prevent or materially impair the ability of the Investors to perform their respective obligations under this Agreement or consummate the transactions contemplated herein.

3.2	Any Condition may be waived in whole or in part, on behalf of all of the Investors, by Investors representing in the aggregate a majority of the contemplated Investment as set out in Schedule (C) (the “Requisite Investors”), in their absolute discretion by notice in writing to the Company. The Company and the Requisite Investors on behalf of all of the Investors may agree in writing to extend the time for satisfaction of any Condition.

3.3	The Company undertakes to each of the Investors to use its best efforts to fulfil, or at the Company’s own expense procure the fulfilment of, the Conditions by the times and dates specified in Clause 3.4.

3.4	Subject to the provisions of Clause 8.3, if any Condition becomes incapable of being fulfilled (and is not waived by the Requisite Investors on behalf of all of the Investors) or if all the Conditions are not fulfilled (or waived by the Requisite Investors on behalf of all of the Investors) in accordance with Clause 3.1 or 3.2 by 30 June 2015, no party shall be obliged to perform any further obligations under this Agreement (other than under or by reference to this Clause 3.4 and Clauses 1, 5, 6, 7, 8 and 11 which shall remain in full force and effect) and in such event (except in relation to any breaches prior to the relevant date) no Party to this Agreement shall have any claim against any other Party to this Agreement for costs, damages, compensation or otherwise (except as set out in Clause 11.7).

3.5	The obligations of the Company to consummate the Notes Offering and Warrants Offering to each Investor as set out in Clause 4 is subject to and conditional upon the satisfaction, on the Completion Date, of the delivery by such Investor of the Accredited Investor Certification certifying the “accredited investor” status under the U.S. Securities Act of the Investor. If on the Completion Date, any Investor’s Warranty contained in this Agreement or in such Investor’s Accredited Investor Certification is untrue, inaccurate or misleading in any material respect such that the Company reasonably determines that the issue of Notes or Warrants to such Investor would be required to be registered under the U.S. Securities Act, then the Company shall be entitled to terminate this Agreement with respect to such Investor by giving notice in writing to such Investor at any time prior to Completion.

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4	COMPLETION OF NOTES OFFERING AND WARRANTS OFFERING

4.1	Upon the adoption of the Resolutions by the AGM, the Company shall notify the Investors of the fulfilment of such Condition and, subject to the fulfilment of the remaining Conditions, the Completion shall take place on a date that is not later than three (3) Business Days following the day when the AGM approved the Resolutions, or such later date as agreed between the Company and the Requisite Investors. At the Completion:

4.1.1	the Company shall conduct the Notes Offering and Warrants Offering pursuant to the Notes Offering Terms and Conditions and the Warrants Offering Terms and Conditions;

4.1.2	each of the Investors shall subscribe for its portion of the Notes and Warrants, to the extent any Investor resolves to execute its contractual right to subscribe for its portion of Warrants, by executing a subscription list substantially in the form as set out in Schedule 4.1.2 (the “Subscription List”) and procure the payment on the Completion Date for the Notes being subscribed for by such Investor set forth in Schedule (C) to the account designated by the Company to the Investors, which the Company shall have so designated and notified the Investors of at least two (2) Business Days prior to the Completion Date; and

4.1.3	the Company shall approve the Subscriptions as soon as the full principal amount of the Notes set forth in Schedule (C) has been received and deliver to the Investors the Notes and Warrants and extracts of the minutes of the resolution of the Board of Directors of the Company effecting the approval of the Subscriptions.

4.2	The Company undertakes, as soon as reasonably possible, following the Completion, to apply to the Finnish Trade Register for and shall duly pursue the registration of the resolution on the Notes Offering and Warrants Offering.

5	DUE DILIGENCE

5.1	The Parties acknowledge that the Investors have been given the opportunity to conduct and the Investors have conducted the Due Diligence to the extent deemed appropriate by the Investors.

5.2	Each of the Investors acknowledges and agrees that in entering into this Agreement it is not only relying on the Company’s Warranties, but also on its own investigation, understanding and analysis of the business of the Company and related documentation and information.

5.3	It is understood that nothing in Clause 5.1 or Clause 5.2 shall restrict any liability that the Company may have towards any Investor under applicable laws, including but not limited to liability towards any Investor that the Company may have under the Finnish Securities Markets Act for any non-compliance by the Company with any of the disclosure obligations imposed on the Company under the said Act.

6	REPRESENTATIONS AND WARRANTIES

6.1	The Company represents and warrants to each of the Investors that each of the Company’s Warranties, as set out in Schedule 6.1, is true, accurate and not misleading at the date of this Agreement and on the Completion Date, respectively.

6.2	Each of the Investors represents and warrants to the Company that each of the Investor’s Warranties, as set out in Schedule 6.2, is true, accurate and not misleading with respect to such Investor at the date of this Agreement and on the Completion Date, respectively.

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6.3	Each of the Investors undertakes to the Company to complete and deliver to the Company on the Completion Date the Accredited Investor Certification.

6.4	The Company undertakes to each of the Investors and each of the Investors undertakes to the Company:

6.4.1	not to do, or omit to do, anything which would or might cause any Warranty given by the respective Party that is not qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification to become untrue, inaccurate, misleading or breached at any time in any material respect (by reference to the facts and circumstances existing at that time) before the Completion Date;

6.4.2	not to do, or omit to do, anything which would or might cause any Warranty given by the respective Party that is qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification to become untrue, inaccurate, misleading or breached at any time in any respect (by reference to the facts and circumstances existing at that time) before the Completion Date;

6.4.3	to promptly give notice to the other Parties if it becomes aware of a fact or circumstance that constitutes or would reasonably be expected to give rise to a breach in any material respect of any Warranty given by it that is not qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification, or that has caused or would or might cause any such Warranty given by it to become untrue, inaccurate, misleading at any time in a material respect (by reference to the facts and circumstances existing at that time) before the Completion Date; and

6.4.4	to promptly give notice to the other Parties if it becomes aware of a fact or circumstance that constitutes or would reasonably be expected to give rise to a breach of any Warranty given by it that is qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification, or that has caused or would or might cause any such Warranty given by it to become untrue, inaccurate, misleading at any time in any respect (by reference to the facts and circumstances existing at that time) before the Completion Date.

6.5	The Parties acknowledge that the Company shall not be deemed to be in breach of any of the Company’s Warranties to the extent the facts, matters, occurrences or events constituting the relevant breach have been fairly disclosed (i) publicly through a stock exchange release prior to the execution of this Agreement, (ii) in the Offering Memorandum or (iii) in the Other Offering Information, provided, however, that nothing in this sentence shall restrict any liability that the Company may have towards any Investor under applicable laws, including but not limited to liability towards any Investor that the Company may have under the Finnish Securities Markets Act for any non-compliance by the Company with any of the disclosure obligations imposed on the Company under the said Act.

6.6	Each of the Company’s Warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of them or any term of this Agreement.

6.7	References in this Agreement to a Company’s Warranty being (or not being) true and accurate or being (or not being) misleading “in a material respect” or other references to “material” shall mean material in the context of the Company, its business operations and the Investment.

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7	INDEMNIFICATION

7.1	Subject to Clause 6.5, the Company hereby irrevocably and unconditionally agrees with regard to the Offerings (but not with regard to the U.S. Offering) to indemnify each Investor against any loss, damage, reasonable costs, claims, charges and expenses, including all reasonable legal fees, costs and expenses (collectively, “Loss”) and to pay an amount equal to the amount of such Loss which such Investor may actually suffer or incur as a result of or arising out of or in connection with (i) any breach or alleged breach of any of the Company’s Warranties or any of the Company’s Warranties being untrue, inaccurate or misleading in any respect at the date of this Agreement or the Completion Date or (ii) any breach by the Company of any of its obligations under the terms of this Agreement, including without limitation the Notes Offering Terms and Conditions and the Warrants Offering Terms and Conditions, but excluding the Registration Rights Agreement; always provided, however, that, absent willful default, fraud or gross negligence on the part of the Company, the aggregate amount of any possible indemnification (including, without limitation, interest and penalty interest, if any) payable pursuant to this Clause 7 shall not exceed the total amount of the Investment by the Investors in the Notes Offering.

7.2	The indemnity contained in Clause 7.1:

7.2.1	shall not extend to any losses of an Investor to the extent that they arise out of willful default, fraud or gross negligence of such Investor or their authorized representatives, or as a result of a breach by such Investor or their authorized representatives under its obligations or the Investor’s Warranties under this Agreement;

7.2.2	shall not apply to the extent prohibited by law or other regulatory rules to which the Company is subject.

7.3	The indemnity pursuant to Clause 7.1 shall remain in full force and effect notwithstanding the Completion.

7.4	For the avoidance of doubt, should any amount paid or payable under this Agreement to any Investor be itself subject to tax in the hands of the recipient or be required by law to be paid under any deduction or withholding, the Company shall pay such sum as will after any such tax, deduction or withholding leave the Investor with the same amount as it would have had if no such tax had been payable and no deduction or withholding had been made, and such payments and adjustments shall be made as may be necessary to give effect to this Clause 7.4.

7.5	The indemnity set out in Clause 7.1 shall extend to all reasonable costs, charges and expenses (including without limitation all reasonable legal fees and expenses) which the Investors may incur or bear in disputing any claim made against it or in establishing any claim on its part under the provisions of this Clause 7.

7.6	If any Investor reasonably believes that there may be circumstances giving rise to a claim under Clause 7.1 the Company undertakes to co-operate with any reasonable request by the Investor in relation to such circumstances.

7.7	The indemnity set out in Clause 7.1 is in addition to any liability (without double-counting) which the Company may otherwise have to an Investor.

7.8	Absent willful default, fraud or gross negligence on the part of an Investor, the aggregate amount of any possible liability of an Investor under this Agreement shall not exceed the total amount of the Investment by the Investor in the Notes Offering.

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8	TERMINATION

8.1	If at any time prior to the Completion Date,

8.1.1	there shall have been a Material Adverse Change;

8.1.2	it shall have occurred, happened or come into effect that (i) any Company’s Warranty contained in this Agreement that is not qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification was untrue, inaccurate or misleading in a material respect when made or (ii) any Company’s Warranty contained in this Agreement that is qualified by, or subject to an exception for, materiality, Material Adverse Change or similar qualification was untrue, inaccurate or misleading in any respect when made (to avoid double-qualifications);

8.1.3	it shall come to the notice of any of the Investors that any statement in the Offering Memorandum or the Other Offering Information is incorrect or has become untrue, incorrect or misleading in a material respect as a result of a new matter or change or that a new matter has arisen or a change has taken place which would, if the Offering Memorandum would have been published or the Other Offering Information would have been provided at that time, constitute a material omission therefrom that would have materially affected any Investor’s decision to participate in the Investment; or

8.1.4	the Company shall fail to comply with any of its undertakings or other obligations under this Agreement in a material respect,

then the Requisite Investors shall be entitled, after consultation with the Company, to terminate this Agreement by giving notice in writing to the Company at any time prior to Completion.

8.2	If at any time prior to the Completion Date it shall have occurred, happened or come into effect that any Investor’s Warranty contained in this Agreement was untrue, inaccurate or misleading in any material respect when made in a manner that would prevent the purchase by the Investors of the Notes, then the Company shall be entitled, after consultation with the Investors, to terminate this Agreement by giving notice in writing to each of the Investors at any time prior to Completion.

8.3	If this Agreement is terminated pursuant to the provisions of Clause 8.1 or 8.2, any such termination shall be without prejudice to any accrued rights or obligations of any Party or to any actions already undertaken by any Party under this Agreement.

8.4	Notwithstanding any termination of this Agreement the provisions of Clauses 1, 5, 6, 7, 8 and 11 shall remain in full force and effect.

9	OTHER COVENANTS

9.1	The Company undertakes to each of the Investors that it will not, for a period from signing of this Agreement until Completion:

9.1.1	take any action to solicit, initiate, encourage or assist:

(a)

the submission of any proposal, negotiation or offer from any person or entity other than the Investors or their representatives or, solely in connection with the transactions described in Background (B), certain

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existing shareholders of the Company relating to the issuance of Shares or other securities entitling to Shares or any securities of any subsidiary of the Company; or

(b)	the acquisition, sale, lease, license or other disposition of the Company or any of its subsidiaries or any material part of the assets of the Company or any of its subsidiaries, or any public tender offer for the Shares; or

(c)	any joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange or other similar business transaction involving the Company or any of its subsidiaries;

9.1.2	engage in negotiations or enter into any agreement with any party (subject to the exceptions described Clause 9.1.1(a)) or take any action concerning any such transaction described in Clause 9.1.1, subject to fiduciary duties of the Company’s Board of Directors with respect to the transactions described in Clause 9.1.1(b) and Clause 9.1.1(c); and

the Company shall notify each of the Investors within three (3) Business Day of any inquiries by any third parties in regards to the foregoing.

9.2	Each of the Investors shall duly execute and deliver the Lock-up Agreement, concurrently with the execution of this Agreement, in the form set out in Schedule 1.21.

9.3	The Company shall use its best efforts to consummate the U.S. Offering as promptly as possible following the AGM and in no event later than six (6) months thereafter. To the extent that the Company issues ADSs in the U.S. Offering, following the U.S. Offering and as requested by the Investors, the Company will deposit New Shares held by the Investors from time to time with the ADS depositary and cause the ADS depositary to issue ADSs to the Investors upon deposit of such New Shares, provided that the Company shall not be required to deposit such New Shares in exchange for ADSs on or prior to the date that is six (6) months from the date of the final prospectus for the U.S. Offering or to do so except in compliance with the U.S. Securities Act. The Company will pay reasonable expenses of the Investors for the exchange of New Shares for ADSs, such expenses not to exceed the aggregate amount of USD 250,000.

9.4	The Company shall use its best efforts to enable the Admission of New Shares on or before the earliest of (i) the U.S. Offering, (ii) the listing by the Company of other Shares on the Helsinki Stock Exchange or its successors, however, provided that the Admission of New Shares would not require additional documentation (including, but not limited to, the publication of a prospectus under the Finnish Securities Markets Act) by the Company, and (iii) the date six (6) months from the issue of New Shares.

10	U.S. TAX MATTERS

10.1

Information Reporting. The Company shall at any time upon the reasonable request of an Investor and as soon as practicable deliver any information reasonably requested by any Investor in order to assist such Investor or any person who is a direct or indirect beneficial owner of such Investor with the preparation of its tax returns, complying with reporting obligations under the United States Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, pursuant to Sections 6038, 6038B, or 6038D of the Code and the rules and Treasury Regulations promulgated thereunder) and other obligations under the Code or any other applicable tax laws, or obtaining any benefit pursuant to the Code or other applicable tax laws; provided, however, that with respect to this Clause 10.1

15 (19)

the Company shall not be required to provide any (i) information not readily available to the Company without the incurrence of significant cost or expense unless the requesting Investor agrees to reimburse the Company for any incremental cost or expense incurred in collecting, preparing and/or delivering such information to such Investor; or (ii) any information that would constitute inside information under applicable laws and regulations.

10.2	Passive Foreign Investment Company. The Company shall: (i) as soon as practicable using commercially reasonable efforts after the end of each calendar year, examine its status as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code, and the PFIC status of its subsidiaries, in consultation with its tax advisors and promptly notify each Investor of such PFIC statuses, (ii) as each such Investor may reasonably request, provide any assistance and information necessary to determine whether the Company or any of its subsidiaries is a PFIC and (iii) in respect of each calendar year which the Company or any of its subsidiaries is or reasonably may be determined to be a PFIC in the opinion of the Company (in consultation with its tax advisors) or any Investor, as soon as practicable using commercially reasonable efforts after the end of each calendar year, make available the statements and information (including, without limitation, a valid PFIC Annual Information Statement prepared in accordance with the provisions of the Code and Treasury Regulations promulgated thereunder, which Annual Information Statement shall include the Investor’s share of the ordinary earnings and net capital gain as provided in Section 1293(e) of the Code) necessary to enable an Investor and any person who is a direct or indirect beneficial owner of such Investor to comply with all provisions of the Code with respect to PFICs, including but not limited to, making and complying with the requirements of a “Qualified Electing Fund” election (a “QEF Election”) pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Section 1.1295-3 of the Treasury Regulations with respect to the Company or any of its subsidiaries, as applicable.

10.3	Controlled Foreign Corporation.

(a)	The Company shall: (i) as soon as practicable using commercially reasonable efforts after the end of each calendar year, examine its “controlled foreign corporation” status as defined in Section 957 of the Code and the Treasury Regulations thereunder (“CFC”) and the CFC status of its subsidiaries in consultation with its tax advisors and shall immediately notify each Investor if, based on the information known to the Company, the Company believes that it or any of its subsidiaries was a CFC for such calendar year, (ii) as an Investor may reasonably request, provide assistance and the information necessary to determine whether the Company or any of its subsidiaries is a CFC, and (iii) in respect of each calendar year for any portion of which the Company or any of its subsidiaries is or may be deemed a CFC in the reasonable opinion of the Company (in consultation with its tax advisors) or any Investor, as soon as practicable using commercially reasonable efforts after the end of the calendar year, as the case may be, make available the information necessary to enable each Investor (and any person who is a direct or indirect beneficial owner of such Investor) that is a “U.S. Person” of the Company (as defined below) to comply with all CFC reporting and other requirements of the Code with respect to the Company or its subsidiaries. In the event that the Company or any of its subsidiaries is determined by counsel or accountants for any Investor to be a CFC as defined in the Code, the Company agrees to use commercially reasonable efforts, to the extent not inconsistent or incompatible with the Company’s, or if applicable, any subsidiary’s, current or intended business operations, plans or objectives, to avoid generating Subpart F Income (as defined below).

16 (19)

(b)	If it is determined, either by the Company or by any Investor or any taxing authority, that the Company or any subsidiary is or reasonably may be a CFC for any calendar year, the Company shall, as soon as practicable using commercially reasonable efforts after the end of such calendar year, determine, and make available to each Investor a written report of the amount and character of any Subpart F Income, any Section 956 Amount (as defined below) and earnings and profits (as determined for U.S. federal income tax purposes) generated by such entity during such calendar year and the amount of each such Investor’s pro rata portion of such Subpart F Income and Section 956 Amount. For purposes of this Clause 10, “U.S. Person” means any “United States person” as defined in Section 7701(a)(30) of the Code and the Treasury Regulations thereunder, “Subpart F Income” means “subpart F income” as defined in Section 952 of the Code and the Treasury Regulations thereunder, and “Section 956 Amount” means any amount described in Sections 951(a)(1)(B) and 956 of the Code and the Treasury Regulations thereunder.

10.4	This Clause 10 shall remain applicable at all times while the Investors own Shares in the Company.

11	MISCELLANEOUS

11.1	Publicity

The Parties shall keep, and shall have their respective affiliates, employees and other representatives keep, the contents of this Agreement, the transactions contemplated hereby and the negotiations and possible proceedings in relation hereto confidential indefinitely, except as required for the conclusion of this Agreement or by any relevant laws or applicable stock exchange rules. All press releases and announcements concerning any of the foregoing shall be subject to the prior written consent of the Parties, which shall not be unreasonably withheld. The Investors acknowledge the fact that the Company is required to disclose the existence and the main contents of this Agreement in (i) the prospectus to be prepared under Finnish law for the Admission of Shares issued in the U.S. Offering and the automatic conversion of the Notes, (ii) the F-1 registration statement prepared for the U.S. Offering, (iii) the Announcement Releases and (iv) at the AGM.

11.2	Notices

All notices and other communication arising out of or relating to this Agreement shall be in writing in the English language and shall be sent by express courier, fax or e-mail to the relevant Party at the following address or fax number or at such other address or fax number which has been provided in accordance with this Clause 11.2. Notices and other communication shall be deemed to have been received by the relevant Party (a) on the fifth (5th) Business Day after the day of sending if sent by express courier; or (b) on the day of transmission if sent by fax or e-mail, provided that a confirmation of successful transmission has been obtained.

If to the Company:

Biotie Therapies Corp.

address: Joukahaisenkatu 6, 20250 Turku, Finland

fax: +358 2 274 8910

e-mail: david.cook@biotie.com

attention: David Cook

17 (19)

with a copy (which shall not constitute a notice) to:

Hannes Snellman Attorneys Ltd

address: Eteläesplanadi 20, FIN-00130 Helsinki, Finland

e-mail: sonja.siggberg@hannessnellman.com

fax: +358 9 177 393

attention: Sonja Siggberg

If to any of the Investors:

To such Investor at the address or fax number provided with respect to such Investor on Schedule (C), with copies as indicated thereon.

11.3	Schedules

All Schedules referred to in this Agreement are incorporated in and made part of this Agreement by such reference.

11.4	Entire Agreement

This Agreement represents the entire understanding and agreement between the Parties with respect to its subject matter and supersedes all prior agreements (including but not limited to the Term Sheet) relating to such subject matter.

11.5	Amendments

Any of the provisions of this Agreement may be amended at any time by the mutual written agreement by the Parties.

11.6	Assignment

This Agreement and the rights and obligations specified herein are binding only upon the Parties and may not be assigned to any third party (including but not limited by operation of law in connection with a merger or division of a Party).

11.7	Costs

The Company shall pay Vivo, on behalf of the Investors, due diligence costs and legal fees incurred by the Investors with respect to the initial financing provided through the subscription of Notes under this Agreement up and until Completion, such costs and fees not to exceed the aggregate amount of USD 200,000. The Company shall have no payment obligations towards an Investor under this Clause 11.7, if the Agreement is terminated prior to Completion with respect to such Investor due to a breach of any Investor’s Warranty by such Investor contained in this Agreement or in the Accredited Investor Certification, it being understood that such breach and termination shall not result in a reduction of the USD 200,000 payable to non-breaching Investors under this Clause 11.7.

11.8	Independent Nature of Investors’ Obligations and Rights.

The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such

18 (19)

obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

11.9	Governing Law

This Agreement shall be governed by and construed in accordance with Finnish law, excluding the application of its conflict of law rules.

11.10	Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement, or the transactions contemplated hereby, or the breach, termination or validity thereof shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of the arbitration shall be Zurich, Switzerland. The language of the arbitration shall be English. At any time, a party may seek or obtain preliminary, interim or conservatory measures from the arbitrators or from a court.

11.11	Counterparts of Agreement

This Agreement has been executed in six (6) identical counterparts, one (1) for each of the Parties.

(Signatures to follow)

19 (19)

BIOTIE THERAPIES CORP.

/s/ Timo Veromaa
By: Timo Veromaa Title: President and CEO

VIVO CAPITAL FUND VIII, L.P.

By: Its:	Vivo Capital VIII, LLC General Partner

/s/ Albert Cha
By: Albert Cha
Title: Managing Member

VIVO CAPITAL SURPLUS FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

/s/ Albert Cha
By: Albert Cha
Title: Managing Member

ORBIMED PRIVATE INVESTMENTS V, LP

By: Its:	OrbiMed Capital GP V LLC General Partner

By: Its:	OrbiMed Advisors LLC Managing Member

/s/ Jonathan Silverstein
By: Jonathan Silverstein Title: Member

VERSANT VENTURE CAPITAL III, L.P. VERSANT SIDE FUND III, L.P.

By: Its:	Versant Ventures III, LLC General Partner

/s/ Brian G. Atwood
By: Brian G. Atwood Title: Managing Director

VERSANT VENTURE CAPITAL V, L.P. VERSANT AFFILIATES FUND V, L.P. VERSANT OPHTHALMIC AFFILIATES FUND I, L.P.

By: Its:	Versant Ventures V, LLC General Partner

/s/ Kirk Nielsen
By: Title: Managing Director

VERSANT VENTURE CAPITAL V (CANADA) LP

By:	Versant Ventures V (Canada), L.P., Versant Ventures V GP-GP (Canada), Inc.
Its:	General Partner

/s/ Kirk Nielsen
By: Title: Director

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli Title: Partner

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli Title: Partner

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli Title: Partner

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli Title: Partner

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS H-1, L.L.C.

By:	HB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By:	PB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli Title: Partner

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By:	YB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli Title: Partner

THE BAILEY 1995 FAMILY TRUST

/s/ Don M. Bailey
By: Don M. Bailey Title: Trustee

Schedule (C) – Investment divided per Investor

Schedule (C)

Investment divided per Investor

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants

Vivo Capital Fund VIII, L.P., a private limited partnership incorporated and existing under the laws of Delaware, having its registered office at 1209 Orange Street, Wilmington, Delaware 19801.

address:   575 High Street, Suite 201, Palo Alto, CA 94301

fax:          650-688-0818

e-mail:     acha@vivocapital.net

attention: Albert Cha

	6 846 278,10	45 641 854	45 641 854

Vivo Capital Surplus Fund VIII, L.P., a private limited partnership incorporated and existing under the laws of Delaware, having its registered office at 1209 Orange Street, Wilmington, Delaware 19801.

address:   575 High Street, Suite 201, Palo Alto, CA 94301

fax:          650-688-0818

e-mail:     acha@vivocapital.net

attention: Albert Cha

	945 388,65	6 302 591	6 302 591

OrbiMed Private Investments V, LP, registration number 5355410, a limited partnership organized and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.

address:   601 Lexington Avenue, 54th Floor, New York, NY 10022

fax:          212-739-6400

	7 791 666,60	51 944 444	51 944 444

1 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants
e-mail: coopera@orbimed.com attention: Alex Cooper, General Counsel

Versant Venture Capital III, L.P., (registration number 4048675), a private limited partnership incorporated and existing under the laws of Delaware, having its registered office in 1209 Orange St., Wilmington, Delaware 19801.

address:   One Sansome Street, Suite 3630, San Francisco, CA 94104

fax:          (415) 801-8101

e-mail:     knielsen@versantventures.com

attention: Kirk Nielsen and Robin Praeger

	1 309 517,85	8 730 119	8 730 119

Versant Side Fund III, L.P., (registration number 4054736), a private limited partnership incorporated and existing under the laws of Delaware, having its registered office in 1209 Orange St., Wilmington, Delaware 19801.

address:   One Sansome Street, Suite 3630, San Francisco, CA 94104

fax:          (415) 801-8101

e-mail:     knielsen@versantventures.com

attention: Kirk Nielsen and Robin Praeger

	7 734,45	51 563	51 563

Versant Venture Capital V, L.P., (registration number 5418456), a private limited partnership incorporated and existing under the laws of Delaware, having its registered office in 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address:   One Sansome Street, Suite 3630, San Francisco, CA 94104

fax:          (415) 801-8101

e-mail:     knielsen@versantventures.com

attention: Kirk Nielsen and Robin Praeger

	4 877 231,55	32 514 877	32 514 877

2 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants

Versant Affiliates Fund V, L.P., (registration number 5418523), a private limited partnership incorporated and existing under the laws of Delaware, having its registered office in 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address:   One Sansome Street, Suite 3630, San Francisco, CA 94104

fax:          (415) 801-8101

e-mail:     knielsen@versantventures.com

attention: Kirk Nielsen and Robin Praeger

	146 709,60	978 064	978 064

Versant Ophthalmic Affiliates Fund I, L.P., (registration number 5312893), a private limited partnership incorporated and existing under the laws of Delaware, having its registered office in 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address:   One Sansome Street, Suite 3630, San Francisco, CA 94104

fax:          (415) 801-8101

e-mail:     knielsen@versantventures.com

attention: Kirk Nielsen and Robin Praeger

	162 625,20	1 084 168	1 084 168

Versant Venture Capital V (Canada) LP, (registration number 240559245), a private limited partnership incorporated and existing under the laws of Ontario, Canada, having its registered office in 199 Bay St Commerce Court West, No 4000, Toronto, Canada, M5L 1A9.

address:   One Sansome Street, Suite 3630, San Francisco, CA 94104

fax:          (415) 801-8101

e-mail:     knielsen@versantventures.com

attention: Kirk Nielsen and Robin Praeger

	371 181,30	2 474 542	2 474 542

Baupost Private Investments A-1, L.L.C., a limited liability company formed and	452 833,35	3 018 889	3 018 889

3 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants

existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

Baupost Private Investments B-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com

	179 208,30	1 194 722	1 194 722

4 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants
attention: Jeffrey R. Katz and Sarah Schaffer Raux

Baupost Private Investments C-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

	1 023 458,40	6 823 056	6 823 056

Baupost Private Investments H-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

	324 041,70	2 160 278	2 160 278

5 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants
02199-3600 fax: +1 617-235-0617 and +1 617-235-9289 e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

Baupost Private Investments P-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

	166 375,05	1 109 167	1 109 167

Baupost Private Investments Y-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

	117 333,30	782 222	782 222

6 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

Baupost Private Investments BVI-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

	285 541,65	1 903 611	1 903 611

Baupost Private Investments BVII-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation

Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com

	357 958,35	2 386 389	2 386 389

7 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants

attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

Baupost Private Investments BVIII-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

	142 541,70	950 278	950 278

Baupost Private Investments BVIV-1, L.L.C., a limited liability company formed and existing under the laws of Delaware, having its registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

address: c/o The Baupost Group, L.L.C., 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116, United States of America

	1 534 041,60	10 226 944	10 226 944

8 (9)

Investors and Addresses for Notice	Investment Amount (EUR)	Number of Notes	Number of Warrants

fax: +1 617-451-7337

e-mail: gac@baupost.com; cjb@baupost.com; jharvey@baupost.com attention: Gregory A. Ciongoli; Collin J. Beecroft; and John Harvey

With a copy (which shall not constitute notice) to:

address: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

02199-3600

fax: +1 617-235-0617 and +1 617-235-9289

e-mail: jeffrey.katz@ropesgray.com and sarah.schafferraux@ropesgray.com attention: Jeffrey R. Katz and Sarah Schaffer Raux

The Bailey 1995 Family Trust address: 5748 Grandview Ave, Yorba Linda CA, 92886 e-mail: donmatthewbailey@sbcglobal.net attention: Don M. Bailey	458 333,40	3 055 556	3 055 556
Total	27 500 000,10	183 333 334	183 333 334

9 (9)

Schedule 1.5 – AGM Notice

BIOTIE THERAPIES CORP.	STOCK EXCHANGE RELEASE	23 April 2015 at [ ].

INVITATION TO THE ANNUAL GENERAL MEETING OF BIOTIE THERAPIES CORP.

Notice is given to the shareholders of Biotie Therapies Corp. to the Annual General Meeting to be held on Tuesday, 26 May 2015 at 10.00 a.m. (Finnish time) at the Conference center Mauno, President auditorium of Biocity –building, address Tykistökatu 6, Turku, Finland. The reception of shareholders who have registered for the meeting and the distribution of voting tickets will commence at 9.30 a.m. (Finnish time).

A. MATTERS ON THE AGENDA OF THE ANNUAL GENERAL MEETING

At the Annual General Meeting, the following matters will be considered:

1. Opening of the meeting

2. Calling the meeting to order

3. Election of persons to confirm the minutes and to supervise the counting of votes

4. Recording the legality of the meeting

5. Recording the attendance at the meeting and adoption of the list of votes

6. Presentation of the financial statements, the report of the Board of Directors and the auditor’s report for the year 2014

- Review by the CEO

- The company’s equity is less than a half of the share capital, if the capital loans are not counted among the items of the company’s shareholders’ equity. Possible measures to remedy the financial position of the company.

7. Adoption of the financial statements

8. Booking of the result of the financial year

The Board of Directors proposes that no dividend for the financial year 2014 will be paid and that the net income of the parent company for the financial year of EUR 5,1 million (FAS) will be carried forward to shareholders’ equity.

9. Resolution on the discharge of the members of the Board of Directors and the Managing Director from liability

10. Resolution on the remuneration of the members of the Board of Directors

The Board of Directors proposes on the basis of the recommendation of the Nomination and Remuneration Committee that the annual remuneration payable to the members of the Board of Directors would be as follows: EUR 52,000 for the Chairman, EUR 46,000 for the Deputy Chairman and EUR 36,000 for other Board members. Further, it is proposed that the following annual remuneration is paid to the Committees of the Board of Directors: EUR 10,000 for the Chairman of the Audit Committee, EUR 8,000 for the other Audit Committee members, EUR 8,000 for the Chairman of the Nomination and Remuneration Committee and EUR 4,000 for the other Nomination and Remuneration Committee members. In addition, it is proposed that reasonable travel expenses in connection with meetings would be compensated.

11. Resolution on the number of members of the Board of Directors

The Board of Directors proposes on the basis of the recommendation of the Nomination and Remuneration Committee that the number of members of the Board of Directors would be five (5).

12. Election of members of the Board of Directors

The Board of Directors proposes on the basis of the recommendation of the Nomination and Remuneration Committee that the following current members of the Board would be re-elected as members of the Board of Directors for the term expiring at the end of the following Annual General Meeting: William M. Burns, Merja Karhapää, Bernd Kastler, Ismail Kola and Guido Magni.

13. Resolution on the remuneration of the auditors

The Board of Directors proposes on the basis of the recommendation of the Audit Committee that the auditors’ fees would be paid pursuant to a reasonable invoice.

14. Election of the auditors

The Board of Directors proposes on the basis of the recommendation of the Audit Committee that the number of auditors would be resolved to be one (1) and that PricewaterhouseCoopers Oy, authorised public accountants, would be elected as the auditor of the company. PricewaterhouseCoopers Oy has notified the company that Samuli Perälä, Authorised Public Accountant, would act as the auditor in charge.

15. Authorizing the Board of Directors to decide on the issuance of shares as well as the issuance of options and other rights entitling to shares

The Board of Directors proposes that the Annual General Meeting would authorize the Board of Directors to resolve by one or several decisions on issuances which contains the right to issue new shares or dispose of the shares in the possession of the company and to issue options or other rights entitling to shares pursuant to chapter 10 of the Finnish Companies Act. The authorization would consist of up to 95,000,000 shares in the aggregate.

The authorization would not exclude the Board of Directors’ right to decide on a directed issue. The authorization is proposed to be used for material arrangements from the company’s point of view, such as financing or implementing business arrangements or investments or for other such purposes determined by the Board of Directors in which case a weighty financial reason for issuing shares, options or other rights and possibly directing a share issue would exist.

The Board of Directors would be authorized to resolve on all other terms and conditions of the issuance of shares, options and other rights entitling to shares as referred to in chapter 10 of the Finnish Companies Act, including the payment period, grounds for the determination of the subscription price and the subscription price or allocation of shares, option or other rights free of charge or that the subscription price may be paid besides in cash also by other assets either partially or entirely.

The authorization would be effective until 30 June 2016. The Board of Directors proposes that the authorization would supersede earlier authorizations.

16. Resolutions relating to the Transaction (as defined below) on authorizing the Board of Directors to decide on issuances of shares and special rights entitling to shares as well as election of the members of the Board of Directors

Biotie announced on 23 April 2015 its plans to strengthen its capital structure to finance a Phase 3 double-blinded clinical trial, including the open label extension, of its lead product candidate tozadenant by in aggregate approximately EUR 95 million through a directed issue of up to EUR 42.5 million convertible promissory notes (the “Convertible Notes”) and other equity-based instruments (the “Warrants”) to certain US investors and certain existing shareholders (the “Investors”) as well as a US public offering of American Depositary Receipts representing the company’s shares (the “US IPO”) and potential other offerings in connection with the US IPO.

The convertible loan, represented by the Convertible Notes, will be subscribed for and the proceeds thereof will be paid to the company shortly after the Annual General Meeting and each Convertible Note will have a conversion price of EUR 0.15 per share. The Convertible Notes can be converted by their holders at any time prior to the repayment of the Convertible Notes. The Convertible Notes automatically convert into new shares in the company upon completion of the US IPO and, should the US IPO not take place, the company can force the conversion of the Convertible Notes at any time after 1 May 2016. The Convertible Notes can be repaid by the company on after 1 May 2035 if, and to the extent, they have not been converted.

Each Warrant entitles the holder to subscribe for one new or treasury share in the company at a subscription price of EUR 0.17. The Warrants, irrespective of the contemplated US IPO, may be exercised for a period of five (5) years from a date falling five (5) months after issuance of the Warrants.

The transaction, including the issuance of Convertible Notes and Warrants, the US IPO and possible other offerings in connection with the US IPO (hereinafter the “Transaction”), is conditional on, inter alia, the granting of necessary authorizations and election of new Board members by the Annual General Meeting of Biotie. The Transaction and the agreement between the company and the Investors have been described in more detail in the company’s stock exchange release published on 23 April 2015.

The Board of Directors, having considered various strategies for financing the Tozadenant Phase 3 Trial, has concluded that the issuance of the Convertible Notes and Warrants, and the carrying out of the US IPO and potential other offerings in connection with the US IPO, is the most favorable option for the company to raise the large amount of capital required to conduct such a study. This strategy will enable the product to move quickly into clinical trials for the benefit of patients, and consequently, to maximize the value of tozadenant to the company and its shareholders. There are, therefore, weighty financial reasons from the company’s perspective for deviating from shareholders’ pre-emptive subscription rights in the issuance of Convertible Notes and Warrants, and shares in the US IPO.

In order to implement the Transaction, the Board of Directors proposes that the Annual General Meeting would (i) authorize the Board of Directors to resolve on the issuance of shares and special rights giving title to shares for the purposes of the issuance of Convertible Notes and Warrants and the US IPO and (ii), on the basis of the recommendation of the Nomination and Remuneration Committee, elect two (2) new members of the Board of Directors conditional upon the completion of the issuance of Convertible Notes, as further set out below.

Existing shareholders representing in aggregate more than 50 per cent of all the shares and votes in the company have indicated that they will support the proposal of the Board of Directors.

The proposed authorizations, as presented in items 16 a) - c) below, will not, if approved by the Annual General Meeting, revoke each other.

The following proposals of the Board of Directors and its Nomination and Remuneration Committee form an entirety that requires the adoption of all its individual items by a single decision.

16 a) Authorizing the Board of Directors to decide on the issuance of Convertible Notes and Warrants

The Board of Directors proposes that the Annual General Meeting would authorize the Board of Directors to resolve on the issuance of special rights entitling to shares referred to in Chapter 10, Section 1 of the Finnish Companies Act (624/2006, as amended) for the purpose of the issuance of Convertible Notes and Warrants to the Investors, by one or several decisions as set out above and as follows.

The combined aggregate number of new shares and/or treasury shares to be potentially issued by virtue of the special rights entitling to shares under the Convertible Notes and Warrants shall not exceed 562,000,000 shares, which corresponds to approximately 123 per cent of the existing shares and votes in the company.

The Board of Directors would be authorized to resolve on all other terms and conditions of the issuance of Convertible Notes and Warrants. The issuance of Convertible Notes and Warrants may be carried out in deviation from the shareholders’ pre-emptive rights by way of a directed issue.

The conversion price of the Convertible Notes and exercise price of the Warrants have been determined by considering the share price of the company’s shares in public trading on NASDAQ OMX Helsinki Ltd, the non-secured and interest free nature of the Convertible Notes as well as availability and terms of possible other financing alternatives.

The authorization would be effective until 31 December 2015. This authorization shall not replace previous authorizations granted to the Board of Directors.

16 b) Authorizing the Board of Directors to decide on the issuance of shares to the company free of charge

The Board of Directors proposes that the Annual General Meeting would authorize the Board of Directors to resolve by one or several decisions on directed issuances of new shares to the company itself free of charge for the purpose that the company may dispose of such treasury shares pursuant to the exercise of Warrants. Any disposal of such treasury shares by the company would occur under the authorization referred to in item 16 a).

The authorization would consist of up to 281,000,000 shares in the aggregate. The Board of Directors would be authorized to resolve on all other terms and conditions of the issuance of shares hereunder. The authorization would be effective for five (5) years from the date of decision of the Annual General Meeting.

16 c) Authorizing the Board of Directors to decide on US IPO

The Board of Directors proposes that the Annual General Meeting would authorize the Board of Directors to resolve on the issuance of new shares for the purpose of the US IPO and potential other offerings in connection with the US IPO, by one or several decisions as set out above and as follows.

The aggregate number of new shares to be issued in the US IPO and potential other offerings in connection with the US IPO would not exceed 530,000,000 shares, which corresponds to approximately 116 per cent of the existing shares and votes in the company and approximately 42 per cent of the shares and votes in the company after such US IPO and potential other offerings in connection with the US IPO (including the dilution resulting from the automatic conversion of the Convertible Notes at the US IPO, but excluding the dilution resulting from the potential exercise of the Warrants). The subscription price in the US IPO would be determined in an offering process.

The Board of Directors would be authorized to resolve on all other terms and conditions of the US IPO and potential other offerings as a result of or in connection with the US IPO. The issuance of new shares may be carried out in deviation from the shareholders’ pre-emptive rights by way of a directed issue.

The authorization would be effective until 31 December 2015. This authorization shall not replace previous authorizations granted to the Board of Directors.

16 d) Election of Members of the Board of Directors

The Board of Directors proposes on the basis of the recommendation of the Nomination and Remuneration Committee that, conditional upon the subscription of the Convertible Notes by the Investors, the number of members of the Board of Directors would be increased to seven (7) and two (2) new members of the Board of Directors would be elected as follows:

Mr. Don M. Bailey and Mr. Mahendra G. Shah to be elected new members of the Board of Directors, both of them for the term starting on the date on which the resolution on the issuance of Convertible Notes are registered with the Finnish Trade Register, and expiring at the end of the following Annual General Meeting.

Both proposed new members have given their consent to the election. The personal details of the proposed members are available on the company’s website at www.biotie.com.

The other five (5) members of the Board of Directors elected by the Annual General Meeting under item 12 above shall continue in their positions until the end of the following Annual General Meeting.

The remuneration of the new members of the Board of Directors elected under this item 16 d) shall be in accordance with the resolution under item 10 above. For the sake of clarity, the new members of the Board of Directors elected hereunder shall be paid annual fees in proportion to the length of their term of office.

17. Closing of the meeting

B. DOCUMENTS OF THE ANNUAL GENERAL MEETING

The proposals relating to the agenda of the Annual General Meeting as well as this notice are available on Biotie Therapies Corp.’s website at www.biotie.com. In addition, Biotie Therapies Corp.’s financial statements, the report of the Board of Directors and the auditor’s report are available on the above-mentioned website. The proposals of the Board of Directors and the financial statements are also available at the meeting. Copies of these documents and of this notice will be sent to shareholders upon request. The minutes of the meeting will be available on the above-mentioned website as of 9 June 2015.

C. INSTRUCTIONS FOR THE PARTICIPANTS IN THE ANNUAL GENERAL MEETING

1. The right to participate and registration

Each shareholder, who is registered on 13 May 2015 in the shareholders’ register of the company held by Euroclear Finland Ltd, has the right to participate in the Annual General Meeting. A shareholder, whose shares are registered on his or her personal Finnish book-entry account, is registered in the shareholders’ register of the company.

A shareholder registered in the shareholders’ register of the company, who wants to participate in the Annual General Meeting, shall register for the meeting by giving a prior notice of participation at the latest on 21 May 2015 by 4.00 p.m. (Finnish time) by which time the notice needs to have arrived. Such notice can be given:

a) through the company’s website www.biotie.com;

b) by e-mail to virve.nurmi@biotie.com;

c) by telephone +358 2 274 8911; or

d) by regular mail to Biotie Therapies Corp. / Virve Nurmi, Joukahaisenkatu 6, FI-20520 Turku, Finland.

In connection with the registration, the shareholder shall notify his or her name, personal identification number, address, telephone number and the name of a possible assistant or proxy representative and the personal identification number of a proxy representative. The personal data given to Biotie Therapies Corp. is used only in connection with the Annual General Meeting and with the processing of related registrations.

A shareholder who is present at the Annual General Meeting has the right to request information with respect to the matters to be considered at the meeting pursuant to chapter 5, section 25 of the Finnish Companies Act.

2. Proxy representative and powers of attorney

A shareholder may participate in the Annual General Meeting and exercise his or her rights at the meeting by way of proxy representation.

A proxy representative shall produce a dated proxy document or otherwise in a reliable manner demonstrate his or her right to represent the shareholder at the Annual General Meeting. When a shareholder participates in the Annual General Meeting by means of several proxy representatives representing the shareholder with shares at different securities accounts, the shares by which each proxy representative represents the shareholder shall be identified in connection with the registration for the Annual General Meeting.

Possible proxy documents should be delivered in original to the company, address Biotie Therapies Corp. / Virve Nurmi, Joukahaisenkatu 6, FI-20520 Turku, Finland, before the last date for registration.

3. Holders of nominee registered shares

A holder of nominee registered shares has the right to participate in the Annual General Meeting by virtue of such shares, based on which he or she on the record date of the Annual General Meeting, 13 May 2015 would be entitled to be registered in the shareholders’ register of the company held by Euroclear Finland Ltd. The right to participate in the Annual General Meeting requires, in addition, that the shareholder on the basis of such shares has been temporarily registered in the shareholders’ register held by Euroclear Finland Ltd at the latest on 21 May 2015 by 10.00 a.m. (Finnish time). Such temporary registration constitutes a due registration for the Annual General Meeting.

A holder of nominee registered shares is advised to request without delay from his or her custodian bank necessary instructions regarding the temporary registration in the shareholders’ register of the company, the issuing of proxy documents and the registration for the Annual General Meeting. The account management organization of the custodian bank has to register the holder of nominee registered shares, who wants to participate in the Annual General Meeting, to be temporarily entered into the shareholders’ register of the company at the latest on 21 May 2015 by 10.00 a.m. (Finnish time).

4. Other information

On the date of this notice to the Annual General Meeting, 23 April 2015, the total number of shares and votes in Biotie Therapies Corp. is 455,968,174. On the date of this notice Biotie Therapies Corp. and its subsidiaries hold in aggregate 3,366,690 own shares.

In Turku, 23 April 2015

Biotie Therapies Corp.

Board of Directors

For further information, please contact:

Virve Nurmi, Investor Relations Manager

tel. +358 2 274 8900, e-mail: virve.nurmi@biotie.com

DISTRIBUTION:

NASDAQ OMX Helsinki Ltd

Main Media

Schedule 1.20 (a) – Form of legal opinion from Hannes Snellman Attorneys Ltd

To: [ ] [ ] [ ] (together the “Addressees”)	[ ] 2015

Dear Sirs,

We have acted as the Finnish legal counsel to Biotie Therapies Corp. (the “Issuer”) in connection with the Issuer’s offerings of convertible notes (“Convertible Notes”) and warrants (“Warrants”) (together the “Offerings”) pursuant to and as set out in the subscription agreement dated [    ] 2015, by and between the Issuer and the Addressees (the “Subscription Agreement”). In connection with the issue of Convertible Notes and Warrants, the Issuer has undertaken to enable certain sales of the Issuer’s shares under the U.S. Securities Act of 1933 pursuant to and as set out in the registration rights agreement dated [    ] 2015, by and between the Issuer and the Addressees (the “Registration Rights Agreement”).

This letter is furnished pursuant to Clause 3.1 of the Subscription Agreement and constitutes a “Legal Opinion”, as defined in the Subscription Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Subscription Agreement.

In arriving at the opinions expressed below, we have reviewed:

(i)	an executed copy of the Subscription Agreement and the Registration Rights Agreement (hereinafter together the “Agreements”);

(ii)	the form of the Convertible Notes and the Warrants attached to the Subscription Agreement as Schedules 1.24 and 1.43;

(iii)	the Offering Memorandum;

(iv)	the articles of association of the Issuer as they appear in the Trade Register of the Finnish National Board of Patents and Registration (the “Trade Register”) on [ ] 2015 at [ ] (the “Articles of Association”);

(v)	an excerpt of the trade register extract of the Issuer as it appears in the Trade Register on [ ] 2015 at [ ]; and

(vi)	the Register of Bankruptcy and Reorganisation Proceedings (Finnish: Konkurssi- ja yrityssaneerausrekisteri) (the “Insolvency Search”) in respect of the Issuer on [ ] 2015 at [ ].

In addition, we have reviewed all such corporate records of the Issuer, and such other instruments and other certificates, and we have made such investigations, as are appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(a)	that all documents submitted to us as copy or specimen documents conform to the originals thereof;

(b)	that all documents have been validly authorised, executed and delivered by all of the parties thereto (other than the Issuer);

(c)	that all documents provided for our review are authentic and that signatures on the originals of all documents submitted to us are genuine;

(d)	that all documents submitted to us as final drafts will be or have been executed in the form of such final drafts subject only to amendments of a non-material nature and such amendments of which we have been informed and have approved on or before the date of this letter;

(e)	that all certificates and other documents on which we have expressed reliance remain accurate and that no additional matters would have been disclosed by a company search at the Trade Register if carried out since the carrying out of the search referred to above;

(f)	that the Agreements have been or will be duly authorised, executed and delivered by each of the parties (other than the Issuer) thereto, and each such party (other than the Issuer) has the power, capacity and authority to execute and deliver and to perform its obligations contained therein;

(g)	the absence of any other arrangements between the parties to the Agreements, which modify or supersede any of the terms of the Agreements;

(h)	that the Annual General Meeting of the Issuer has authorised the transactions contemplated by the Subscription Agreement as proposed by the Board of Directors of the Issuer and that no objections have been or will be made to revoke such decisions by the Annual General Meeting of the Issuer;

(i)	that the transactions contemplated by the Subscription Agreement have been entered into in good faith and with the conclusion that the entering into such agreement will benefit the Issuer and all of its shareholders;

(j)	that insofar as any obligation falls to be performed in any jurisdiction outside of Finland, its performance will not be illegal, ineffective or constrained by virtue of the laws of that jurisdiction; and

(k)	the absence of any arrangement which would modify or amend any document we have reviewed and the compliance by each of the parties (other than the Issuer) thereto with each of their respective obligations thereunder.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

(a)	the Issuer is duly incorporated and validly existing under the laws of Finland and has full corporate power and authority to own its properties and conduct its business as described in the Articles of Association and the Offering Memorandum;

(b)	the number of shares of the Issuer registered with the Trade Register on [ ] 2015 at [ ] is [ ];

2 (6)

(c)	the Issuer has full corporate power, authority and legal capacity to enter into and deliver the Agreements and to perform its respective obligations thereunder;

(d)	the Agreements have been duly authorised, executed and delivered by the Issuer, and are valid and legally binding agreements of the Issuer enforceable in accordance with its terms;

(e)	no action or activity is required to be taken, fulfilled or done by the Issuer for the issue of the Convertible Notes and the Warrants pursuant to the terms and conditions of the Offerings, the carrying out of the other transactions contemplated by the Subscription Agreement or the compliance by the Issuer with the terms thereof, (i) except as provided in the Subscription Agreement, (ii) except such as have been already taken, fulfilled or done, and (iii) except as is required under Finnish law in relation to the registration by the Trade Register of the decisions on the issue of the Convertibles Notes and the Warrants and the entry of the Warrants in the Finnish Book-Entry Securities System;

(f)	no action or activity is required to be taken, fulfilled or done by the Issuer for the issue of new shares pursuant to the terms and conditions of the Convertible Notes and the Warrants (the “New Shares”), (i) except as provided in the Subscription Agreement, (ii) except such as have been already taken, fulfilled or done, (iii) except as concerns the decisions by the Issuer in accordance with the Finnish Companies Act and the terms and conditions of the Convertible Notes and the Warrants to approve the subscriptions for and to issue such New Shares, (iv) except as is required under Finnish law in relation to the registration by the Trade Register of the issue of such New Shares and the entry of the New Shares in the Finnish Book-Entry Securities System and the listing of the New Shares on the exchange maintained by NASDAQ OMX Helsinki Ltd;

(g)	the Convertible Notes and the Warrants to be issued by the Issuer pursuant to the terms and conditions of the Offerings have been duly authorised and, when the Convertible Notes and the Warrants have been issued and, as applicable, paid for in the manner contemplated by the Subscription Agreement and the terms and conditions of the Offerings, and the decisions on the issue registered by the Trade Register, the Convertible Notes and the Warrants will be duly and validly issued; the Convertible Notes and the Warrants will, upon issuance thereof, be free and clear of all liens, charges, pledges, encumbrances, security interests, claims and other third party rights, other than, in each case, those which may have been effected by the holder of the Convertible Notes and the Warrants; no holder of Convertible Notes or the Warrants is or will be subject to any liability (other than as provided for in the terms of the Convertible Notes or the Warrants) only by reason of being such holder;

(h)

the New Shares to be issued by the Issuer upon conversion of the Convertible Notes and exercise of the Warrants pursuant to their terms and conditions have been duly authorised and, when the New Shares have been issued and paid for in the manner contemplated by the terms and conditions of the Convertible Notes and the Warrants and registered by the Trade Register, the New Shares will be duly and validly issued and fully-paid and will rank pari passu with each other and all other shares of the Issuer; the New Shares will, upon issuance thereof, be free and clear of all liens, charges, pledges, encumbrances, security interests, claims and other third party rights, other than, in each case, those which may have been effected by the holder of the New Shares; no holder of the New Shares is or will be subject to any liability (other than as provided for in the terms of the Convertible Notes or the

3 (6)

Warrants) only by reason of being such holder;

(i)	no stamp duty or asset transfer tax or other similar duty or tax is assessable by or payable within Finland in connection with the authorisation, execution, delivery or performance of the Subscription Agreement or with the issue or delivery of the Convertible Notes or the Warrants or the New Shares to be issued thereunder;

(j)	neither the issue of the Convertible Notes, the Warrants or the New Shares to be issued thereunder nor the Issuer’s compliance with the terms of the Subscription Agreement infringes any existing applicable Finnish law or results in a breach of the Articles of Association;

(k)	the Convertible Notes constitute direct, unsecured and unguaranteed obligations of the Issuer ranking pari passu among each other and with all other unsecured and unsubordinated indebtedness of the Issuer, save for such obligations as may be preferred by mandatory provisions of applicable law;

(l)	the submission by the Issuer to arbitration contained in the Subscription Agreement is legal, valid, binding and enforceable;

(m)	in order to ensure the legality, validity and enforceability or admissibility in evidence of the Agreements, it is not necessary that any document be filed, recorded or enrolled with any public authority, governmental agency or governmental department of Finland;

(n)	the Issuer is subject to Finnish civil and commercial law with respect to its obligations under the Agreements and the carrying out of the transactions contemplated thereby constitute private and commercial acts, and neither it nor any of its assets under Finnish law enjoys any right of immunity from set-off or execution in respect of its obligations under the Agreements; and

(o)	according to the Insolvency Search, no bankruptcy or reorganisation proceedings have been initiated against the Issuer.

This opinion is subject to the following qualifications:

(a)	the availability of equitable remedies, such as injunction and specific performance, is restricted under Finnish law, and enforcement of contractual obligations may be limited by general principles of equity and subject to the discretion of the courts and to the availability of defences such as set-off, abatement, counterclaim and force majeure;

(b)	any provision in an agreement which involves (or indicates) an indemnity for legal costs or costs of litigation is subject to the discretion of the court or arbitral tribunal to decide whether and to what extent a party to litigation should be awarded the legal costs incurred by it in connection with the litigation or otherwise;

(c)	in Finland, the enforcement of the rights of a party or any third-party beneficiary under an agreement may be limited by provisions of Finnish law relating to civil procedure rules of Finland, including but not limited to rules related to standing to take legal proceedings in a Finnish court or arbitral tribunal, by general statutes of limitations, prescription periods and the doctrine of laches;

(d)	under Finnish law, the right to recover damages may be limited to the extent the aggrieved party could have avoided damage by reasonable efforts;

4 (6)

(e)	pursuant to Finnish law on contracts, a term of a contract (whether or not governed by Finnish law) may be modified or set aside if it is adjudged to be unreasonable. Where any party to an agreement is vested with a discretion or right to determine a matter in its opinion, Finnish law may require that such discretion be exercised reasonably or that such opinion be based on reasonable grounds and a provision that a certain determination is conclusive and binding will not prevent judicial inquiry into the merits of any claim by an aggrieved party;

(f)	under Finnish company law, the right of the Issuer to engage in any act deemed to represent a return or repayment by the Issuer of the subscription price paid in connection with the subscription of the New Shares for the injured party’s own account may be limited;

(g)	the obligations of the Issuer and the rights of other parties to the Subscription Agreement with respect to the Issuer are subject to all applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally;

(h)	to the extent that a Finnish court or an arbitral tribunal were to apply Finnish law or enforce rulings of foreign courts, the enforcement of agreements may be limited by fundamental principles of Finnish law under the doctrine of public policy;

(i)	a Finnish court or an arbitral tribunal may reject the right to take legal proceedings in Finland if proceedings that have led to or may lead to a judgement that is enforceable in Finland have already been taken in a court of competent jurisdiction within or outside of Finland;

(j)	where any obligations of any person are to be performed or observed in jurisdictions outside Finland, or by a person subject to the laws of a jurisdiction outside Finland, such obligations may not be enforceable under Finnish law to the extent that performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdictions;

(k)	the conclusive and binding effect of any provision may be subject to juridical enquiry in the event that such provision is made on a fraudulent, unreasonable or arbitrary basis, or in the event of manifest error; and

(l)	the files in respect of the Issuer maintained by the Trade Register may not be up to date and, in particular, documents required to be filed with the Trade Register may not be filed immediately or may not be available for immediate inspection.

The foregoing opinions are limited to and expressed only in relation to the laws of the Republic of Finland as currently in effect and this letter does not cover any questions arising out of or related to the laws of any other jurisdiction. This letter shall be governed by and all terms used herein shall be construed solely under the laws of Finland currently in effect, and we have assumed that there is nothing in the laws of any other jurisdiction(s) that affects our opinion.

We are furnishing this letter to the Addressees solely for their benefit in their capacity as party to the Subscription Agreement in connection with the Offerings. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

We assume no obligation to advise the Addressees or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

5 (6)

Very truly yours,

HANNES SNELLMAN ATTORNEYS LTD

By:	By:
Title: Partner	Title: Partner

6 (6)

Schedule 1.20 (b) – Form of legal opinion from Davis Polk & Wardwell LLP

[DAVIS POLK & WARDWELL LLP LETTERHEAD]

[●], 2015

Vivo Capital Fund VIII, L.P.,

Vivo Capital Surplus Fund VIII, L.P.,

OrbiMed Private Investments V, LP.,

Versant Venture Capital III, L.P.

Versant Side Fund III, L.P.,

Versant Venture Capital V, L.P.,

Versant Affiliates Fund V, L.P.,

Versant Ophthalmic Affiliates Fund I, L.P.,

Versant Venture Capital V (Canada) LP,

Baupost Private Investments

Baupost Private Investments A-1, L.L.C.,

Baupost Private Investments B-1, L.L.C.,

Baupost Private Investments C-1, L.L.C.,

Baupost Private Investments BVI-1, L.L.C.,

Baupost Private Investments BVII-1, L.L.C.,

Baupost Private Investments BVIII-1, L.L.C.,

Baupost Private Investments BVIV-1, L.L.C.,

Baupost Private Investments H-1, L.L.C.,

Baupost Private Investments P-1, L.L.C.,

Baupost Private Investments Y-1, L.L.C., and

The Bailey 1995 Family Trust L.L.C.

Ladies and Gentlemen: and

We have acted as special United States counsel for Biotie Therapies Corp., a public limited liability company incorporated and existing under the laws of Finland (the “Company”) in connection with the Subscription Agreement dated April [●], 2015 (the “Subscription Agreement”) with you under which you have severally agreed to subscribe for EUR 27,500,000.10 aggregate principal amount of the Company’s convertible promissory notes and receive warrants exercisable for the Company’s ordinary shares (the “Securities”) and the Registration Rights Agreement between you and the Company dated April [●], 2015 (the “Registration Rights Agreement”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

[●], 2015

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1) It is not necessary in connection with the offer, sale and delivery of the Securities to the Investors under the Subscription Agreement to register the Securities under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer, resale, conversion or exercise of any Securities.

(2) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(3) Assuming that the Registration Rights Agreement has been duly authorized, executed and delivered by the Company insofar as Finnish law is concerned, the Registration Rights Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, except that we express no opinion in this paragraph 3 as to the enforceability of the indemnification or contribution provisions in Article 4 of the Registration Rights Agreement, as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Registration Rights Agreement or whether service of process effected in accordance with Section 5.05 of the Registration Rights Agreement will be effective to confer personal jurisdiction on any party.

In rendering the opinions set forth in paragraph (1) above, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants of the Company and the Investors in the Subscription Agreement relating to the offering and purchase of the Securities.

In rendering the opinions in paragraph (3) above, we have assumed that each party to the Registration Rights Agreement has been duly incorporated and is validly existing and, to the extent applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party to the Registration Rights Agreement (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any

2

agreement or other instrument binding upon such party, and (ii) the Registration Rights Agreement is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Subscription Agreement or the Registration Rights Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Subscription Agreement or the Registration Rights Agreement or any of their affiliates due to the specific assets or business of such party or such affiliate. With respect to all matters of Finnish law, you have received, and we understand that you are relying upon, the opinion of Hannes Snellman Attorneys Ltd., delivered pursuant to the Subscription Agreement.

This opinion is rendered solely to you and the other several Investors in connection with the Subscription Agreement and the Registration Rights Agreement. This opinion may not be relied upon by you or the other several Investors for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Investors) or furnished to any other person without our prior written consent.

Very truly yours,

Schedule 1.21 – Lock-Up Agreement

[SYNDICATE MEMBERS WITHOUT BOARD SEATS]

LOCK-UP AGREEMENT

BIOTIE THERAPIES CORP.

Joukahaisenkatu 6

FI-20520 Turku

Finland

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o RBC Capital Markets

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Biotie Therapies Corp., a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) and/or American Depositary Shares (“ADSs”), representing registered Ordinary Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement,” and such offering the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares or ADSs, as the case may be (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock- Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital of the Company or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital of the Company, whether any such aforementioned transaction is to be settled by delivery of the Ordinary

Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC (“RBC”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and together with RBC, the “Representatives”), and which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (a) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed Public Offering; (b) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (c) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this letter agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The aforementioned restrictions shall not apply to transfers of Ordinary Shares, ADSs or such other securities as a bona fide gift or gifts or by intestate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement, (b) no public filing is required or voluntarily made under the Exchange Act, in connection therewith and (c) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital of the Company and, (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The restrictions set forth in the first paragraph above shall not apply to (a) any Ordinary Shares or ADSs acquired by the undersigned in the open market, (b) the exercise of stock options, stock units or other similar awards granted pursuant to the Company’s equity incentive plans in effect as of the date hereof and described in the Registration Statement, or the exercise of warrants or conversion of convertible securities of the Company held by the undersigned as of the Public Offering Date in accordance with their terms and as described in the Registration Statement; provided that such restrictions shall apply to any Ordinary Shares, ADSs or other securities of the Company received upon exercise of such options granted, or on settlement of such share units or other such similar awards, to the undersigned, or upon exercise of such warrants or conversion of such convertible securities held by the undersigned, (c) any Ordinary Shares, ADSs or other share capital of the Company that are sold to the Company for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (d) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (e) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, and (f) distributions of Ordinary Shares, ADSs or such other securities to members, stockholders or general or limited partners of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that in the case of any transfer or distribution pursuant to clause (e) or (f), each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a) or (d) through (f), (i) no public filing is required or voluntarily made under the Exchange Act in connection therewith and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares, ADSs or such other securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Ordinary Shares, ADSs and any other share capital and involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares, ADSs and any such securities in connection with such transaction, or vote any Ordinary Shares, ADSs and such securities in favor of any such transaction); provided that (a) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares, ADSs or such other securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (b) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Ordinary Shares, ADSs or such other securities are not transferred, sold or tendered, such Ordinary Shares, ADSs or such other securities held by the undersigned shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If any percentage of the Ordinary Shares, ADSs or other securities of the Company held by any person or entity (other than the undersigned) that is subject to a lock-up agreement related to the proposed Public Offering similar in terms or form to this letter agreement is released from any restrictions set forth in such lock-up agreement during the Lock-Up Period, the same percentage of shares of Ordinary Shares, ADSs or other securities of the Company held by the undersigned shall be immediately and fully released on the same terms from the lockup restrictions set forth herein (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any person, entity or group of affiliated entities by the Representatives to sell or otherwise transfer or dispose of Ordinary Shares, ADSs or other securities of the Company for value in an amount less than or equal to $2,000,000 in aggregate value (based on the closing price of such securities if listed on a national stock exchange on the date of release, or if not listed on any national stock exchange, based on the fair market value as determined by the Board of Directors of the Company in good faith on such date), or (b) a release in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering, of the Company’s securities during the Lock-Up Period (the “Underwritten Sale”); provided, however, that the undersigned, to the extent that (I) the release of any such person is in connection with a registered offering by the Company and (II) the undersigned has a contractual right to demand or require the registration of the undersigned’s Ordinary Shares, ADSs or other securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of securities (which rights shall not be effected by any waiver hereunder), is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to notify the Company within five business days of any release that triggers a Pro-rata Release hereunder.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities of the Company if such transfer would constitute a violation or breach of this letter agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities of the Company owned or beneficially owned by the undersigned.

Notwithstanding any other provision of this letter agreement to the contrary, the restrictions under this letter agreement shall be applicable to the undersigned only if all directors and senior management of the Company as of the date hereof and all individuals and entities purchasing securities of the Company pursuant to that certain Subscription Agreement, dated on or about April 20, 2015, between the Company and the Investors named therein are subject to the same restrictions. For purposes of this letter agreement, “directors and senior management” shall have the meaning set forth in Form 20-F under the Exchange Act.

This letter agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This letter agreement shall lapse and become null and void upon the earliest of (i) the Company advising the Representatives in writing that it has determined not to proceed with the proposed Public Offering or the Representatives advising the Company that they have determined not to proceed with the proposed Public Offering, (ii) the withdrawal of the Registration Statement, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) September 30, 2015, if the Public Offering Date shall not have occurred on or before such date.

[Signature page follows]

Very truly yours,	VIVO CAPITAL FUND VIII, L.P. VIVO CAPITAL SURPLUS FUND VIII, L.P.

/s/ Albert Cha
Printed Name:	Albert Cha
Date:	April 22, 2015

[Signature Page to Lock-Up Agreement]

[SYNDICATE MEMBERS WITHOUT BOARD SEATS]

LOCK-UP AGREEMENT

BIOTIE THERAPIES CORP.

Joukahaisenkatu 6

FI-20520 Turku

Finland

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o RBC Capital Markets

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Biotie Therapies Corp., a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) and/or American Depositary Shares (“ADSs”), representing registered Ordinary Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement,” and such offering the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares or ADSs, as the case may be (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock- Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital of the Company or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital of the Company, whether any such aforementioned transaction is to be settled by delivery of the Ordinary

Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC (“RBC”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and together with RBC, the “Representatives”), and which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (a) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed Public Offering; (b) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (c) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this letter agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The aforementioned restrictions shall not apply to transfers of Ordinary Shares, ADSs or such other securities as a bona fide gift or gifts or by intestate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement, (b) no public filing is required or voluntarily made under the Exchange Act, in connection therewith and (c) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital of the Company and, (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The restrictions set forth in the first paragraph above shall not apply to (a) any Ordinary Shares or ADSs acquired by the undersigned in the open market, (b) any Ordinary Shares or ADSs that the undersigned purchases in the proposed Public Offering (except with respect to an officer or director as specifically provided above with respect to issuer-directed or “friends and family” Ordinary Shares or ADSs), (c) the exercise of stock options, stock units or other similar awards granted pursuant to the Company’s equity incentive plans in effect as of the date hereof and described in the Registration Statement, or the exercise of warrants or conversion of convertible securities of the Company held by the undersigned as of the Public Offering Date in accordance with their terms and as described in the Registration Statement; provided that such restrictions shall apply to any Ordinary Shares, ADSs or other securities of the Company received upon exercise of such options granted, or on settlement of such share units or other such similar awards, to the undersigned, or upon exercise of such warrants or conversion of such convertible securities held by the undersigned, (d) any Ordinary Shares, ADSs or other share capital of the Company that are sold to the Company for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (e) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 1Ob5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (f) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, and (g) distributions of Ordinary Shares, ADSs or such other securities to members, stockholders or general or limited partners of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that in the case of any transfer or distribution pursuant to clause (f) or (g), each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (e) through (g), (i) no public filing is required or voluntarily made under the Exchange Act in connection therewith and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares, ADSs or such other securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Ordinary Shares, ADSs and any other share capital and involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares, ADSs and any such securities in connection with such transaction, or vote any Ordinary Shares, ADSs and such securities in favor of any such transaction); provided that (a) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares, ADSs or such other securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (b) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Ordinary Shares, ADSs or such other securities are not transferred, sold or tendered, such Ordinary Shares, ADSs or such other securities held by the undersigned shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If any percentage of the Ordinary Shares, ADSs or other securities of the Company held by any person or entity (other than the undersigned) that is subject to a lock-up agreement related to the proposed Public Offering similar in terms or form to this letter agreement is released from any restrictions set forth in such lock-up agreement during the Lock-Up Period, the same percentage of shares of Ordinary Shares, ADSs or other securities of the Company held by the undersigned shall be immediately and fully released on the same terms from the lockup restrictions set forth herein (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any person, entity or group of affiliated entities by the Representatives to sell or otherwise transfer or dispose of Ordinary Shares, ADSs or other securities of the Company for value in an amount less than or equal to $2,000,000 in aggregate value (based on the closing price of such securities if listed on a national stock exchange on the date of release, or if not listed on any national stock exchange, based on the fair market value as determined by the Board of Directors of the Company in good faith on such date), or (b) a release in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering, of the Company’s securities during the Lock-Up Period (the “Underwritten Sale”); provided, however, that the undersigned, to the extent that (I) the release of any such person is in connection with a registered offering by the Company and (II) the undersigned has a contractual right to demand or require the registration of the undersigned’s Ordinary Shares, ADSs or other securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of securities (which rights shall not be effected by any waiver hereunder), is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to notify the Company within five business days of any release that triggers a Pro-rata Release hereunder.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities of the Company if such transfer would constitute a violation or breach of this letter agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities of the Company owned or beneficially owned by the undersigned.

Notwithstanding any other provision of this letter agreement to the contrary, the restrictions under this letter agreement shall be applicable to the undersigned only if all directors and senior management of the Company as of the date hereof and all individuals and entities purchasing securities of the Company pursuant to that certain Subscription Agreement, dated on or about April 20, 2015, between the Company and the Investors named therein are subject to the same restrictions. For purposes of this letter agreement, “directors and senior management” shall have the meaning set forth in Form 20-F under the Exchange Act.

This letter agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This letter agreement shall lapse and become null and void upon the earliest of (i) the Company advising the Representatives in writing that it has determined not to proceed with the proposed Public Offering or the Representatives advising the Company that they have determined not to proceed with the proposed Public Offering, (ii) the withdrawal of the Registration Statement, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) September 30, 2015, if the Public Offering Date shall not have occurred on or before such date.

[Signature page follows]

Very truly yours, ORBIMED PRIVATE INVESTMENTS V, LP

By:	OrbiMed Capital GP V LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

/s/ Johnathan Silverstein
By: Johnathan Silverstein
Title: Member

Date:	April 22, 2015

[Signature Page to Lock-Up Agreement]

LOCK-UP AGREEMENT

BIOTIE THERAPIES CORP.

Joukahaisenkatu 6

FI-20520 Turku

Finland

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o RBC Capital Markets

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Biotie Therapies Corp., a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) and/or American Depositary Shares (“ADSs”), representing registered Ordinary Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement,” and such offering the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares or ADSs, as the case may be (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock- Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital of the Company or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital of the Company, whether any such aforementioned transaction is to be settled by delivery of the Ordinary Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC (“RBC”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and together with RBC, the “Representatives”), and which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (a) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed Public Offering; (b) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (c) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this letter agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The aforementioned restrictions shall not apply to transfers of Ordinary Shares, ADSs or such other securities as a bona fide gift or gifts or by intestate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement, (b) no public filing is required or voluntarily made under the Exchange Act, in connection therewith and (c) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital of the Company and, (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The restrictions set forth in the first paragraph above shall not apply to (a) any Ordinary Shares or ADSs acquired by the undersigned in the open market, (b) the exercise of stock options, stock units or other similar awards granted pursuant to the Company’s equity incentive plans in effect as of the date hereof and described in the Registration Statement, or the exercise of warrants or conversion of convertible securities of the Company held by the undersigned as of the Public Offering Date in accordance with their terms and as described in the Registration Statement; provided that such restrictions shall apply to any Ordinary Shares, ADSs or other securities of the Company received upon exercise of such options granted, or on settlement of such share units or other such similar awards, to the undersigned, or upon exercise of such warrants or conversion of such convertible securities held by the undersigned, (c) any Ordinary Shares, ADSs or other share capital of the Company that are sold to the Company for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (d) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (e) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, and (f) distributions of Ordinary Shares, ADSs or such other securities to members, stockholders or general or limited partners of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that in the case of any transfer or distribution pursuant to clause (e) or (f), each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a) or (d) through (f), (i) no public filing is required or voluntarily made under the Exchange Act in connection therewith and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares, ADSs or such other securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Ordinary Shares, ADSs and any other share capital and involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares, ADSs and any such securities in connection with such transaction, or vote any Ordinary Shares, ADSs and such securities in favor of any such transaction); provided that (a) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares, ADSs or such other securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (b) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Ordinary Shares, ADSs or such other securities are not transferred, sold or tendered, such Ordinary Shares, ADSs or such other securities held by the undersigned shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If any percentage of the Ordinary Shares, ADSs or other securities of the Company held by any person or entity (other than the undersigned) that is subject to a lock-up agreement related to the proposed Public Offering similar in terms or form to this letter agreement is released from any restrictions set forth in such lock-up agreement during the Lock-Up Period, the same percentage of shares of Ordinary Shares, ADSs or other securities of the Company held by the undersigned shall be immediately and fully released on the same terms from the lockup restrictions set forth herein (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any person, entity or group of affiliated entities by the Representatives to sell or otherwise transfer or dispose of Ordinary Shares, ADSs or other securities of the Company for value in an amount less than or equal to $2,000,000 in aggregate value (based on the closing price of such securities if listed on a national stock exchange on the date of release, or if not listed on any national stock exchange, based on the fair market value as determined by the Board of Directors of the Company in good faith on such date), or (b) a release in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering, of the Company’s securities during the Lock-Up Period (the “Underwritten Sale”); provided, however, that the undersigned, to the extent that (I) the release of any such person is in connection with a registered offering by the Company and (II) the undersigned has a contractual right to demand or require the registration of the undersigned’s Ordinary Shares, ADSs or other securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of securities (which rights shall not be effected by any waiver hereunder), is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to notify the Company within five business days of any release that triggers a Pro-rata Release hereunder.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities of the Company if such transfer would constitute a violation or breach of this letter agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities of the Company owned or beneficially owned by the undersigned.

Notwithstanding any other provision of this letter agreement to the contrary, the restrictions under this letter agreement shall be applicable to the undersigned only if all directors and senior management of the Company as of the date hereof and all individuals and entities purchasing securities of the Company pursuant to that certain Subscription Agreement, dated on or about April 20, 2015, between the Company and the Investors named therein are subject to the same restrictions. For purposes of this letter agreement, “directors and senior management” shall have the meaning set forth in Form 20-F under the Exchange Act.

This letter agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This letter agreement shall lapse and become null and void upon the earliest of (i) the Company advising the Representatives in writing that it has determined not to proceed with the proposed Public Offering or the Representatives advising the Company that they have determined not to proceed with the proposed Public Offering, (ii) the withdrawal of the Registration Statement, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) September 30, 2015, if the Public Offering Date shall not have occurred on or before such date.

[Signature page follows]

Very truly yours, VERSANT VENTURE CAPITAL III, L.P. VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC
General Partner

/s/ Brian G. Atwood
By: Brian G. Atwood
Title: Managing Director

[Signature Page to Lock-Up Agreement]

[SYNDICATE MEMBERS WITHOUT BOARD SEATS]

LOCK-UP AGREEMENT

BIOTIE THERAPIES CORP.

Joukahaisenkatu 6

FI-20520 Turku

Finland

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o RBC Capital Markets

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Biotie Therapies Corp., a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) and/or American Depositary Shares (“ADSs”), representing registered Ordinary Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement,” and such offering the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares or ADSs, as the case may be (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock- Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital of the Company or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital of the Company, whether any such aforementioned transaction is to be settled by delivery of the Ordinary

Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC (“RBC”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and together with RBC, the “Representatives”), and which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (a) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed Public Offering; (b) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (c) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this letter agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The aforementioned restrictions shall not apply to transfers of Ordinary Shares, ADSs or such other securities as a bona fide gift or gifts or by intestate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement, (b) no public filing is required or voluntarily made under the Exchange Act, in connection therewith and (c) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital of the Company and, (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The restrictions set forth in the first paragraph above shall not apply to (a) any Ordinary Shares or ADSs acquired by the undersigned in the open market, (b) any Ordinary Shares or ADSs that the undersigned purchases in the proposed Public Offering (except with respect to an officer or director as specifically provided above with respect to issuer-directed or “friends and family” Ordinary Shares or ADSs), (c) the exercise of stock options, stock units or other similar awards granted pursuant to the Company’s equity incentive plans in effect as of the date hereof and described in the Registration Statement, or the exercise of warrants or conversion of convertible securities of the Company held by the undersigned as of the Public Offering Date in accordance with their terms and as described in the Registration Statement; provided that such restrictions shall apply to any Ordinary Shares, ADSs or other securities of the Company received upon exercise of such options granted, or on settlement of such share units or other such similar awards, to the undersigned, or upon exercise of such warrants or conversion of such convertible securities held by the undersigned, (d) any Ordinary Shares, ADSs or other share capital of the Company that are sold to the Company for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (e) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (f) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, and (g) distributions of Ordinary Shares, ADSs or such other securities to members, stockholders or general or limited partners of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that in the case of any transfer or distribution pursuant to clause (f) or (g), each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (e) through (g), (i) no public filing is required or voluntarily made under the Exchange Act in connection therewith and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares, ADSs or such other securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Ordinary Shares, ADSs and any other share capital and involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares, ADSs and any such securities in connection with such transaction, or vote any Ordinary Shares, ADSs and such securities in favor of any such transaction); provided that (a) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares, ADSs or such other securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (b) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Ordinary Shares, ADSs or such other securities are not transferred, sold or tendered, such Ordinary Shares, ADSs or such other securities held by the undersigned shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If any percentage of the Ordinary Shares, ADSs or other securities of the Company held by any person or entity (other than the undersigned) that is subject to a lock-up agreement related to the proposed Public Offering similar in terms or form to this letter agreement is released from any restrictions set forth in such lock-up agreement during the Lock-Up Period, the same percentage of shares of Ordinary Shares, ADSs or other securities of the Company held by the undersigned shall be immediately and fully released on the same terms from the lockup restrictions set forth herein (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any person, entity or group of affiliated entities by the Representatives to sell or otherwise transfer or dispose of Ordinary Shares, ADSs or other securities of the Company for value in an amount less than or equal to $2,000,000 in aggregate value (based on the closing price of such securities if listed on a national stock exchange on the date of release, or if not listed on any national stock exchange, based on the fair market value as determined by the Board of Directors of the Company in good faith on such date), or (b) a release in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering, of the Company’s securities during the Lock-Up Period (the “Underwritten Sale”); provided, however, that the undersigned, to the extent that (I) the release of any such person is in connection with a registered offering by the Company and (II) the undersigned has a contractual right to demand or require the registration of the undersigned’s Ordinary Shares, ADSs or other securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of securities (which rights shall not be effected by any waiver hereunder), is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to notify the Company within five business days of any release that triggers a Pro-rata Release hereunder.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities of the Company if such transfer would constitute a violation or breach of this letter agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities of the Company owned or beneficially owned by the undersigned.

Notwithstanding any other provision of this letter agreement to the contrary, the restrictions under this letter agreement shall be applicable to the undersigned only if all directors and senior management of the Company as of the date hereof and all individuals and entities purchasing securities of the Company pursuant to that certain Subscription Agreement, dated on or about April 20, 2015, between the Company and the Investors named therein are subject to the same restrictions. For purposes of this letter agreement, “directors and senior management” shall have the meaning set forth in Form 20-F under the Exchange Act.

This letter agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This letter agreement shall lapse and become null and void upon the earliest of (i) the Company advising the Representatives in writing that it has determined not to proceed with the proposed Public Offering or the Representatives advising the Company that they have determined not to proceed with the proposed Public Offering, (ii) the withdrawal of the Registration Statement, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) September 30, 2015, if the Public Offering Date shall not have occurred on or before such date.

[Signature page follows]

Very truly yours,

VERSANT VENTURE CAPITAL V, L.P.

VERSANT AFFILIATES FUND V, L.P.

VERSANT OPHTHALMIC AFFILIATES FUND I, L.P.

By:	Versant Ventures V, LLC
Its:	General Partner

/s/ Brian G. Atwood
By: Robin L. Praeger
Title: Managing Director

VERSANT VENTURE CAPITAL V (CANADA) LP

By:	Versant Ventures V (Canada), L.P., by Versant Ventures V GP-GP (Canada), Inc.
Its:	General Partner

/s/ Robin L. Praeger
By: Robin L. Praeger
Title: Director

[Signature Page to Lock-Up Agreement]

[SYNDICATE MEMBERS WITHOUT BOARD SEATS]

LOCK-UP AGREEMENT

BIOTIE THERAPIES CORP.

Joukahaisenkatu 6

FI-20520 Turku

Finland

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o RBC Capital Markets

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Biotie Therapies Corp., a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) and/or American Depositary Shares (“ADSs”), representing registered Ordinary Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement,” and such offering the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares or ADSs, as the case may be (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock- Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital of the Company or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital of the Company, whether any such aforementioned transaction is to be settled by delivery of the Ordinary

Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC (“RBC”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and together with RBC, the “Representatives”), and which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (a) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed Public Offering; (b) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (c) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this letter agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The aforementioned restrictions shall not apply to transfers of Ordinary Shares, ADSs or such other securities as a bona fide gift or gifts or by intestate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement, (b) no public filing is required or voluntarily made under the Exchange Act, in connection therewith and (c) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital of the Company and, (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The restrictions set forth in the first paragraph above shall not apply to (a) any Ordinary Shares or ADSs acquired by the undersigned in the open market, (b) any Ordinary Shares or ADSs that the undersigned purchases in the proposed Public Offering (except with respect to an officer or director as specifically provided above with respect to issuer-directed or “friends and family” Ordinary Shares or ADSs), (c) the exercise of stock options, stock units or other similar awards granted pursuant to the Company’s equity incentive plans in effect as of the date hereof and described in the Registration Statement, or the exercise of warrants or conversion of convertible securities of the Company held by the undersigned as of the Public Offering Date in accordance with their terms and as described in the Registration Statement; provided that such restrictions shall apply to any Ordinary Shares, ADSs or other securities of the Company received upon exercise of such options granted, or on settlement of such share units or other such similar awards, to the undersigned, or upon exercise of such warrants or conversion of such convertible securities held by the undersigned, (d) any Ordinary Shares, ADSs or other share capital of the Company that are sold to the Company for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (e) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (f) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, and (g) distributions of Ordinary Shares, ADSs or such other securities to members, stockholders or general or limited partners of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that in the case of any transfer or distribution pursuant to clause (f) or (g), each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (e) through (g), (i) no public filing is required or voluntarily made under the Exchange Act in connection therewith and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares, ADSs or such other securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Ordinary Shares, ADSs and any other share capital and involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares, ADSs and any such securities in connection with such transaction, or vote any Ordinary Shares, ADSs and such securities in favor of any such transaction); provided that (a) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares, ADSs or such other securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (b) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Ordinary Shares, ADSs or such other securities are not transferred, sold or tendered, such Ordinary Shares, ADSs or such other securities held by the undersigned shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If any percentage of the Ordinary Shares, ADSs or other securities of the Company held by any person or entity (other than the undersigned) that is subject to a lock-up agreement related to the proposed Public Offering similar in terms or form to this letter agreement is released from any restrictions set forth in such lock-up agreement during the Lock-Up Period, the same percentage of shares of Ordinary Shares, ADSs or other securities of the Company held by the undersigned shall be immediately and fully released on the same terms from the lockup restrictions set forth herein (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any person, entity or group of affiliated entities by the Representatives to sell or otherwise transfer or dispose of Ordinary Shares, ADSs or other securities of the Company for value in an amount less than or equal to $2,000,000 in aggregate value (based on the closing price of such securities if listed on a national stock exchange on the date of release, or if not listed on any national stock exchange, based on the fair market value as determined by the Board of Directors of the Company in good faith on such date), or (b) a release in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering, of the Company’s securities during the Lock-Up Period (the “Underwritten Sale”); provided, however, that the undersigned, to the extent that (I) the release of any such person is in connection with a registered offering by the Company and (II) the undersigned has a contractual right to demand or require the registration of the undersigned’s Ordinary Shares, ADSs or other securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of securities (which rights shall not be effected by any waiver hereunder), is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to notify the Company within five business days of any release that triggers a Pro-rata Release hereunder.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities of the Company if such transfer would constitute a violation or breach of this letter agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities of the Company owned or beneficially owned by the undersigned.

Notwithstanding any other provision of this letter agreement to the contrary, the restrictions under this letter agreement shall be applicable to the undersigned only if all directors and senior management of the Company as of the date hereof and all individuals and entities purchasing securities of the Company pursuant to that certain Subscription Agreement, dated on or about April 20, 2015, between the Company and the Investors named therein are subject to the same restrictions. For purposes of this letter agreement, “directors and senior management” shall have the meaning set forth in Form 20-F under the Exchange Act.

This letter agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This letter agreement shall lapse and become null and void upon the earliest of (i) the Company advising the Representatives in writing that it has determined not to proceed with the proposed Public Offering or the Representatives advising the Company that they have determined not to proceed with the proposed Public Offering, (ii) the withdrawal of the Registration Statement, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) September 30, 2015, if the Public Offering Date shall not have occurred on or before such date.

[Signature page follows]

Very truly yours,

BAUPOST PRIVATE INVESTMENT A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENT B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENT C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

[Signature Page to Lock-Up Agreement]

BAUPOST PRIVATE INVESTMENT BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENT BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENT BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

[Signature Page to Lock-Up Agreement]

BAUPOST PRIVATE INVESTMENT BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENT H-1, L.L.C.

By:	HB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENT P-1, L.L.C.

By:	PB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

[Signature Page to Lock-Up Agreement]

BAUPOST PRIVATE INVESTMENT Y-1, L.L.C.

By: Its: By: Its:	YB Institutional Limited Partnership Sole Member The Baupost Group, L.L.C. Managing General Partner

/s/ Gregory A. Ciongoli
By: Gregory A. Ciongoli
Title: Partner

Date:	4/22/15

[Signature Page to Lock-Up Agreement]

[SYNDICATE MEMBERS WITHOUT BOARD SEATS]

LOCK-UP AGREEMENT

BIOTIE THERAPIES CORP.

Joukahaisenkatu 6

FI-20520 Turku

Finland

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o RBC Capital Markets

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Biotie Therapies Corp., a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) and/or American Depositary Shares (“ADSs”), representing registered Ordinary Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement,” and such offering the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares or ADSs, as the case may be (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock- Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital of the Company or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital of the Company, whether any such aforementioned transaction is to be settled by delivery of the Ordinary

Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC (“RBC”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and together with RBC, the “Representatives”), and which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (a) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed Public Offering; (b) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (c) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this letter agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The aforementioned restrictions shall not apply to transfers of Ordinary Shares, ADSs or such other securities as a bona fide gift or gifts or by intestate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement, (b) no public filing is required or voluntarily made under the Exchange Act, in connection therewith and (c) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital of the Company and, (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The restrictions set forth in the first paragraph above shall not apply to (a) any Ordinary Shares or ADSs acquired by the undersigned in the open market, (b) any Ordinary Shares or ADSs that the undersigned purchases in the proposed Public Offering (except with respect to an officer or director as specifically provided above with respect to issuer-directed or “friends and family” Ordinary Shares or ADSs), (c) the exercise of stock options, stock units or other similar awards granted pursuant to the Company’s equity incentive plans in effect as of the date hereof and described in the Registration Statement, or the exercise of warrants or conversion of convertible securities of the Company held by the undersigned as of the Public Offering Date in accordance with their terms and as described in the Registration Statement; provided that such restrictions shall apply to any Ordinary Shares, ADSs or other securities of the Company received upon exercise of such options granted, or on settlement of such share units or other such similar awards, to the undersigned, or upon exercise of such warrants or conversion of such convertible securities held by the undersigned, (d) any Ordinary Shares, ADSs or other share capital of the Company that are sold to the Company for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (e) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (f) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, and (g) distributions of Ordinary Shares, ADSs or such other securities to members, stockholders or general or limited partners of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that in the case of any transfer or distribution pursuant to clause (f) or (g), each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this letter agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (e) through (g), (i) no public filing is required or voluntarily made under the Exchange Act in connection therewith and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or immediate family member of the undersigned), such securities shall remain subject to the restrictions contained in this letter agreement.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares, ADSs or such other securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Ordinary Shares, ADSs and any other share capital and involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares, ADSs and any such securities in connection with such transaction, or vote any Ordinary Shares, ADSs and such securities in favor of any such transaction); provided that (a) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares, ADSs or such other securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (b) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Ordinary Shares, ADSs or such other securities are not transferred, sold or tendered, such Ordinary Shares, ADSs or such other securities held by the undersigned shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If any percentage of the Ordinary Shares, ADSs or other securities of the Company held by any person or entity (other than the undersigned) that is subject to a lock-up agreement related to the proposed Public Offering similar in terms or form to this letter agreement is released from any restrictions set forth in such lock-up agreement during the Lock-Up Period, the same percentage of shares of Ordinary Shares, ADSs or other securities of the Company held by the undersigned shall be immediately and fully released on the same terms from the lockup restrictions set forth herein (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any person, entity or group of affiliated entities by the Representatives to sell or otherwise transfer or dispose of Ordinary Shares, ADSs or other securities of the Company for value in an amount less than or equal to $2,000,000 in aggregate value (based on the closing price of such securities if listed on a national stock exchange on the date of release, or if not listed on any national stock exchange, based on the fair market value as determined by the Board of Directors of the Company in good faith on such date), or (b) a release in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering, of the Company’s securities during the Lock-Up Period (the “Underwritten Sale”); provided, however, that the undersigned, to the extent that (I) the release of any such person is in connection with a registered offering by the Company and (II) the undersigned has a contractual right to demand or require the registration of the undersigned’s Ordinary Shares, ADSs or other securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of securities (which rights shall not be effected by any waiver hereunder), is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to notify the Company within five business days of any release that triggers a Pro-rata Release hereunder.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities of the Company if such transfer would constitute a violation or breach of this letter agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities of the Company owned or beneficially owned by the undersigned.

Notwithstanding any other provision of this letter agreement to the contrary, the restrictions under this letter agreement shall be applicable to the undersigned only if all directors and senior management of the Company as of the date hereof and all individuals and entities purchasing securities of the Company pursuant to that certain Subscription Agreement, dated on or about April 20, 2015, between the Company and the Investors named therein are subject to the same restrictions. For purposes of this letter agreement, “directors and senior management” shall have the meaning set forth in Form 20-F under the Exchange Act.

This letter agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This letter agreement shall lapse and become null and void upon the earliest of (i) the Company advising the Representatives in writing that it has determined not to proceed with the proposed Public Offering or the Representatives advising the Company that they have determined not to proceed with the proposed Public Offering, (ii) the withdrawal of the Registration Statement, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) September 30, 2015, if the Public Offering Date shall not have occurred on or before such date.

[Signature page follows]

Very truly yours,

/s/ Don M. Bailey
Printed Name:	Don M. Bailey

Date:	4/22/15
The Bailey 1995 Family Trust

[Signature Page to Lock-Up Agreement]

Schedule 1.24 – Notes Offering Terms and Conditions

Schedule 1.24

Notes Offering Terms and Conditions

1	Terms and Conditions of the Notes

1.1	Background and Reasons for Issuing the Notes

The Annual General Meeting of Shareholders of Biotie Therapies Corp. (the “Company”) held on [    ] May 2015 authorized the Board of Directors of the Company to resolve upon the issuance of at most [    ] option rights and other rights entitling to shares referred to in Chapter 10, Section 1 of the Finnish Companies Act (624/2006, as amended; the “Finnish Companies Act”). The Board of Directors of the Company has on [    ] May 2015 resolved pursuant to the authorization upon the issuance of convertible promissory notes (the “Notes”) that entitle to subscription of new ordinary shares of the Company (the “New Shares”) on the terms and conditions set out herein (the “Terms and Conditions”).

The issuance of the Notes is made pursuant to a subscription agreement dated [    ] April 2015 between the Company and certain investors (such investors hereinafter the “Investors” and such agreement the “Subscription Agreement”), under which the Investors have, subject to certain terms and conditions, undertaken to subscribe for the Notes and have in connection therewith been offered the right to subscribe for warrants entitling to new shares in the Company (the “Transaction”).

The Notes are offered in derogation from the pre-emptive subscription right of the shareholders of the Company for subscription by the Investors in quantities specified in the Subscription Agreement. The issuance of the Notes, including the New Shares upon conversion of the Notes, forms an integral part of the overall terms and conditions for the Transaction, and the Board of Directors of the Company has concluded that there are weighty financial reasons for the Company to issue the Notes, including the New Shares upon conversion of the Notes.

1.2	Principal Amount and Denomination

The aggregate principal amount of the Notes is twenty-seven million five hundred thousand euros and ten cents (EUR 27,500,000.10).

The principal amount of each Note is EUR 0.15, and consequently the total number of Notes is 183,333,334. The Notes will be offered for subscription in a minimum amount of four hundred fifty thousand euros (EUR 450,000).

1.3	Subscription of Notes

The Notes shall be subscribed for and the principal amount thereof paid for by the Investors and the Notes issued by the Company to the Investors (the “Noteholders”) at the completion of the Transaction as further set out in the Subscription Agreement.

The Company shall maintain a register of the Noteholders and the number of Notes they hold and, upon request of any Investor, shall without undue delay provide written confirmation of the number of Notes then held by such Investor, the Outstanding Amount (as defined below) with respect thereto and the number of New Shares issuable upon conversion thereof.

If the Automatic Conversion (as defined below) has not taken place on or prior to 1 September 2015, the Company will issue physical certificates for the Notes subscribed for

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by each of the Noteholders. The Notes may also at the discretion of the Company be registered in dematerialised form in the Finnish book-entry securities system held by Euroclear Finland Ltd or its successor in accordance with the Finnish Book-Entry System Act (749/2012, as amended) and regulations of Euroclear Finland Ltd. Each Noteholder consents to the Company having a right to obtain information on the Noteholders, their contact details and their holdings of the Notes registered in the Finnish book-entry securities system, such as information recorded in the lists referred to in paragraphs 2 and 3 of Section 3 of Chapter 6 of the Finnish Book-Entry System Act kept by the Euroclear Finland Ltd in respect of the Notes and the Euroclear Finland Ltd shall be entitled to provide such information upon request.

The Notes will not be listed by the Company on a regulated market or other trading platform.

1.4	Issue Price

The issue price of the Notes is 100 per cent.

1.5	Interest

The Notes do not carry any interest unless an Event of Default has occurred and has remained in continuance for ten (10) Business Days, whereupon the Notes shall accrue interest at a rate of eight (8) per cent per annum thereafter during the continuance of such Event of Default, which shall be payable monthly in arrears. Payment or acceptance of this accrued interest shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights of the Noteholders.

1.6	Status and Subordination

The Notes constitute direct, unsecured and unguaranteed obligations of the Company ranking pari passu among each other and with all other unsecured and unsubordinated indebtedness of the Company, save for such obligations as may be preferred by mandatory provisions of applicable law.

1.7	Transfer of Notes

The Notes may not be transferred or pledged other than:

(a)	to a Noteholder, an affiliate of a Noteholder, or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the Noteholder in a transaction not involving a disposition for value or to any investment fund or other entity controlled or managed by the Noteholder or under common control with the Noteholder, or if the Noteholder is an investment company registered under the U.S. Investment Company Act of 1940, as amended (a “Mutual Fund”), pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, or to any partner, member or shareholder or former partner, member or shareholder of the Noteholder, or

(b)	to a third party which would be holding, as the result of the transfer, no less than 5,000,000 (five million) Notes, or if less, all of the Notes held by the transferor.

provided that in each case such transfer of Notes is made in compliance with the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in connection therewith the Company may require that the transferring Noteholder deliver to the Company an opinion of counsel in a form reasonably satisfactory to the Company to the effect that

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registration under the U.S. Securities Act is not required in connection with any such transfer.

The holder of the Note to be transferred or pledged must, prior to transfer of pledge of the Note, deliver to the Company a (a) duly executed Note Assignment in the form of Exhibit (B) and (b) an Accredited Investor Certification certifying the “accredited investor” status of the transferee or pledgee under the U.S. Securities Act in the form set out in Exhibit (A); and upon receipt of such duly executed Note Assignment and Accredited Investor Certification, provided that the conditions set forth in this Clause 1.7 are satisfied, the Company shall register appropriate changes to the register of the Noteholders held by the Company or Euroclear Finland Ltd, as the case may be, to reflect such assignment or pledge.

The Noteholders shall pay any transfer tax imposed in connection with such transfer (if any). Any attempted transfer or pledge of the Notes in contravention to these Terms and Conditions shall be null and void.

1.8	Repayment

The Company shall repay the full amount outstanding under the Notes (the “Outstanding Amount”) upon a written demand (the “Repayment Demand”) made at any time on or after 1 May 2035 by Noteholders holding in excess of 50 per cent of the Outstanding Amount (“Requisite Noteholders”).

The repayment of the Outstanding Amount pursuant to the Repayment Demand shall be made within ten (10) days on which banks are generally open for normal banking business both in Helsinki, Finland and in New York City, New York, United States (each a “Business Day”) to bank accounts designated by the Noteholders.

The Company may in its sole discretion repay the Outstanding Amount at any time on or after 1 May 2035, provided that the Company has given written notice thereof to the Noteholders at least five (5) Business Days prior to the date on which such repayment is made.

1.9	Events of Default

If an Event of Default (as defined below) occurs, the Requisite Noteholders may by a written notice to the Company made in accordance with Clause 3.4 declare the Outstanding Amount to be immediately, or at such later date as the Requisite Noteholders determine, due and payable. The Company shall notify the Noteholders of any Event of Default (and the steps, if any, taken to remedy such Event of Default) in accordance with Clause 3.4 promptly upon becoming aware of its occurrence.

Each of the following events shall constitute an Event of Default:

(a)	Payment Default: The Company fails to make any payment required to be made under these Terms and Conditions.

(b)	Breach of the Terms and Conditions: The Company does not perform or comply with any one or more of its other obligations in respect of these Terms and Conditions (other than the obligations referred to in Clause 1.9 (a)) which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after notice to the Company from the Requisite Noteholders made in accordance with Clause 3.4.

(c)	Cross-Defaults: The occurrence of any of the following:

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(i)	any present or future Indebtedness (as defined below) (other than the Indebtedness evidenced by the Notes) becomes due and payable prior to its stated maturity otherwise than at the option of the Company or the applicable subsidiary of the Company;

(ii)	any Indebtedness (other than the Indebtedness evidenced by the Notes) is not paid when due or within any originally applicable grace period; or

(iii)	the Company or any Material Subsidiary (as defined below) fails to pay when due or within any originally applicable grace period any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness;

provided that the aggregate amount of the Indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (iii) have occurred equals or exceeds EUR 3,000,000 or its equivalent.

(d)	Enforcement of Encumbrances: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Company or any Material Subsidiary becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager, judicial manager or other similar person) provided that the aggregate amount secured by all such mortgages, charges, pledges, liens or other encumbrances equals or exceeds EUR 3,000,000 or its equivalent.

(e)	Cessation of Business: The Company ceases entirely to carry on its business.

(f)	Winding-up: An order is made or an effective resolution is passed for the winding-up (Fi: “selvitystila”), liquidation or dissolution of the Company or any of its Material Subsidiaries except for (i) actions which are frivolous (in Finnish “perusteeton”) or vexatious (Fi: “oikeuden väärinkäyttö”), or (ii) in the case of a Material Subsidiary, being conducted on a voluntary solvent basis.

(g)	Insolvency: The Company or any of its Material Subsidiaries (i) becomes insolvent or is unable to pay Indebtedness having an aggregate value of EUR 3,000,000 (or its market rate equivalent in any other currency) as it falls due; or (ii) an application is filed for the Company or any Material Subsidiary being subject to bankruptcy or re-organisation proceedings, or for the appointment of an administrator or liquidator of any of the Company’s or its Material Subsidiaries’ assets, save for any (x) actions which are frivolous (Fi: “perusteeton”) or vexatious (Fi: “oikeuden väärinkäyttö”) or (y) unless the Company or such Material Subsidiary has become subject to bankruptcy or reorganization proceedings or an administrator or liquidator has been appointed, such applications that are contested in good faith and as long as such application has not been finally and adversely adjudicated against the Company or its Material Subsidiary without any further right of appeal.

(h)

Offerings in excess of USD 95 million: The issuance or sale by the Company of Company securities results in the following amount exceeding a total of USD 95 million in the aggregate: (i) the gross proceeds to the Company from the U.S. Offering (as defined below) (which shall be deemed to include any gross proceeds that would become payable to the Company upon the exercise of the underwriters’ option to purchase additional shares in the U.S. Offering) and any other potential offerings in connection with the U.S. Offering, plus (ii) the gross

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proceeds to the Company from the issuance of convertible promissory notes to the Investors pursuant to the Subscription Agreement as well as to any existing shareholders, plus (iii) the gross proceeds to the Company from the issue of any other security on or following the date of the Subscription Agreement through the date of the Completion of the U.S. Offering.

(i)	Delisting: The delisting of the Company’s ordinary shares from the stock exchange maintained by NASDAQ OMX Helsinki Ltd or its successors (the “Helsinki Stock Exchange”).

For the purposes of these Terms and Conditions:

“Indebtedness” means interest bearing indebtedness (whether principal, premium, interest or other amounts) in respect of any notes, bonds or other debt securities or any borrowed money of the Company or any of its Material Subsidiaries.

“Material Subsidiary” means, at any time, Biotie Therapies Inc. and any subsidiary of the Company whose total assets (on a consolidated basis in case a subsidiary itself has subsidiaries) represent at least ten (10) per cent of the consolidated total assets of the Group (as defined below), as shown in the latest published audited or unaudited consolidated financial statements of the Company and its Subsidiaries, adjusted, however, to take account of any significant changes in circumstances resulting from any transfers between members of the Group or any acquisitions made by members of the Group since the date as of which such financial statements were prepared.

“U.S. Offering” means the closing of the first sale of ordinary shares of the Company or American depositary shares representing ordinary shares of the Company (“ADSs”) to the public in the United States in a firm-commitment underwritten public offering pursuant to an effective registration statement under the U.S. Securities Act of 1933 (as amended), resulting in at least USD 30 million of gross proceeds (before deduction of any fees and expenses connected with such offering) to the Company and in connection with which such shares or ADSs are listed on the Nasdaq Global Market.

“Completion of the U.S. Offering” means the date of the closing of the issuance and sale of the shares of the Company and/or ADSs to the underwriters in the U.S. Offering pursuant to the underwriting agreement therefor.

For the purposes of these Terms and Conditions, a “subsidiary” and the “Group” mean a subsidiary and a group within the meaning of Chapter 1, Section 6 of the Finnish Accounting Act (1336/1997, as amended).

2	Conversion of the Notes into New Shares

2.1	Conversion Right and Conversion Price

The Notes carry a right, and in certain situations as set forth in Clause 2.3 an obligation, for a Noteholder to convert them into New Shares (the “Conversion Right”) by setting off the Outstanding Amount represented by the Notes against the subscription price of EUR 0.15 per New Share (the “Conversion Price”). If the number of New Shares to be issued to a Noteholder would not be a whole number, it shall be rounded down to the next whole number of New Shares and the Company shall pay to the Noteholder an amount in cash equal to the portion of the Outstanding Amount that is not converted into New Shares.

The right to exercise the Conversion Right commences from the date of issuing the Notes and ends on the earlier of (i) the Completion of the U.S. Offering and (ii) the date of repayment of the Outstanding Amount under Clause 1.8 (the “Conversion Period”), after which date the Conversion Right will automatically expire without compensation.

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The number of shares in the Company may increase as a consequence of the Conversion Right by a maximum of 183,333,334 New Shares, subject to adjustment as described in these Terms and Conditions. The Conversion Price shall be booked in its entirety to the share capital of the Company.

2.2	Exercise of Conversion Right

Unless otherwise specifically provided under these Terms and Conditions, the Conversion Right may be exercised by validly executing and delivering to the Company a written notification of the conversion in the form set out in Exhibit (C). The Conversion Right shall be exercised by a Noteholder simultaneously with regard to all the Notes held by the Noteholder.

The New Shares to be issued on the basis of the Conversion Right validly exercised in accordance with this Clause 2.2 shall be notified for registration with the Finnish Trade Register without undue delay.

2.3	Automatic Conversion

If the Completion of the U.S. Offering does not result in the occurrence of an Event of Default, or if such Event of Default has been waived by the Requisite Noteholders, then, to the extent that Notes remain outstanding at the time of Completion of the U.S. Offering, the Notes will be automatically converted into New Shares at the time of Completion of the U.S. Offering by setting off the Outstanding Amount represented by the Notes against the Conversion Price (the “Automatic Conversion”). If Completion of the U.S. Offering results in the occurrence of an Event of Default and if such Event of Default has not been waived by the Requisite Noteholders, no Automatic Conversion shall occur. If the number of New Shares to be issued to a Noteholder in the Automatic Conversion would not be a whole number, it shall be rounded down to the next whole number of New Shares and the Company shall pay to the Noteholder an amount in cash equal to the portion of the Outstanding Amount that is not converted into New Shares. The exercise of the Automatic Conversion shall be confirmed in writing in the form set out in Exhibit (D) by the Noteholders and the Company.

The New Shares to be issued on the basis of the Automatic Conversion shall be notified for registration with the Finnish Trade Register without undue delay following the Completion of the U.S. Offering.

2.4	Conversion Forced by the Company

Provided that an Event of Default has not occurred and is not in continuance, the Company may in its sole discretion force the conversion of the Notes into New Shares at any time on or after 1 May 2016 by setting off the Outstanding Amount represented by the Notes against the Conversion Price (the “Forced Conversion”). If the number of New Shares to be issued to a Noteholder in the Forced Conversion would not be a whole number, it shall be rounded down to the next whole number of New Shares and the Company shall pay to the Noteholder an amount in cash equal to the portion of the Outstanding Amount that is not converted into New Shares. The exercise of the Forced Conversion shall be confirmed in writing in the form set out in Exhibit (E) by the Noteholders and the Company.

The New Shares to be issued on the basis of the Forced Conversion shall be notified for registration with the Finnish Trade Register without undue delay.

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2.5	Shareholder Rights

The New Shares issued upon the exercise of the Conversion Right or the Automatic Conversion will entitle the holder thereof to any possible dividend and to other shareholder rights upon their registration into the Finnish Trade Register.

2.6	Adjustment for Issuance of New Shares or Rights Entitling to Shares and Distributions

Should the Company prior to the end of the Conversion Period resolve on any (i) issue of new ordinary shares, stock options or other special rights entitling to shares in the Company to all shareholders (other than an issue of shares that is made in order to effect a subdivision or combination of shares within the meaning of Clause 2.8), (ii) payment of dividends to shareholders or distribution of assets from the fund for invested unrestricted equity, the share premium reserve or legal reserve (in Finnish: ylikurssi- tai vararahasto) or its share capital to the shareholders in the form of cash, securities or other property (other than cash dividend or an action resulting in adjustment pursuant to Clause 2.8 below) or (iii) the repurchase or redemption of any ordinary shares of the Company under Chapter 15 of the Finnish Companies Act (provided that such clause (iii) shall only apply to the extent that the Noteholders do not tender their Notes pursuant to Clause 2.9 (b) below), the Noteholders shall be entitled to an appropriate adjustment of the Conversion Price and/or the number and type of securities into which the Notes are convertible such that the economic rights of the Noteholders, including without limitation the value of the securities issuable upon conversion of the Notes, following such event shall be equal to the economic rights of the Noteholders prior to such event, as determined in good faith by the Board of Directors of the Company with the consent of the Requisite Noteholders not to be unreasonably withheld, provided that the consent of the Requisite Noteholders shall not be required for such adjustment if the Company shall give the Noteholders written notice of the event triggering such adjustment, together with the Company’s calculation of the resulting adjustment, at least ten (10) Business Days prior to the occurrence of such event and provide the Noteholders the opportunity to exercise the Conversion Right prior to the occurrence of such event and conditioned upon the occurrence of such event.

2.7	Adjustment for Reorganizations

Should the Company prior to the end of the Conversion Period resolve on any reorganization, recapitalization, reclassification, consolidation, merger or demerger that does not constitute an Acquisition (as defined below) and in which the Company’s ordinary shares are converted into or exchanged for securities, cash or other property (a “Reorganization”), the Noteholders shall, following such Reorganization, be entitled to receive upon conversion of the Notes the kind and amount of securities, cash or other property, if any, that the Noteholders would have been entitled to receive pursuant to such Reorganization had a conversion of the applicable Outstanding Amount of Notes taken place immediately prior to such Reorganization.

2.8	Adjustment for Stock Splits and Combinations

If the Company prior to the end of the Conversion Period effects a subdivision of its ordinary shares, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company prior to the end of the Conversion Period combines its ordinary shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Clause 2.8 shall become effective at the close of business in Finland on the date the subdivision or combination becomes effective.

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2.9	Rights of Noteholders in Certain Situations

(a)	If, prior to the end of the Conversion Period, the Company is placed into liquidation, the Noteholders shall have the right to exercise the Conversion Right pursuant to these Terms and Conditions during a fixed period of time to be determined by the Board of Directors of the Company of which the Company shall give the Noteholders written notice, provided that such period for exercise of the Conversion Right may not expire earlier than ten (10) Business Days following the date on which the Company sends the Noteholders notice of such fixed period determined by the Board of Directors and five (5) Business Days prior to completion of the liquidation of the Company; provided further than any exercise by the Noteholders of the Conversion Right may be conditioned upon the completion of the liquidation of the Company. Notwithstanding any other provisions in these Terms and Conditions, should the Company be deregistered from the Finnish Trade Register prior to the conversion of the Notes, the Noteholder shall have no right to exercise the Conversion Right.

(b)	If, prior to the end of the Conversion Period, the Company makes a resolution to acquire its own shares through a tender offer to all the shareholders or to acquire other special rights entitling to shares issued in one or more transactions that were related to the offering of the Notes (the “Related Offerings”) through a tender offer to all holders of such rights, the Company shall make an equal offer to the Noteholders in respect of the Notes. If the Company acquires stock options or special rights entitling to shares other than those issued in the Related Offerings, no measures will need to be taken in relation to the Notes.

(c)	If, prior to the end of the Conversion Period, the Company resolves to merge as the merging company or to demerge in connection with an Acquisition (as defined below), the Noteholders shall have the right to exercise the Conversion Right pursuant to these Terms and Conditions within a fixed period of time to be determined by the Board of Directors of the Company of which the Company shall give the Noteholders written notice, provided that such period for exercise of the Conversion Right may not expire earlier than ten (10) Business Days following the date on which the Company sends the Noteholders notice of such fixed period determined by the Board of Directors and five (5) Business Days prior to completion of the merger or demerger; provided further than any exercise by the Noteholders of the Conversion Right may be conditioned upon the completion of the merger or demerger. Upon the expiry of such exercise period the right to exercise the Conversion Right shall expire without compensation regardless of whether the Conversion Period would have ended by that time. Notwithstanding Chapter 16, Section 13 of the Finnish Companies Act with respect to a merger and Chapter 17, Section 13 of the Finnish Companies Act with respect to a demerger, the Noteholders shall not be entitled to demand the redemption of the Notes in relation to a merger or a demerger.

“Acquisition” means merger or demerger of the Company where the holders of the Company’s outstanding shares as of immediately before the transaction beneficially own less than a majority by voting powers of the outstanding shares of the surviving or successor entity as of immediately after the transaction (including without limitation a triangular merger).

(d)

If, prior to the end of the Conversion Period, a tender offer regarding all shares, stock options and other special rights issued by the Company is made by a party other than the Company or should a shareholder under the Finnish Securities

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Markets Act (746/2012, as amended) have the obligation to redeem the shares from the Company’s other shareholders, or to redeem the stock options or other special rights issued by the Company, or should a shareholder have under the Finnish Companies Act the right and obligation to redeem the shares from the Company’s other shareholders, then the Noteholders may, notwithstanding the transfer restriction set forth in Clause 1.7 above, transfer all of their Notes to such offeror or redeemer, as the case may be.

Should a shareholder under the Finnish Companies Act have the right to redeem the shares from the other shareholders of the Company, the Noteholders shall upon request by such shareholder have a corresponding obligation to transfer all of their Notes for redemption (i.e. the right to exercise the Conversion Right shall in this situation expire regardless of whether the Conversion Period would have ended by that time).

The Board of Directors may at its discretion in any of the situations mentioned in this Clause 2.9 (d), also give the Noteholders an opportunity (which for the avoidance of doubt shall not foreclose the Noteholders from converting the Notes into the securities or other property into which they would otherwise have been able to convert the Notes) to exercise their Conversion Right or to convert the Notes into equity issued by the offeror or redeemer, as the case may be, on such terms and within such reasonable time period prior to the completion of the tender offer or redemption, as resolved by the Board of Directors. At the expiry of this time period set by the Board of Directors and provided that the offeror’s or redeemer’s, as the case may be, shareholding in the Company based on the final results of the tender offer exceeds nine tenth (9/10) of all outstanding shares in the Company, any Conversion Right shall be suspended until arbitration proceedings have become pending under Chapter 18, Section 4 of the Finnish Companies Act.

2.10	Notice of Adjustments

Not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment of the Conversion Price or the number, amount or type of securities or other assets issuable upon conversion of the Notes, the Company shall give notice to the Noteholders of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Noteholders of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

3	Other Terms

3.1	Noteholders’ Meeting

The Company may convene a meeting of Noteholders (a “Noteholders’ Meeting”) to resolve on amendments to these Terms and Conditions or other matters as specified below. Upon the request of the holders of not less than 20 per cent of the Outstanding Amount, the Company shall convene a Noteholders’ Meeting on the date specified by the Noteholders in such request, provided that such date may not be earlier than ten (10) Business Days following the date of such request.

9 (14)

The Company shall deliver the notice of a Noteholders’ Meeting in accordance with this Clause 3.1 no later than five (5) Business Days prior to the meeting. The notice shall specify the time, place and agenda of the meeting as well as any action required on the part of a Noteholder to attend the meeting. No matters other than those referred to in the notice may be resolved upon at the Noteholders’ Meeting. A Noteholders’ Meeting shall be held in London, UK or such other location as may be agreed between the Company and the Requisite Noteholders, and its chairman shall be appointed by the Company.

A Noteholders’ Meeting shall constitute a quorum only if one (1) or more Noteholders holding in aggregate fifty (50) per cent or more of the Outstanding Amount are present at the meeting.

Voting rights of Noteholders shall be determined according to the Outstanding Amount of Notes held.

A representative of the Company and a person authorised to act for the Company may attend and speak at a Noteholders’ Meeting.

A Noteholders’ Meeting shall be entitled by a majority of the votes cast to make the following decisions that shall be binding on all Noteholders:

(xxxix)	amending of these Terms and Conditions;

(xl)	granting a temporary waiver regarding the obligations of the Company under these Terms and Conditions;

(xli)	decrease the Outstanding Amount;

(xlii)	amend the requirements for the constitution of a quorum at a Noteholders’ Meeting; or

(xliii)	amend the majority requirements of the Noteholders’ Meeting.

The consents can be given at a Noteholders’ Meeting or by other verifiable means.

Resolutions passed at a Noteholders’ Meeting in accordance with this Clause 3.1 shall be binding on all Noteholders irrespective of whether they have been present at the Noteholders’ Meeting. Resolutions passed at a Noteholders’ Meeting shall be notified to the Noteholders in accordance with Clause 3.4.

The Company may also instigate a written procedure, and upon the request of the holders of not less than 20 per cent of the Outstanding Amount shall instigate a written procedure, (“Written Procedure”) by sending a written communication (“Communication”) to each person who is registered as a Noteholder on the date on which the Communication is sent. The Communication shall include:

(i)	each request for a decision by the Noteholders;

(ii)	a description of the reasons for each request;

(iii)	a specification of the Business Day at the end of which a person must be registered as a Noteholder in order to be entitled to exercise voting rights;

(iv)	instructions and directions on where to receive a form for replying to the request (such form to include an option to vote yes or no for each request) as well as a form of power of attorney; and

10 (14)

(v)	the stipulated time period within which the Noteholder must reply to the request (such time period to last at least fifteen (15) Business Days from the Communication).

If the voting is to be made electronically, instructions for such voting shall be included in the Communication.

When a consent from Noteholders representing (50) per cent or more of the Outstanding Amount has been received in a Written Procedure, the relevant resolution shall be deemed to be adopted by and binding on all the Noteholders even if the time period for replies in the Written Procedure has not yet expired.

Any amendment of these Terms and Conditions that according to the Finnish Companies Act requires the approval of the General Meeting of Shareholders of the Company enters into force only upon such approval having been received.

3.2	Amendments of a Technical Nature

The Company shall have the right in its discretion to resolve upon all other matters related to the Notes as well as to amend the technical procedures relating to the Notes in respect of payments, conversion of the Notes under Clause 2 or other similar matters, provided, in each case, that such actions, resolutions or amendments are not prejudicial to the Noteholders.

3.3	Government Approvals and Listing of New Shares

The Company will, at its own expense, use its best efforts to (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations under these Terms and Conditions and (b) take all action which may be necessary for the admission of the New Shares issuable upon conversion of the Notes for trading on the Helsinki Stock Exchange on or before the earliest of (i) the U.S. Offering, (ii) the listing by the Company of other ordinary shares on the Helsinki Stock Exchange or its successors, however, provided that the admission of the New Shares would not require additional documentation (including, but not limited to, the publication of a prospectus under the Finnish Securities Markets Act) by the Company and (iii) the date six (6) months from the issue of New Shares.

3.4	Notices

All notices related to the Notes by the Company shall be sent by express courier or e-mail to the addresses provided to the Company by the respective Noteholders. The notices related to the Notes to the Company may be sent by express courier or e-mail to:

Biotie Therapies Corp.

address: Joukahaisenkatu 6, 20250 Turku, Finland

e-mail: warrants@biotie.com

attention: David Cook

A notice made in accordance with the above shall be deemed to have been received by its recipient on (i) the fifth (5th) Business Day after the day of sending if sent by express courier, or (ii) on the day of transmission if sent by e-mail, provided that a confirmation of successful transmission has been obtained from the recipient.

3.5	Prescription

In case any payment under the Notes has not been claimed by the respective Noteholder entitled to this payment within three (3) years from the original due date thereof, the right to

11 (14)

such payment shall be forfeited by the Noteholder and the Company shall be permanently free from such payment.

3.6	Governing Law and the Settlement of Disputes

These Terms and Conditions shall be governed by and construed in accordance with Finnish law. Any dispute, controversy or claim arising out of or relating to these Terms and Conditions, or the transactions contemplated hereby, or the breach, termination or validity thereof shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of the arbitration shall be Zurich, Switzerland. The language of the arbitration shall be English. At any time, a party may seek or obtain preliminary, interim or conservatory measures from the arbitrators or from a court.

3.7	Force Majeure

The Company shall not be responsible for any losses of the Noteholders resulting from its failure to comply with the terms of these Terms and Conditions due to:

(i)	action of any authorities, war or threat of war, rebellion or civil unrest;

(ii)	disturbances in postal, telephone or electronic communications or the supply of electricity which are due to circumstances beyond the reasonable control of the Company and that materially affect operations of any of them;

(iii)	any interruption of or delay in any functions or measures of the Company as a result of fire or other similar disaster; or

(iv)	any other similar force majeure or hindrance which makes it unreasonably difficult to carry on the activities of the Company.

3.8	U.S. Tax Matters

(a)	Information Reporting. The Company shall at any time upon the reasonable request of a Noteholder and as soon as practicable deliver any information reasonably requested by any Noteholder in order to assist such Noteholder or any person who is a direct or indirect beneficial owner of such Noteholder with the preparation of its tax returns, complying with reporting obligations under the United States Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, pursuant to Sections 6038, 6038B, or 6038D of the Code and the rules and Treasury Regulations promulgated thereunder) and other obligations under the Code or any other applicable tax laws, or obtaining any benefit pursuant to the Code or other applicable tax laws; provided, however, that with respect to this Clause 3.8(a) the Company shall not be required to provide any (i) information not readily available to the Company without the incurrence of significant cost or expense unless the requesting Noteholder agrees to reimburse the Company for any incremental cost or expense incurred in collecting, preparing and/or delivering such information to such Noteholder; or (ii) any information that would constitute inside information under applicable laws and regulations.

(b)

Passive Foreign Investment Company. The Company shall: (i) as soon as practicable using commercially reasonable efforts after the end of each calendar year, examine its status as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code, and the PFIC status of its subsidiaries, in consultation with its tax advisors and promptly notify each

12 (14)

Noteholder of such PFIC statuses, (ii) as each such Noteholder may reasonably request, provide any assistance and information necessary to determine whether the Company or any of its subsidiaries is a PFIC and (iii) in respect of each calendar year which the Company or any of its subsidiaries is or reasonably may be determined to be a PFIC in the opinion of the Company (in consultation with its tax advisors) or any Noteholder, as soon as practicable using commercially reasonable efforts after the end of each calendar year, make available the statements and information (including, without limitation, a valid PFIC Annual Information Statement prepared in accordance with the provisions of the Code and Treasury Regulations promulgated thereunder, which Annual Information Statement shall include the Noteholder’s share of the ordinary earnings and net capital gain as provided in Section 1293(e) of the Code) necessary to enable a Noteholder and any person who is a direct or indirect beneficial owner of such Noteholder to comply with all provisions of the Code with respect to PFICs, including but not limited to, making and complying with the requirements of a “Qualified Electing Fund” election (a “QEF Election”) pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Section 1.1295-3 of the Treasury Regulations with respect to the Company or any of its subsidiaries, as applicable.

(c)	Controlled Foreign Corporation.

(i)	The Company shall: (i) as soon as practicable using commercially reasonable efforts after the end of each calendar year, examine its “controlled foreign corporation” status as defined in Section 957 of the Code and the Treasury Regulations thereunder (“CFC”) and the CFC status of its subsidiaries in consultation with its tax advisors and shall immediately notify each Noteholder if, based on the information known to the Company, the Company believes that it or any of its subsidiaries was a CFC for such calendar year, (ii) as a Noteholder may reasonably request, provide assistance and the information necessary to determine whether the Company or any of its subsidiaries is a CFC, and (iii) in respect of each calendar year for any portion of which the Company or any of its subsidiaries is or may be deemed a CFC in the reasonable opinion of the Company (in consultation with its tax advisors) or any Noteholder, as soon as practicable using commercially reasonable efforts after the end of the calendar year, as the case may be, make available the information necessary to enable each Noteholder (and any person who is a direct or indirect beneficial owner of such Noteholder) that is a “U.S. Person” of the Company (as defined below) to comply with all CFC reporting and other requirements of the Code with respect to the Company or its subsidiaries. In the event that the Company or any of its subsidiaries is determined by counsel or accountants for any Noteholder to be a CFC as defined in the Code, the Company agrees to use commercially reasonable efforts, to the extent not inconsistent or incompatible with the Company’s, or if applicable, any subsidiary’s, current or intended business operations, plans or objectives, to avoid generating Subpart F Income (as defined below).

(ii)

If it is determined, either by the Company or by any Noteholder or any taxing authority, that the Company or any subsidiary is or reasonably may be a CFC for any calendar year, the Company shall, as soon as practicable using commercially reasonable efforts after the end of such calendar year, determine, and make available to each Noteholder a written report of the amount and character of any Subpart F Income, any

13 (14)

Section 956 Amount (as defined below) and earnings and profits (as determined for U.S. federal income tax purposes) generated by such entity during such calendar year and the amount of each such Noteholder’s pro rata portion of such Subpart F Income and Section 956 Amount. For purposes of this Clause 3.8, “U.S. Person” means any “United States person” as defined in Section 7701(a)(30) of the Code and the Treasury Regulations thereunder, “Subpart F Income” means “subpart F income” as defined in Section 952 of the Code and the Treasury Regulations thereunder, and “Section 956 Amount” means any amount described in Sections 951(a)(1)(B) and 956 of the Code and the Treasury Regulations thereunder.

(d)	The Company (including with respect to the rule set forth in Section 385 of the Code) and the Noteholders agree to treat the Notes, notwithstanding their description as “convertible promissory notes,” as equity for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

(e)	This Clause 3.8 shall remain applicable at all times while the Noteholders own Notes.

3.9	Other Matters

By subscribing for the Notes, the Noteholders undertake to adhere to these Terms and Conditions. These Terms and Conditions have been drafted in Finnish and English. In case of any discrepancy between the Finnish and English versions of these Terms and Conditions, the English language version shall prevail.

The Noteholders shall be solely responsible for any taxes, duties and other such payments possibly incurred by the Noteholders in relation to receiving the Notes and the subscription of any New Shares under these Terms and Conditions.

14 (14)

Exhibit (A)

Form of Accredited Investor Certification

The undersigned represents and warrants to Biotie Therapies Corp. (the “Company”) in connection with the transfer or pledge of promissory notes (“Notes”) convertible into shares, no par value, of the Company (“Shares”), to the undersigned, or in connection with the conversion of Notes into Shares to be subscribed for by the undersigned, that the undersigned fits within each category marked below, and that for any category marked, it has truthfully set forth any description required as provided for below. The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

(PLEASE MARK EACH CATEGORY APPLICABLE TO YOU)

☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth, you may include equity in personal property, real estate, cash, short-term investments, stock and securities. Please follow these guidelines in calculating the value of your principal residence: (i) you may not include equity in your principal residence as an asset; (ii) you may exclude indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence on the date hereof from the calculation of liabilities (unless the amount of such indebtedness outstanding on the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, in which case the excess should be included in the calculation of liabilities); and (iii) you should include indebtedness that is secured by your principal residence in excess of the fair market value of the primary residence on the date hereof in the calculation of liabilities.

☐	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case, including foreign income, tax exempt income and full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned is a director or executive officer of the Company.

☐	The undersigned is either: (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (c) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (d) an insurance company as defined in Section 2(13) of the Act; (e) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act; (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (g) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000; or (h) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors,” as defined in Rule (501)(a) promulgated under the Act.

(describe entity)

1 (2)

☐	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

☐	The undersigned is an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000.

(describe entity)

☐	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose investments are directed by a “sophisticated person” as described in Rule 506(b) (2)(ii) promulgated under the Act.

☐	The undersigned is an entity, all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Certificate.

(describe entity)

THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY WILL RELY ON THE FOREGOING REPRESENTATIONS TO, AMONG OTHER THINGS, MAINTAIN THE EXEMPTION FOR THE ISSUANCE OF NOTES OR SHARES FROM THE REQUIREMENT TO REGISTER SUCH NOTES OR SHARES UNDER THE U.S. SECURITIES ACT.

The answers to the foregoing questions are correctly stated to the best of my knowledge, information and belief. I hereby agree to notify the Company promptly of any changes in the foregoing information.

Dated:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Investor:

Title of Authorized Investor:

2 (2)

Exhibit (B)

Form of Note Assignment

To: Biotie Therapies Corp.

Reference is made to the terms and conditions dated [            ] 2015 and concerning the issuance of Notes by Biotie Therapies Corp. (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

[NOTE: IF THE FORM CONCERNS TRANSFER, THE FOLLOWING SHALL BE INCLUDED]

FOR VALUE RECEIVED                      (the “Assignor”) hereby notifies that it has undertaken to sell, assign and transfer all of the rights of the Assignor under the Notes to the Assignee(s) as set forth below:

Name(s) of Assignee(s)	Assignee(s) Contact Information	Number of Notes	Principal amount of the Notes

All notices to be given by the Company to the Assignor as Noteholder shall be sent to the Assignee(s) at the above listed address(es).

[NOTE: IF THE FORM CONCERNS PLEDGE, THE FOLLOWING SHALL BE INCLUDED]

                     (the “Pledgor”) hereby notifies that it has undertaken to irrevocably and unconditionally pledge [with first priority all of the rights of, title to and other interests in] the Notes to the Pledgee(s) as set forth below:

Name(s) of Pledgee(s)	Number of Notes Pledged	Principal amount of the Notes

[NOTE: THE BELOW SHALL BE INCLUDED IN ALL FORMS]

Place and date:

Name of the [Assignor / Pledgor]:

By: Title:	By: Title:

1 (2)

The above [assignment / pledge] is acknowledged and accepted.

Place and date:

BIOTIE THERAPIES CORP.

By: Title:

2 (2)

Exhibit (C)

Form of Conversion Notification

To: Biotie Therapies Corp.

Reference is made to the terms and conditions dated [            ] 2015 and concerning the issuance of convertible notes by Biotie Therapies Corp. (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

The undersigned Noteholder hereby converts to New Shares all of the Notes held by it pursuant to Clause 2.2 of the Terms and Conditions. The Noteholder represents and warrants that this Conversion Notification has been duly signed and constitutes a valid and binding act by the Noteholder to irrevocably effect the conversion of all the Notes held by it.

Number of Notes held and to be converted:

Place and date:

Name of the Noteholder:

By: Title:	By: Title:

The above Conversion Notification is acknowledged and accepted.

Place and date:

BIOTIE THERAPIES CORP.

By: Title:

1 (1)

Exhibit (D)

Form of Confirmation of Automatic Conversion

[Noteholder]	[date]
Att: [ ]
[Address]
[Address]
[Address]

Reference is made to the terms and conditions dated [             ] 2015 and concerning the issuance of convertible notes by Biotie Therapies Corp. (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

This is to inform you that as the U.S. Offering has been completed on [date], the Automatic Conversion pursuant to Clause 2.3 of the Terms and Conditions has taken place and consequently the below mentioned Notes held by you prior to the Automatic Conversion will be converted to New Shares. The New Shares will be registered on or about [date] to the securities account to be provided by you when returning this notice to the Company.

Number of Notes converted:

Number of New Shares to be issued:

Outstanding Amount:	EUR

Securities account no. for issue of New Shares:

BIOTIE THERAPIES CORP.

By:
Title:

The above confirmation is acknowledged and accepted.

Place and date:

[NAME OF THE INVESTOR]

By:	By:
Title:	Title:

1 (1)

Exhibit (E)

Form of Notice of Forced Conversion

[Noteholder]	[date]
Att: [ ]
[Address]
[Address]
[Address]

Reference is made to the terms and conditions dated [             ] 2015 and concerning the issuance of convertible notes by Biotie Therapies Corp. (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

This is to inform you that the Company has resolved to use its right under Clause 2.4 of the Terms and Conditions to force the conversion of the Notes held by the Noteholders into New Shares on or about [date] and consequently the below mentioned Notes held by you prior to the Forced Conversion will be converted into New Shares. The New Shares will be registered on or about [date] to the securities account to be provided by you when returning this notice to the Company.

Number of Notes converted:

Number of New Shares to be issued:

Outstanding Amount:	EUR

Securities account no. for issue of New Shares:

BIOTIE THERAPIES CORP.

By:
Title:

The above confirmation is acknowledged and accepted.

Place and date:

[NAME OF THE INVESTOR]

By:	By:
Title:	Title:

1 (1)

Schedule 1.27 – Offering Memorandum

Schedule 1.32 – Registrations Rights Agreement

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

dated as of

May 28, 2015

among

BIOTIE THERAPIES CORP.

and

THE INVESTORS PARTY HERETO

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	4

Section 1.02. Other Definitional and Interpretative Provisions	7

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01. Shelf Registration and Registration Procedures	8

Section 2.02. Rule 144 Sales; Cooperation by the Company	11

Section 2.03. Company Registration	11

Section 2.04. Conversions of Ordinary Shares into ADSs	12

Section 2.05. Obligation to Register ADSs	12

ARTICLE 3
PUBLIC OFFERING

Section 3.01. Participation in Public Offering	12

Section 3.02. Other Agreements of Investors	13

Section 3.03. Underwriting of Public Offering	13

Section 3.04. Inspection of the Company’s Records	14

Section 3.05. The Company’s Participation in Road Shows	15

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

Section 4.01. Indemnification by the Company	15

Section 4.02. Indemnification by Participating Investors	15

Section 4.03. Conduct of Indemnification Proceedings	16

Section 4.04. Survival	17

Section 4.05. Contribution	17

ARTICLE 5
MISCELLANEOUS

Section 5.01. Binding Effect; Assignability; Benefit	18

Section 5.02. Notices	19

Section 5.03. Waiver; Amendment; Termination	20

Section 5.04. Governing Law	20

Section 5.05. Jurisdiction	21

Section 5.06. WAIVER OF JURY TRIAL	21

2

Section 5.07. Specific Enforcement	21

Section 5.08. Counterparts; Effectiveness	22

Section 5.09. Entire Agreement	22

Section 5.10. Severability	22

Section 5.11. Confidentiality	22

Section 5.12. Independent Nature of Investors’ Obligations and Rights	22

Exhibit A	Joinder Agreement

3

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of May 28, 2015 (this “Agreement”) by and among Biotie Therapies Corp., a Finnish public limited liability company (the “Company”), and the investors listed on the signature pages hereto, as well as any Permitted Transferees (as defined below).

W I T N E S S E T H :

WHEREAS, the Company and the Investors are parties to that certain Subscription Agreement dated as of April 23, 2015 (the “Subscription Agreement”) among the Company and the Investors, pursuant to which, among other things, the Investors subscribed for Notes (as defined below) and Warrants (as defined below);

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“ADSs” means those certain American depositary shares, representing Ordinary Shares.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no security holder of the Company shall be deemed an Affiliate of the Company or any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Registrable Securities held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

4

“Investor” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Registrable Securities.

“IPO” means the Company’s first underwritten public offering in the United States of ADSs under the Securities Act, with immediately available gross proceeds to the Company of at least $30,000,000.

“Notes” means the promissory notes convertible into Ordinary Shares subscribed for by the Investors pursuant to the Subscription Agreement.

“Ordinary Shares” means ordinary shares of the Company, no par value, and any shares into which such Ordinary Shares may thereafter be converted or changed.

“Permitted Transferee” means in the case of any Investor, a Person to whom Registrable Securities are Transferred by such Investor in accordance with Section 5.01(b); provided that (i) such transfer does not violate any agreements between such Investor and the Company or any of the Company’s subsidiaries, (ii) such transfer is not made in a registered offering or pursuant to Rule 144 and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 5.01(b).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” means, at any time, any (a) Ordinary Shares, including Ordinary Shares issuable upon exercise of Warrants, Ordinary Shares issuable upon conversion of Notes, and any other securities issued or issuable in respect of such Ordinary Shares by way of conversion, exchange, share dividend, split, combination, recapitalization, merger, consolidation, other reorganization or otherwise and (b) ADSs, until (i) a registration statement covering such Ordinary Shares or ADSs has been declared effective by the SEC and such Ordinary Shares or ADSs have been disposed of pursuant to such effective registration statement, (ii) such Ordinary Shares or ADSs or such other securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Ordinary Shares or ADSs are eligible for sale by the holder thereof without limitations as to volume or manner of sale pursuant to Rule 144.

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“Registration Expenses” means any and all expenses incident to the performance of, or compliance with, any registration or marketing of Registrable Securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable and documented fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 3.03(b), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable and documented fees and expenses of any counsel thereto, (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions and ADS conversion fees attributable to the sale of Registrable Securities, and any stock transfer taxes attributable to the sale of Registrable Securities, (x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiii) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 3.05. Registration Expenses shall not include any out-of-pocket expenses of the Investors (or the agents who manage their accounts).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” means the Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Transfer” means, with respect to any Registrable Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Registrable Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Registrable Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Warrants” means the warrants exercisable for Ordinary Shares subscribed for by the Investors pursuant to the Subscription Agreement

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble

Company	Preamble

Damages	4.01

Indemnified Party	4.03

Indemnifying Party	4.03

Inspectors	3.04

Joinder Agreement	5.01(b)

Notice	5.02

Records	3.04

Shelf Registration	2.01

Subscription Agreement	Preamble

Suspension Period	2.01(e)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections or Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or

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“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any law include all laws and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

Registration Rights

Section 2.01. Shelf Registration and Registration Procedures. (a) Promptly following the first anniversary of the IPO, but in any event within ten (10) days of the first anniversary of the IPO, the Company shall use its best efforts to (i) file and make effective a registration statement covering the resale of all of the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule) (a “Shelf Registration”) and (ii) maintain an effective Shelf Registration until all Registrable Securities shall have been sold under such Shelf Registration or cease to be Registrable Securities. The Company shall promptly, and within two (2) Business Days after the Company confirms effectiveness of the Shelf Registration with the SEC, notify the Investors of the effectiveness of the Shelf Registration.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall furnish to each participating Investor and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Investor and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the

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Securities Act, including as may be necessary to keep such registration statement effective and current, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Investor holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Investor holding such Registrable Securities reasonably (in light of such Investor’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Investor to consummate the disposition of the Registrable Securities owned by such Investor; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.01(d), (B) subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction or (C) consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction.

(e) The Company shall promptly notify each Investor holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Investor and file with the SEC any such supplement or amendment; provided that upon written notice to each Investor holding such Registrable Securities, the Company shall be entitled to delay the effectiveness of any registration statement or to suspend, on two occasions during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding in the aggregate 45 days (each, a “Suspension Period”), the use of any registration statement or prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference if the Company determines in its reasonably

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good faith judgment, after consultation with counsel that (i) the registration statement or any prospectus may contain an untrue statement of a material fact or omit any fact necessary to make the statements in the registration statement or prospectus not misleading; provided, that in such event the Company shall promptly prepare and file a supplement or amendment to such registration statement or prospectus to correct such disclosure or (ii) proceeding with the registration would materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company, require premature disclosure of material information that the Company has bona fide business purposes for preserving as confidential or render the Company unable to comply with the requirements under the Securities Act or Exchange Act.

(f) The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.

(g) The Company may require each Investor promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(h) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.01(e), such Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.01(e), and, if so directed by the Company, such Investor shall deliver to the Company all copies, other than any permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(i) Each Investor agrees that, in connection with any offering pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company, and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any Public Offering conducted hereunder other than the prospectus and any such free writing prospectus so authorized.

(j) The Company shall use its best efforts to list all Registrable Securities on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

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(k) The Company shall be liable for and pay all Registration Expenses incurred in connection with a registration statement pursuant to this Agreement. The Company shall pay the registration expenses borne by the Investors pursuant to this Agreement (not to exceed $50,000 in the aggregate).

Section 2.02. Rule 144 Sales; Cooperation by the Company. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the date hereof;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such Investor may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Investor to sell any Registrable Securities without registration.

Section 2.03. Company Registration. If at any time during the period between the IPO and the first anniversary of the IPO, the Company proposes to register (including, for this purpose, a registration effected by the Company for security holders other than the Investors) any of its securities under the Securities Act in connection with the public offering of such securities (other than a registration on Form S-8, F-4 or S-4, or any successor or similar forms, relating to securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) the Company shall give notice of the filing of the registration statement at least ten (10) Business Days prior to the anticipated filing date. Upon notice received by the Company no later than five (5) Business Days after the date of notice to the Investors, each Investor may request that the Company also include all or any portion of such Investors’ Registrable Securities in the registration. Thereafter, the Company shall use best efforts to effect the registration of all Registrable Securities requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.03 before the effective date of such registration statement, whether or not any Investor elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

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Section 2.04. Conversions of Ordinary Shares into ADSs. To the extent that the Company issues ADSs in the IPO, following the IPO and as requested by the Investors, the Company will deposit Ordinary Shares held by the Investors from time to time with the ADS depositary and cause the ADS depositary to issue ADSs to the Investors upon deposit of such Ordinary Shares, provided that the Company shall not be required to deposit such Ordinary Shares in exchange for ADSs on or prior to the date that is six (6) months from the date of the final prospectus for the IPO or to do so except in compliance with the Securities Act. The Company will pay reasonable expenses of the Investors for the exchange of Ordinary Shares for ADSs, such expenses not to exceed the aggregate amount of $ 250,000.

Section 2.05. Obligation to Register ADSs. Notwithstanding anything to the contrary herein, unless the Company has previously caused the Ordinary Shares to be listed on a national securities exchange or trading system in the United States (it being acknowledged that the Company shall have no obligation to so list the Ordinary Shares) and a market in the United States for Ordinary Shares not held in the form of ADSs exists, in any registration pursuant to Section 2.01 or Section 2.03 any Registrable Securities registered and sold pursuant thereto shall be in the form of ADSs.

ARTICLE 3

Public Offering

Section 3.01. Participation in Public Offering. If the Company shall receive a request from an Investor or group of Investors, in each case holding a majority of the Registrable Securities (as determined on a fully-diluted basis) that the Company effect a Public Offering, then the Company shall use best efforts to promptly prepare a prospectus or a prospectus supplement to effect such Public Offering; provided that (i) the Company shall only be required to effectuate one Public Offering within any one-year period and (ii) the Company shall not be obligated to effect a Public Offering unless the aggregate expected proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Public Offering equals or exceeds $10,000,000. The Company shall use best efforts to give notice of such Public Offering at least ten (10) Business Days prior to the anticipated filing date of the prospectus or prospectus supplement relating to such Public Offering to the other Investors who hold Registrable Securities at such time. Such other Investors may, upon notice received by the Company no later than five (5) Business Days after the date of notice of a Public Offering, request that the Company also include all or any portion of such other Investors’ Registrable Securities. Thereafter, the Company shall use best efforts to effect the Public Offering of all Registrable Securities requested to be included (in accordance with the methods thereof as aforesaid). Subject to Section 3.03(c), the Company shall be permitted to include any

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securities other than the Registrable Securities (including for the benefit of Persons not party to this Agreement) as part of any such Public Offering.

Section 3.02. Other Agreements of Investors. No Investor may participate in any Public Offering hereunder unless such Investor (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements (in customary form) approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock up agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights within the specified timelines.

Section 3.03. Underwriting of Public Offering. (a) In connection with any Public Offering in which the Investors are participating, other than a Public Offering initiated by the Company, the Investors requesting the Public Offering pursuant to Section 3.01 shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering.

(b) In connection with any Public Offering, the Company shall use its best efforts to furnish to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(c) If the total amount of securities to be sold in any Public Offering in which the Investors are participating exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities and securities other than the Registrable Securities that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. If the Investors determine to include any Registrable Securities in any such underwritten Public Offering, other than a Public Offering initiated by the Company, the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, securities other than the Registrable Securities requested to be included in such offering (including any securities that the Company proposes to register and sell for its own account) shall be excluded (as may be allocated pursuant to any agreement between holders of any such securities other than the Company and the Company) and (ii) second, Registrable

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Securities requested to be included in such offering by the Investors shall be excluded on a pro rata basis based on the number of securities requested to be included. If the Investors determine to include any Registrable Securities in any such underwritten Public Offering initiated by the Company, the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, securities other than the Registrable Securities requested to be included in such offering by Persons other than the Company shall be excluded on a pro rata basis based on the number of such securities requested to be included, (ii) second, Registrable Securities requested to be included in such offering by the Investors shall be excluded on a pro rata basis based on the number of such securities requested to be included and (iii) third, securities proposed to be registered and sold for the account of the Company shall be excluded. To facilitate the allocation of securities in accordance with the above provisions, the Company or the underwriters may round down the number of securities allocated to any selling holder (including each Investor) to the nearest 100.

Section 3.04. Inspection of the Company’s Records. Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall, in connection with a Public Offering, make available for inspection by any underwriter participating in such Public Offering and any attorney, accountant or other professional (the retention of which is reasonable under the circumstances) retained by any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable any of the Inspectors to exercise its due diligence responsibility and in accordance with applicable law, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Public Offering and in accordance with applicable law. Records that the Company determines in good faith to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material. misstatement or omission in the registration statement related to such Public Offering or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Investor agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Ordinary Shares, ADSs or other securities of the Company unless and until such information is made generally available to the public. Each Investor further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential

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Section 3.05. The Company’s Participation in Road Shows. In connection with any Public Offering, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

ARTICLE 4

Indemnification and Contribution

Section 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor beneficially owning any Registrable Securities covered by a registration statement, its officers, directors and employees, and each Person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Investor or on such Investor’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Investors provided in this Section 4.01.

Section 4.02. Indemnification by Participating Investors. Each Investor holding Registrable Securities covered by a registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Investor provided in Section 4.01, but only with respect to information furnished

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in writing by such Investor or on such Investor’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Investor also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 4.02. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Investor shall be liable under this Section 4.02 for any Damages in excess of the net proceeds realized by such Investor in the sale of Registrable Securities of such Investor to which such Damages relate.

Section 4.03. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 4.01 or 4.02, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable and documented fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated

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above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.04. Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and the Investors under Section 4.01 and Section 4.02, respectively, shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

Section 4.05. Contribution. (a) If the indemnification provided for in Section 4.01 or 4.02 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages,

(i) as between the Company and the Investors holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Investors on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Investors on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and

(ii) as between the Company on the one hand and each such Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Investor in connection with such statements or omissions, as well as any other relevant equitable considerations.

The relative benefits received by the Company and such Investors on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Investors bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the applicable prospectus or prospectus supplement. The relative fault of the Company and such Investors on the one hand and of such underwriters on the

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other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Investors or by such underwriters. The relative fault of the Company on the one hand and of each such Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.05 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.05, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Investor shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Investor were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Investor’s obligation to contribute pursuant to this Section 4.05 is several in the proportion that the proceeds of the offering received by such Investor bears to the total proceeds of the offering received by all such Investors and not joint.

ARTICLE 5

Miscellaneous

Section 5.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Investor that ceases to own beneficially any Registrable Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Article 4 applicable to such Investor with respect to any offering of Registrable Securities completed before the date such Investor ceased to

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own any Registrable Securities and (ii) this Article 5).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Investor may assign all or any portion of its rights hereunder to any Permitted Transferee of such Investor with respect to securities representing not less than twenty percent (20%) of the Registrable Securities held by such Investor as of the date of completion of the IPO; provided, however, that no such minimum assignment requirement shall be necessary for an assignment by an Investor which is (i) a partnership to its partners in accordance with their partnership interests, (ii) a limited liability company to its members in accordance with their interests in the limited liability company, (iii) a corporation to its stockholders in accordance with their interests in the corporation or (iv) to an Affiliate of such Investor. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a “Investor.” Any such transfer to a Permitted Transferee must be in compliance with the Securities Act and any other applicable securities “blue sky” laws.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.02. Notices. All notices, requests and other communications (each, a “Notice”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission so long as receipt of such email is requested and received:

if to the Company to:

Biotie Therapies Corp.

Joukahhaisenkatu 6, 20520

Turku, Finland

Attention: David Cook

Fax: +358 2 274 89 10

Email: david.cook@biotie.com

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with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Sophia Hudson

Fax: (212) 701-5762

Email: sophia.hudson@davispolk.com

if to any Investor, at the address for such Investor listed on the signature pages below or otherwise provided to the Company as set forth below.

Any Notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Any Person that becomes an Investor after the date hereof shall provide its address, fax number and email address to the Company.

Section 5.03. Waiver; Amendment; Termination. (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, waived, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of a majority of the Registrable Securities (as determined on a fully-diluted basis); provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any Investor be adversely affected (without similarly adversely affecting the rights of all Investors), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such registration statement.

(b) This Agreement shall terminate upon the earlier to occur of (i) the eighth anniversary of the IPO and (ii) the date on which there are no Registrable Securities.

Section 5.04. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

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Section 5.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court sitting in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.02 shall be deemed effective service of process on such party.

Section 5.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE INVESTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to the fullest extent permitted by law to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

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Section 5.08. Counterparts; Effectiveness. This Agreement may be executed (including by facsimile or other electronic image scan transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall, taken together, be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have executed and delivered this Agreement. Until and unless each party has executed and delivered this Agreement, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.09. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 5.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.11. Confidentiality. Each Investor agrees that any notice received pursuant to this Agreement, including any notice of a proposed public offering, postponement of an offering or other similar notice regarding the Company’s securities, is confidential information and that any trading in securities of the Company following receipt of such information may only be done in compliance with all applicable securities laws.

Section 5.12. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and

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enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BIOTIE THERAPIES CORP.

By:	/s/ Timo Veromaa
	Name:	Timo Veromaa
	Title:	President and CEO

[Signature Page to Biotie Registration Rights Agreement

VIVO CAPITAL FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

/s/ Albert Cha By: Albert Cha
Title: Managing Member

VIVO CAPITAL SURPLUS FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

/s/ Albert Cha By: Albert Cha
Title: Managing Member

Address for Notices:

Address:	Vivo Capital
575 High Street, Suite 201, Palo Alto, CA 94301

Fax number: 650 688-0815

Email address: acha@vivocapital.net

[Signature Page to Biotie Registration Rights Agreement

ORBIMED PRIVATE INVESTMENTS V, LP

By:	OrbiMed Capital GP V LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

/s/ Jonathan Silverstein
By: Jonathan Silverstein
Title: member

Address for Notices:

Address:	601 Lexington Avenue, 54th floor
New York, NY 10022

Fax number: 212-739-6444

Email address: silversteinj@orbimed.com

[Signature Page to Biotie Registration Rights Agreement

VERSANT VENTURE CAPITAL III, L.P.
VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC
Its:	General Partner

/s/ Robin L. Praeger
By: Robin L. Praeger Title: Managing Director

VERSANT VENTURE CAPITAL V, L.P.
VERSANT AFFILIATES FUND V, L.P.
VERSANT OPHTHALMIC AFFILIATES FUND I, L.P.

By:	Versant Ventures V, LLC
Its:	General Partner

/s/ Kirk G. Nielsen
By: Kirk G. Nielsen Title: Managing Director

VERSANT VENTURE CAPITAL V (CANADA) LP

By:	Versant Ventures V (Canada), L.P., Versant Ventures V GP-GP (Canada), Inc.
Its:	General Partner

/s/ Kirk G. Nielsen
By: Kirk G. Nielsen Title: Director

Address for Notices:

Address:

Fax number:

Email address:

[Signature Page to Biotie Registration Rights Agreement

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

[Signature Page to Biotie Registration Rights Agreement

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS H-1, L.L.C.

By:	HB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

[Signature Page to Biotie Registration Rights Agreement

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By:	PB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By:	YB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli
Partner

Address for Notices:

Address:	10 St. James Avenue, Suite 1700
Boston, Massachusetts 02116, USA

Fax number: 617-451-7332

Email address: gac@baupost.com; tk@baupost.com; cjb@baupost.com; jharvey@baupost.com

[Signature Page to Biotie Registration Rights Agreement

THE BAILEY 1995 FAMILY TRUST

/s/ Don Bailey
By: Don Bailey
Title: Trustee

Address for Notices:

Address:	5748 Grandview Ave
Yorba Linda CA 92886

Fax number:

Email address: donmatthewbailey@sbcglobal.net

[Signature Page to Biotie Registration Rights Agreement

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of             , 2015 (as amended, amended and restated or otherwise modified from time to time, the “Registration Rights Agreement”) among Biotie Therapies Corp. and the investors party thereto listed on the signature pages, as well as any Permitted Transferees. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a Permitted Transferee of an Investor thereto and shall have all of the rights and obligations of an “Investor” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          ,

[NAME OF JOINING PARTY]

By:
Name: Title:

Address for Notices:

Address:

Fax number:

Email address:

Schedule 1.43 – Warrants Offering Terms and Conditions

Schedule 1.43

Warrants Offering Terms and Conditions

1	Terms and Conditions of the Warrants

1.1	Background and Reasons for Issuing the Warrants

The Annual General Meeting of Shareholders of Biotie Therapies Corp. (the “Company”) held on [    ] May 2015 authorized the Board of Directors of the Company to resolve upon the issuance of at most [    ] option rights and other rights entitling to shares referred to in Chapter 10, Section 1 of the Finnish Companies Act (624/2006, as amended; the “Finnish Companies Act”). The Board of Directors of the Company has on [    ] May 2015 resolved pursuant to the authorization upon the issuance of warrants that entitle to subscription of new ordinary shares of the Company (the “Warrants”) on the terms and conditions set out herein (the “Terms and Conditions”).

The issuance of the Warrants is made pursuant to a subscription agreement dated [    ] April 2015 between the Company and certain investors (such investors hereinafter the “Investors” and such agreement the “Subscription Agreement”), under which the Investors have, subject to certain terms and conditions, undertaken to subscribe for convertible promissory notes (the “Notes”) and have in connection therewith been offered the right to subscribe for Warrants (the “Transaction”).

The Warrants are offered in derogation from the pre-emptive subscription right of the shareholders of the Company for subscription by the Investors in quantities specified in the Subscription Agreement. The issuance of the Warrants forms an integral part of the overall terms and conditions for the Transaction, and the Board of Directors of the Company has concluded that there are weighty financial reasons for the Company to issue the Warrants.

1.2	Number of Warrants

The Company shall issue in total a maximum of 183,333,334 Warrants entitling to subscribe for in aggregate a maximum of 183,333,334 ordinary shares in the Company, subject to adjustment as described in these Terms and Conditions.

1.3	Subscription of Warrants

Each Investor shall have the right to subscribe for one (1) Warrant for each Note validly subscribed and paid for by such Investor in the Transaction in accordance with the terms and conditions thereof. Pursuant to the foregoing, the maximum number of Warrants to be offered shall be 183,333,334. The subscription of the Warrants shall be free of charge.

The Warrants shall be subscribed for by and issued to the Investors at the completion of the Transaction as further set out in the Subscription Agreement.

The Company shall maintain a register of the holders of Warrants and the number of Warrants they hold. The Warrants will be registered in dematerialised form in the Finnish book-entry securities system held by Euroclear Finland Ltd or its successor, in accordance with the Finnish Book-Entry System Act (749/2012, as amended) and regulations of Euroclear Finland Ltd, within one (1) month from the issuance of the Warrants. Each holder of a Warrant (the “Warrantholder”) consents to the Company having a right to obtain information on the Warrantholders, their contact details and their holdings of the Warrants registered in the Finnish book-entry securities system, such as information recorded in the

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lists referred to in paragraphs 2 and 3 of Section 3 of Chapter 6 of the Finnish Book-Entry System Act kept by the Euroclear Finland Ltd in respect of the Warrants and the Euroclear Finland Ltd shall be entitled to provide such information upon request.

The Warrants will not be listed by the Company on a regulated market or other trading platform.

1.4	Transfer of Warrants

The Warrants may not be transferred or pledged other than:

(f)	to the Warrantholder, an affiliate of a Warrantholder, or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the Warrantholder in a transaction not involving a disposition for value or to any investment fund or other entity controlled or managed by the Warrantholder or under common control with the Warrantholder, or if the Warrantholder is an investment company registered under the U.S. Investment Company Act of 1940, as amended (a “Mutual Fund”), pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, or to any partner, member or shareholder or former partner, member or shareholder of the Warrantholder, or

(g)	to a third party which would be holding, as the result of the transfer, no less than 5,000,000 (five million) Warrants, or if less, all of the Warrants held by the transferor; and

provided that in each case such transfer of Warrants is made in compliance with the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in connection therewith the Company may require that the transferring Warrantholder deliver to the Company an opinion of counsel in a form reasonably satisfactory to the Company to the effect that registration under the U.S. Securities Act is not required in connection with any such transfer.

The holder of the Warrant to be transferred or pledged must, prior to transfer or pledge of the Warrant, deliver to the Company a (a) duly executed Warrant Assignment in the form of Exhibit (A) and (b) an Accredited Investor Certification certifying the “accredited investor” status under the U.S. Securities Act of the transferee or pledgee in the form set out in Exhibit (B); and upon receipt of such duly executed Warrant Assignment and Accredited Investor Certification, provided that the conditions set forth in this Clause 1.4 are satisfied, the Company shall register appropriate changes to the register of the Warrantholders held by the Company or Euroclear Finland Ltd, as the case may be, to reflect such assignment or pledge.

The Warrantholders shall pay any transfer tax imposed in connection with such transfer (if any). Any attempted transfer or pledge of the Warrants in contravention to these Terms and Conditions shall be null and void.

2	Terms and Conditions of Share Subscription

2.1	Right to Subscribe for Warrant Shares

Each Warrant entitles its holder to subscribe for one (1) new share in the Company (the “New Share”) or one (1) treasury share in the Company held by the Company or any of its subsidiaries (the “Treasury Share”), subject to adjustment as described in these Terms and

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Conditions. The number of shares in the Company may increase as a consequence of the share subscriptions by a maximum of 183,333,334 New Shares, subject to adjustment as described in these Terms and Conditions.

For the purpose of these terms and Conditions the “Warrant Share” means a New Share or a Treasury Share.

2.2	Subscription Price

The subscription price for each Warrant Share is EUR 0.17, subject to adjustment as described in these Terms and Conditions (the “Warrant Exercise Price”). The Warrant Exercise Price shall be booked in its entirety to the share capital of the Company.

2.3	Share Subscription, Payment and Registration of Shares

Unless otherwise specifically provided under these Terms and Conditions, the Warrants shall be exercisable for the Warrant Shares as set forth in this Clause 2.3 during the subscription period that commences on 1 November 2015 and ends on 1 November 2020 (the “Share Subscription Period”), provided that in the event that the Company announces the execution of a definitive agreement providing for an Acquisition (as defined below) prior to 1 November 2015, the Share Subscription Period shall instead begin immediately following such announcement and the Company shall provide prompt notice to the Warrantholders of the commencement of such Share Subscription Period. Any Warrants remaining unexercised after the end of the Share Subscription Period shall automatically expire without compensation.

Acquisition” means any reorganization, consolidation, merger, demerger or sale of shares of the Company (including, without limitation, a public tender offer for the shares in the Company) where the holders of the Company’s outstanding shares as of immediately before the transaction beneficially own less than a majority by voting powers of the outstanding shares of the surviving or successor entity as of immediately after the transaction.

The Warrants may be exercised in whole or in part, at any time or from time to time on any day during the Share Subscription Period, by (i) delivery to the Company of a duly executed notice in the form set out in Exhibit (C) (the “Exercise Notice”), (ii) payment to the Company of the Warrant Exercise Price for the Warrant Shares (the “Exercise Amount”) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount and (iii) delivery to the Company of an Accredited Investor Certification certifying the “accredited investor” status under the U.S. Securities Act of the recipient of the Warrant Shares to be received upon exercise of the Warrants in the form set out in Exhibit (B), with such exercise to be effective upon receipt by the Company of such notice, such Exercise Amount and such Accredited Investor Certification (the “Effective Exercise”).

The Company may at its own discretion issue either New Shares or convey, or may have the relevant subsidiary convey, Treasury Shares on the basis of the Warrants validly exercised in accordance with this Clause 2.3 to the exercising Warrantholder, provided, however, that the subscription for such Warrant Shares shall not impose any transfer tax on the exercising Warrantholder. Warrant Shares issued on the basis of Warrants validly exercised in accordance with this Clause 2.3 shall be (i) notified for registration with the Finnish Trade Register (except for Treasury Shares that have already been registered) without undue delay and (ii) admitted to trading as set forth in Clause 3.1.

Notwithstanding the provisions under Clause 3.1, provided that (i) the number of Warrant Shares to be issued to one or several Warrantholders exceeds in aggregate 5,000,000 Warrant

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Shares (or lower amount consented by the Company), or if less, all of the Warrants held by the Warrantholders, (ii) the Company has received a written indication of the time and size of the exercise at least ten (10) days on which banks are generally open for normal banking business both in Helsinki, Finland and in New York City, New York, United States (each a “Business Day”) prior to the date of the Effective Exercise and (iii) the Company has received the Exercise Notice(s) at least four (4) Business Days prior to the date of the Effective Exercise, the Company shall use its best effort to issue the Warrant Shares on the basis of the Warrants validly exercised in accordance with this Clause 2.3 to the exercising Warrantholder(s) to enable trading with such Warrant Shares by the Warrantholder(s) on the Helsinki Stock Exchange to the extent possible within three (3) Business Days but in no event later than five (5) Business Days from the Effective Exercise.

If the Company shall have completed a U.S. Offering prior to Effective Exercise and sold American depositary shares representing ordinary shares of the Company (“ADSs”) in the U.S. Offering and the Warrantholder(s) deposit Warrant Shares with the depositary for the ADSs, the Company shall use its best efforts to cooperate with any reasonable request made of the Company by or on behalf of the depositary for such ADSs in connection with any such deposit and any sale of the ADSs under an effective registration statement covering such ADSs or pursuant to an exemption from registration available under the U.S. securities laws; provided, that the Company shall not be required to comply with any such request relating to a sale under a registration statement during a valid “Suspension Period” as defined and permitted under that certain Registration Rights Agreement between the Company and the parties listed on the signature pages thereto dated as of the date of the Subscription Agreement.

For the purposes of these Terms and Conditions “U.S. Offering” means the closing of the first sale of ordinary shares of the Company or ADSs to the public in the United States in a firm-commitment underwritten public offering pursuant to an effective registration statement under the U.S. Securities Act of 1933 (as amended), resulting in at least USD 30 million of gross proceeds (before deduction of any fees and expenses connected with such offering) to the Company and in connection with which such shares or ADSs are listed on the Nasdaq Global Market.

2.4	Shareholder Rights

The New Shares subscribed for on the basis of the Warrants will entitle the holders thereof to any possible dividend and to other shareholder rights upon their registration into the Finnish Trade Register.

2.5	Issuance of New Shares or Rights Entitling to Shares

Should the Company, prior to the end of the Share Subscription Period, resolve on any issue of new shares, stock options or other special rights entitling to shares to all shareholders (other than an issue of shares that is made in order to effect a subdivision or combination of shares within the meaning of Clause 2.6), the holders of Warrants shall have the same or equal rights as the shareholders to participate in such issue. This equality shall be achieved in the manner resolved by the Board of Directors of the Company by (i) changing the Warrant Exercise Price, (ii) changing the number of Warrant Shares which the Warrants entitle to subscribe for, or by (iii) using a combination of the aforementioned items (i) and (ii), provided that adjustment shall only be made pursuant to this Clause 2.5 to the extent that adjustment is not provided for with respect to such transaction under Clauses 2.6 through 2.12.

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2.6	Adjustment for Stock Splits and Combinations

If the Company, prior to the end of the Share Subscription Period shall effect a subdivision of its ordinary shares, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company prior to the end of the Share Subscription Period shall combine its ordinary shares, the Warrant Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Clause 2.6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.7	Adjustment for Certain Dividends and Distributions

If the Company, prior to the end of the Share Subscription Period, shall make or issue, or fix a record date for the determination of holders of its ordinary shares entitled to receive, a dividend or other distribution to the shareholders from the fund for invested unrestricted equity payable in ordinary shares in the Company, then and in each such event the Warrant Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of ordinary shares outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)	the denominator of which shall be the total number of ordinary shares outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of ordinary shares issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price shall be recomputed accordingly as of the close of business on such date and thereafter the Warrant Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, if any.

2.8	Adjustment in Number of Warrant Shares Issuable Upon Exercise of Warrants

When any adjustment is required to be made in the Warrant Exercise Price pursuant to Clause 2.6 or 2.7, the number of Warrant Shares issuable upon the exercise of a Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of the Warrant immediately prior to such adjustment, multiplied by the Warrant Exercise Price in effect immediately prior to such adjustment, by (ii) the Warrant Exercise Price in effect immediately after such adjustment.

2.9	Adjustments for Other Dividends and Distributions

If the Company, prior to the end of the Share Subscription Period, shall (i) pay or declare a dividend payable to shareholders other than in ordinary shares (e.g. in cash or assets other than ordinary shares in the Company), (ii) distribute assets to shareholders from the fund for invested unrestricted equity (other than ordinary shares), the share premium reserve or legal reserve (in Finnish: ylikurssi- tai vararahasto) or its share capital or (iii) repurchase or redeem any ordinary shares of the Company under Chapter 15 of the Finnish Companies Act) (provided that such clause (iii) shall only apply to the extent that the Warrantholders do not tender their Warrants pursuant to Clause 2.12(b) below), then and in each such event the

5 (12)

Warrant Exercise Price then in effect immediately before such event shall be decreased as of such event by multiplying the Warrant Exercise Price then in effect by a fraction:

(a)	the numerator of which shall be equal to (i) the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Board of Directors of the Company) minus (ii) the amount per outstanding share of such dividend, distribution, repurchase, or redemption; and

(b)	the denominator of which shall be the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Board of Directors of the Company).

If the Company distributes assets other than cash, the amount per outstanding share of the distribution shall be calculated by reference to the fair market value of the assets distributed as determined in good faith by the Board of Directors of the Company. In the event of a repurchase of shares, the amount per outstanding share shall be equal to the aggregate amount used by the Company in connection with such repurchase divided by the number of outstanding shares of the Company immediately prior to such repurchase.

“Closing Price” means the volume weighted average closing price of the ordinary shares of the Company on the Helsinki Stock Exchange (or, if different, the primary regulated market (within the meaning of the Markets in Financial Instruments Directive (2004/39(EC))) on which the ordinary shares are then traded) during the one (1) month period preceding the measurement date.

2.10	Adjustment for Reorganization

(a)	If, prior to the end of the Share Subscription Period, there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or demerger involving the Company in which the Company’s ordinary shares are converted into or exchanged for securities, cash or other property (other than a transaction covered by Clauses 2.6, 2.7, 2.9 or 2.11) (collectively, a “Reorganization”), then, following such Reorganization, subject to Clause 2.10(b), the Warrantholders shall receive upon exercise of the Warrants the kind and amount of securities, cash or other property, if any, which the Warrantholders would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. Appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder, to the end that the provisions set forth in these Terms and Conditions (including provisions with respect to changes in and other adjustments of the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of the applicable Warrants.

(b)	The Warrantholders shall not be entitled to demand the redemption of the Warrants in relation to a merger or a demerger in accordance with Chapter 16, Section 13 of the Finnish Companies Act with respect to a merger and Chapter 17, Section 13 of the Finnish Companies Act with respect to a demerger, provided, however, that the Warrantholders shall be entitled to demand such redemption in the event that as a result of such merger or demerger the Warrants will be exercisable for shares or

6 (12)

securities that are not listed on a regulated market (within the meaning of the Markets in Financial Instruments Directive (2004/39(EC))) or a United States national securities exchange.

2.11	Treatment of Warrants in an Acquisition

In the event of an Acquisition prior to the end of the Share Subscription Period (other than, for the purposes of this provision, an Acquisition consummated by way of an unsolicited third-party tender offer), the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrantholder shall thereafter continue to have the right to subscribe for upon the Terms and Conditions and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrantholder, shares in the surviving or acquiring entity (“Acquirer”), as the case may be, with an aggregate value equal to the Black-Scholes Value of the Warrantholder’s Warrants. For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Clause 2.11.

“Black Scholes Value” means the value of a Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on the Bloomberg Financial Markets determined as of the day of consummation of the Acquisition for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the closing of the Acquisition and the end of the Share Subscription Period, (B) an expected volatility equal to the lesser of 45% and the 180-day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the Acquisition, (C) the underlying price per ordinary share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Acquisition and (D) a remaining option time equal to the time between the date of the closing of the Acquisition and the end of the Share Subscription. For purposes of the foregoing, the value of any non-cash consideration in any Acquisition will be determined in good faith by the Board of Directors of the Company or the Acquirer.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares thereafter deliverable upon the exercise thereof. The Company shall not effect any such Acquisition unless prior to or simultaneously with the consummation thereof the Acquirer shall assume by written instrument, reasonably deemed by the Board of Directors of the Company to be satisfactory in form and substance, the obligation to deliver to the Warrantholders upon exercise of the applicable instrument, at the last addresses of such holders appearing in the register of Warrantholders of the Company, such shares, as, in accordance with the foregoing provisions, such Warrantholders may be entitled to subscribe for, and the other obligations under the Warrants. The provisions of this Clause 2.11 shall similarly apply to successive Acquisitions. If the Company, in spite of using its best efforts, is unable to cause the Warrants to continue in full force and effect until the end of the Share Subscription Period in connection with any such transaction in accordance with the terms above, then the Acquirer shall pay the Warrantholders the Black-Scholes Value per Warrant. Such payment shall be made in cash in the event that the Acquisition results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in ordinary shares of the Acquirer in the event that the Acquisition results in the shareholders of the Company receiving shares in the Acquirer at the closing of the transaction. In the event that the shareholders of the Company

7 (12)

receive both cash and shares at the closing of the Acquisition, such payment to the Warrantholders shall be also be made in both cash and shares in the same proportion as the consideration received by the shareholders.

2.12	Rights of Warrantholders in Certain Situations

(a)	If, prior to the end of the Share Subscription Period, the Company is placed into liquidation, the Warrantholders shall have the right to exercise the Warrants pursuant to these Terms and Conditions during a fixed period of time to be determined by the Board of Directors of the Company of which the Company shall give the Warrantholders written notice, provided that such period for exercise of the Warrants may not expire earlier than ten (10) Business Days following the date on which the Company sends the Warrantholders notice of such fixed period determined by the Board of Directors and five (5) Business Days prior to completion of the liquidation of the Company; provided further than any exercise by the Warrantholders of the Warrants may be conditioned upon the completion of the liquidation of the Company. Notwithstanding any other provisions in these Terms and Conditions, should the Company be deregistered from the Finnish Trade Register prior to the exercise of the Warrants, the Warrantholders shall have no right to exercise the Warrants.

(b)	If, prior to the end of the Share Subscription Period, the Company makes a resolution to acquire its own shares through a tender offer to all the shareholders or to acquire other special rights entitling to shares issued in one or more transactions that were related to the offering of the Warrants (the “Related Offerings”) through a tender offer to all holders of such rights, the Company shall make an equal offer to the Warrantholders in respect of the Warrants. If the Company acquires its own shares in any other manner, or if the Company acquires stock options or special rights entitling to shares other than those issued in the Related Offerings, no measures will need to be taken in relation to the Warrants.

(c)	If, prior to the end of the Share Subscription Period, a tender offer regarding all shares, stock options and other special rights issued by the Company is made by a party other than the Company or should a shareholder under the Finnish Securities Markets Act (746/2012, as amended) have the obligation to redeem the shares from the Company’s other shareholders, or to redeem the stock options or other special rights issued by the Company, or should a shareholder have under the Finnish Companies Act the right and obligation to redeem the shares from the Company’s other shareholders, then the Warrantholders may, notwithstanding the transfer restriction set forth in Clause 1.4 above, transfer all of their Warrants to such offeror or redeemer, as the case may be.

Should a shareholder under the Finnish Companies Act have the right to redeem the shares from the other shareholders of the Company, the Warrantholders shall upon request by such shareholder have a corresponding obligation to transfer all of their Warrants for redemption, in which case the Acquirer shall pay the Warrantholders the Black-Scholes Value per Warrant.

The Board of Directors may at its discretion in any of the situations mentioned in this Clause 2.12(c), also give the Warrantholders an opportunity (which for the avoidance of doubt shall not foreclose the Warrantholders from exercising the Warrants for the securities or other property for which they would otherwise have been exercisable) to exercise the Warrants or to convert the Warrants into equity issued by the offeror or redeemer, as the case may be, on such terms and within

8 (12)

such reasonable time period prior to the completion of the tender offer or redemption, as resolved by the Board of Directors. At the expiry of this time period set by the Board of Directors and provided that the offeror’s or redeemer’s, as the case may be, shareholding in the Company based on the final results of the tender offer exceeds nine tenth (9/10) of all outstanding shares in the Company, any rights to exercise the Warrants shall be suspended until arbitration proceedings have become pending under Chapter 18, Section 4 of the Finnish Companies Act.

2.13	Notice of Adjustment

Not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment of the Warrant Exercise Price or the number, amount or type of securities or other assets issuable upon exercise of the Warrants, the Company shall give notice to the Warrantholders of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrantholders of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

3	Other Terms

3.1	Stock Exchange Listing and Government Approvals

The Company will, at its own expense, use its best efforts to (a) maintain the listing of its ordinary shares on the stock exchange maintained by NASDAQ OMX Helsinki Ltd or its successors (the “Helsinki Stock Exchange”), (b) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations under these Terms and Conditions, (c) take all action which may be necessary for the admission of the New Shares issuable upon exercise of the Warrants for trading on the Helsinki Stock Exchange on or before the earliest of (i) the U.S. Offering, (ii) the listing by the Company of other ordinary shares on the Helsinki Stock Exchange or its successors, however, provided that the admission of the New Shares would not require additional documentation (including, but not limited to, the publication of a prospectus under the Finnish Securities Markets Act) by the Company, and (iii) the date six (6) months from the issue of New Shares and (d) following the U.S. Offering and to the extent that the Company issues ADSs in the U.S. Offering, maintain the listing of the ADSs on a United States national securities exchange.

3.2	Governing Law and the Settlement of Disputes

These Terms and Conditions shall be governed by and construed in accordance with Finnish law. Any dispute, controversy or claim arising out of or relating to these Terms and Conditions, or the transactions contemplated hereby, or the breach, termination or validity thereof shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of the arbitration shall be Zurich, Switzerland. The language of the arbitration shall be English. At any time, a party may seek or obtain preliminary, interim or conservatory measures from the arbitrators or from a court.

3.3	Notices

All notices related to the Warrants by the Company shall be sent by express courier or e-mail to the addresses provided to the Company by the respective Warrantholders. The notices related to the Warrants to the Company may be sent by express courier or e-mail to:

9 (12)

Biotie Therapies Corp.

address: Joukahaisenkatu 6, 20250 Turku, Finland

e-mail: warrants@biotie.com

attention: David Cook

A notice made in accordance with the above shall be deemed to have been received by its recipient on (i) the fifth (5th) Business Day after the day of sending if sent by express courier, or (ii) on the day of transmission if sent by e-mail, provided that a confirmation of successful transmission has been obtained from the recipient.

3.4	U.S. Tax Matters

(a)	Information Reporting. The Company shall at any time upon the reasonable request of a Warrantholder and as soon as practicable deliver any information reasonably requested by any Warrantholder in order to assist such Warrantholder or any person who is a direct or indirect beneficial owner of such Warrantholder with the preparation of its tax returns, complying with reporting obligations under the United States Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, pursuant to Sections 6038, 6038B, or 6038D of the Code and the rules and Treasury Regulations promulgated thereunder) and other obligations under the Code or any other applicable tax laws, or obtaining any benefit pursuant to the Code or other applicable tax laws; provided, however, that with respect to this Clause 3.4(a) the Company shall not be required to provide any (i) information not readily available to the Company without the incurrence of significant cost or expense unless the requesting Warrantholder agrees to reimburse the Company for any incremental cost or expense incurred in collecting, preparing and/or delivering such information to such Warrantholder; or (ii) any information that would constitute inside information under applicable laws and regulations.

(b)	Passive Foreign Investment Company. The Company shall: (i) as soon as practicable using commercially reasonable efforts after the end of each calendar year, examine its status as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code, and the PFIC status of its subsidiaries, in consultation with its tax advisors and promptly notify each Warrantholder of such PFIC statuses, (ii) as each such Warrantholder may reasonably request, provide any assistance and information necessary to determine whether the Company or any of its subsidiaries is a PFIC and (iii) in respect of each calendar year which the Company or any of its subsidiaries is or reasonably may be determined to be a PFIC in the opinion of the Company (in consultation with its tax advisors) or any Warrantholder, as soon as practicable using commercially reasonable efforts after the end of each calendar year, make available the statements and information (including, without limitation, a valid PFIC Annual Information Statement prepared in accordance with the provisions of the Code and Treasury Regulations promulgated thereunder, which Annual Information Statement shall include the Warrantholder’s share of the ordinary earnings and net capital gain as provided in Section 1293(e) of the Code) necessary to enable a Warrantholder and any person who is a direct or indirect beneficial owner of such Warrantholder to comply with all provisions of the Code with respect to PFICs, including but not limited to, making and complying with the requirements of a “Qualified Electing Fund” election (a “QEF Election”) pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Section 1.1295-3 of the Treasury Regulations with respect to the Company or any of its subsidiaries, as applicable.

10 (12)

(c)	Controlled Foreign Corporation.

(iii)	The Company shall: (i) as soon as practicable using commercially reasonable efforts after the end of each calendar year, examine its “controlled foreign corporation” status as defined in Section 957 of the Code and the Treasury Regulations thereunder (“CFC”) and the CFC status of its subsidiaries in consultation with its tax advisors and shall immediately notify each Warrantholder if, based on the information known to the Company, the Company believes that it or any of its subsidiaries was a CFC for such calendar year, (ii) as a Warrantholder may reasonably request, provide assistance and the information necessary to determine whether the Company or any of its subsidiaries is a CFC, and (iii) in respect of each calendar year for any portion of which the Company or any of its subsidiaries is or may be deemed a CFC in the reasonable opinion of the Company (in consultation with its tax advisors) or any Warrantholder, as soon as practicable using commercially reasonable efforts after the end of the calendar year, as the case may be, make available the information necessary to enable each Warrantholder (and any person who is a direct or indirect beneficial owner of such Warrantholder) that is a “U.S. Person” of the Company (as defined below) to comply with all CFC reporting and other requirements of the Code with respect to the Company or its subsidiaries. In the event that the Company or any of its subsidiaries is determined by counsel or accountants for any Warrantholder to be a CFC as defined in the Code, the Company agrees to use commercially reasonable efforts, to the extent not inconsistent or incompatible with the Company’s, or if applicable, any subsidiary’s, current or intended business operations, plans or objectives, to avoid generating Subpart F Income (as defined below).

(iv)	If it is determined, either by the Company or by any Warrantholder or any taxing authority, that the Company or any subsidiary is or reasonably may be a CFC for any calendar year, the Company shall, as soon as practicable using commercially reasonable efforts after the end of such calendar year, determine, and make available to each Warrantholder a written report of the amount and character of any Subpart F Income, any Section 956 Amount (as defined below) and earnings and profits (as determined for U.S. federal income tax purposes) generated by such entity during such calendar year and the amount of each such Warrantholder’s pro rata portion of such Subpart F Income and Section 956 Amount. For purposes of this Clause 3.4, “U.S. Person” means any “United States person” as defined in Section 7701(a)(30) of the Code and the Treasury Regulations thereunder, “Subpart F Income” means “subpart F income” as defined in Section 952 of the Code and the Treasury Regulations thereunder, and “Section 956 Amount” means any amount described in Sections 951(a)(1)(B) and 956 of the Code and the Treasury Regulations thereunder.

(d)	This Clause 3.4 shall remain applicable at all times while the Warrantholders own Warrants.

3.5	Other Matters

By subscribing for the Warrants, the Warrantholders undertake to adhere to these Terms and Conditions. These Terms and Conditions have been drafted in Finnish and English. In case

11 (12)

of any discrepancy between the Finnish and English versions of these Terms and Conditions, the English language version shall prevail.

The Warrantholders shall be solely responsible for any taxes, duties and other such payments possibly incurred by the holders of Warrants in relation to receiving the Warrants and the subscription of any Warrant Shares under these Terms and Conditions.

The Board of Directors of the Company shall resolve upon all other matters related to the Warrants and to amend the technical procedures relating to the Warrants (including, but not limited to, additional procedures related to the subscription of Warrant Shares), provided, in each case, that such actions, resolutions or amendments are not prejudicial to the Warrantholders.

12 (12)

Exhibit A

Form of Warrant Assignment

To: Biotie Therapies Corp.

Reference is made to the terms and conditions dated [ ] 2015 and concerning the issuance of Warrants by Biotie Therapies Corp. (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

[NOTE: IF THE FORM CONCERNS TRANSFER, THE FOLLOWING SHALL BE INCLUDED]

FOR VALUE RECEIVED                              (the “Assignor”) hereby notifies that it has undertaken to sell, assign and transfer all of the rights of the Assignor under the Warrants to the Assignee(s) as set forth below:

Name(s) of Assignee(s)	Assignee(s) Contact Information	Number of Warrants

All notices to be given by the Company to the Assignor as Warrantholder shall be sent to the Assignee(s) at the above listed address(es).

[NOTE: IF THE FORM CONCERNS PLEDGE, THE FOLLOWING SHALL BE INCLUDED]

                              (the “Pledgor”) hereby notifies that it has undertaken to irrevocably and unconditionally pledge [with first priority all of the rights of, title to and other interests in] the Warrants to the Pledgee(s) as set forth below:

Name(s) of Pledgee(s)	Number of Warrants Pledged

[NOTE: IF WARRANTS ARE REGISTERED INTO THE BOOK-ENTRY SECURITIES SYSTEM, THE PLEDGOR AND PLEDGEE ARE RESPONSIBLE FOR EFFECTING THE REGISTRATION OF ANY PLEDGE TO THE BOOK-ENTRY ACCOUNT OF THE PLEDGOR]

[NOTE: THE BELOW SHALL BE INCLUDED IN ALL FORMS]

Place and date:
Name of the [Assignor / Pledgor]:

By: Title:	By: Title:

1 (2)

The above [assignment / pledge] is acknowledged and accepted.

Place and date:

BIOTIE THERAPIES CORP.

By: Title:

2 (2)

Exhibit B

Form of Accredited Investor Certification

The undersigned represents and warrants to Biotie Therapies Corp. (the “Company”) in connection with the transfer of warrants (“Warrants”) exercisable for shares, no par value, of the Company (“Shares”), to the undersigned, or in connection with the exercise of Warrants for Shares to be subscribed for by the undersigned, that the undersigned fits within each category marked below, and that for any category marked, it has truthfully set forth any description required as provided for below. The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

(PLEASE MARK EACH CATEGORY APPLICABLE TO YOU)

☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth, you may include equity in personal property, real estate, cash, short-term investments, stock and securities. Please follow these guidelines in calculating the value of your principal residence: (i) you may not include equity in your principal residence as an asset; (ii) you may exclude indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence on the date hereof from the calculation of liabilities (unless the amount of such indebtedness outstanding on the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, in which case the excess should be included in the calculation of liabilities); and (iii) you should include indebtedness that is secured by your principal residence in excess of the fair market value of the primary residence on the date hereof in the calculation of liabilities.

☐	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case, including foreign income, tax exempt income and full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned is a director or executive officer of the Company.

☐	The undersigned is either: (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (c) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (d) an insurance company as defined in Section 2(13) of the Act; (e) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act; (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (g) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000; or (h) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors,” as defined in Rule (501)(a) promulgated under the Act.

(describe entity)

1 (2)

☐	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

☐	The undersigned is an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000.

(describe entity)

☐	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose investments are directed by a “sophisticated person” as described in Rule 506(b) (2)(ii) promulgated under the Act.

☐	The undersigned is an entity, all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Certificate.

(describe entity)

THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY WILL RELY ON THE FOREGOING REPRESENTATIONS TO, AMONG OTHER THINGS, MAINTAIN THE EXEMPTION FOR THE ISSUANCE OF SHARES AND WARRANTS FROM THE REQUIREMENT TO REGISTER SUCH SHARES AND WARRANTS UNDER THE U.S. SECURITIES ACT.

The answers to the foregoing questions are correctly stated to the best of my knowledge, information and belief. I hereby agree to notify the Company promptly of any changes in the foregoing information.

Dated:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Investor:

Title of Authorized Investor:

2 (2)

Exhibit C

Form of Exercise Notice

To: Biotie Therapies Corp.

Reference is made to the terms and conditions dated [ ] 2015 and concerning the issuance of Warrants by Biotie Therapies Corp. (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

The undersigned hereby exercises Warrants held by it as specified below.

Name of Warrantholder:

Number of Warrants exercised:

Number of Warrant Shares to be subscribed for:

Exercise Amount payable:	EUR

Securities account no. for issue of Warrant Shares:

The Exercise Amount shall be paid to the following bank account of Biotie Therapies Corp:

IBAN:

BIC:

The Warrantholder represents and warrants that this Exercise Notice has been duly signed and constitutes a valid and binding act by the undersigned to exercise the said Warrants.

Place and date:

Name of the Warrantholder:

By:	By:
Title:	Title:

The above exercise is acknowledged and accepted.

Place and date:

BIOTIE THERAPIES CORP.

By:
Title:

1 (1)

Schedule 4.1.2 – Form of Subscription List

Schedule 4.1.2

Form of Subscription List

Reference is made to the subscription agreement dated [ ] 2015 between Biotie Therapies Corp. and certain investors listed therein (the “Subscription Agreement”). The capitalised terms used herein shall have the same meanings as in the Subscription Agreement. The undersigned hereby subscribes for the Notes and Warrants pursuant to their respective terms and conditions and as specified below.

Name of the Investor:

Number of Notes to be subscribed for:

Number of Warrants to be subscribed for:

Principal amount to be paid for Notes:	EUR

The principal amount shall be paid to the following bank account of Biotie Therapies Corp.:

IBAN:

BIC:

According to Clause 2.3 of the terms and conditions of the Notes, the Notes shall be automatically converted to New Shares upon the completion of the U.S. Offering (the “Automatic Conversion”, as defined therein). The undersigned hereby subscribes for the New Shares, subject to adjustment as described in the terms and conditions of the Notes, to be issued pursuant to the Automatic Conversion and acknowledges that such issuance will be executed by Biotie Therapies Corp. automatically upon the preconditions thereto having become fulfilled.

The undersigned represents and warrants that this Subscription List has been duly signed and that the subscriptions set out herein constitute valid and binding acts by the undersigned in accordance with the Subscription Agreement.

Place and date:

[NAME OF THE INVESTOR]

By:	By:
Title:	Title:

The above subscriptions are acknowledged and accepted.

Place and date:

BIOTIE THERAPIES CORP.

By:
Title:

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Schedule 6.1 – Company’s Warranties

Schedule 6.1

Warranties by the Company

The Company hereby represents and warrants to the Investors that each of the following warranties is true, accurate and not misleading at the date of this Agreement and on the Completion Date:

1	Due Incorporation, Power and Authority of the Company

The Company has been duly incorporated and is validly existing as a public limited company limited by shares under the laws of Finland. Each of the subsidiaries of the Company has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has full power and authority under its organizational documents and otherwise to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company and each of its subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing property or the conduct of business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

2	Shares and Share Capital

2.1	The issued share capital of the Company and each of its subsidiaries has been duly and validly authorized and issued, is not subject to any call for the payment of further capital, has been issued fully paid and is free of all pre-emptive rights or other material rights or restrictions.

2.2	Except as disclosed in the Offering Memorandum and except for the convertible notes and warrants offered to certain existing shareholders as set out in the Background (B) of this Agreement, there are no outstanding securities or warrants convertible into or exchangeable for rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of the Company or any of its subsidiaries to create, issue, sell or otherwise dispose of, any securities (or any such shares, warrants, rights, options or obligations) of the Company or any subsidiary of the Company.

2.3	Provided that the AGM adopts the Resolutions and after the Board of Directors of the Company has passed the resolutions which are contemplated under this Agreement:

(a)

All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into the Subscription Agreement and the Registration Rights Agreement and to sell, issue and register the Notes, the Warrants and the New Shares, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Subscription Agreement and the Registration Rights Agreement and the Notes and the Warrants and the performance of all obligations of the Company under such agreements and instruments has been taken. The Subscription Agreement and the Registration Rights Agreement and the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws

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relating to the availability of specific performance, injunctive relief, or other equitable remedies;

(b)	the New Shares will be duly and validly authorised for issue and, upon registration of the New Shares with the Trade Register and when paid for by, and issued and delivered to the Investors in the Offerings, will be fully paid and non-assessable; the New Shares will rank pari passu with each other and all other Shares; the New Shares, when issued, will be free and clear of all liens, charges, pledges, encumbrances, security interests, claims and other third party rights; save as set forth in the Lock-up Agreement, the New Shares are freely transferable; and the New Shares will conform to the description of the Shares contained in the Offering Memorandum;

(c)	the Warrants will be duly and validly authorised for issue and, upon registration of the Warrants with the Trade Register exercisable into Shares pursuant to the Warrants Offering Terms and Conditions;

(d)	the Notes will be duly and validly authorised for issue and, upon registration of the Notes with the Trade Register convertible into Shares pursuant to the Notes Offering Terms and Conditions; and

(e)	the Notes, the Warrants and the New Shares will be issued in compliance with all applicable securities laws.

3	Offering Memorandum

3.1	All statements of fact contained in the Offering Memorandum are true and accurate and not misleading in any material respect. All statements, forecasts, estimates and expressions of opinion, intention or expectation contained in the Offering Memorandum are honestly held by the directors of the Company and are fairly based and have been made on reasonable grounds after due and proper consideration and enquiry, and are fair and not misleading.

3.2	There are no facts, matters or circumstances known, or which could after due and proper consideration and enquiry have been known, to the Company or any of the directors of the Company which are not disclosed in the Offering Memorandum, the omission of which would, or might reasonably be expected to, make any statement contained in the Offering Memorandum misleading in a material respect or which would, or might reasonably be expected to, affect the importance of any information contained in the Offering Memorandum in a material respect.

4	Financial Statements

The audited consolidated financial statements of the Company as at and for each of the years ended 31 December 2014 and 2013 together with the related notes (the “Financial Statements”), give a true and fair view of: (i) the financial position of the Company and its consolidated subsidiaries and (ii) the results of operations and cash flows of the Company and its consolidated subsidiaries, in each case, as of the dates and for the periods specified. Such audited consolidated financial statements have been prepared in accordance with and comply with IFRS and all other applicable laws and regulations. Except as set forth in the Financial Statements, the Company and its consolidated subsidiaries have no material liabilities or obligations, contingent or otherwise, other than (i) this Agreement and the Registration Rights Agreement, (ii) liabilities incurred in the ordinary course of business subsequent to the date of the latest balance sheet included in the Financial Statements; (iii) obligations under contracts and commitments incurred in the ordinary course of business;

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and (iv) liabilities and obligations of a type or nature not required under IFRS to be reflected in the Financial Statements.

5	Activities during the Current Financial Period

Since 31 December 2014 and save as disclosed in the Offering Memorandum:

(a)	the Company and each of its subsidiaries has carried on its business in the ordinary course;

(b)	there has been no Material Adverse Change;

(c)	the Company and each of its subsidiaries has not acquired or disposed of, or has not agreed to acquire or dispose of, any of its assets or businesses other than in the ordinary course of business;

(d)	the Company and each of its subsidiaries has complied in all material respects with the requirements of the Finnish Securities Markets Act and the rules of the Helsinki Stock Exchange in relation to its disclosure;

(e)	the Company and each of its subsidiaries has not entered into any contract or commitment of an unusual, long term and/or onerous nature or assumed any material liabilities (including contingent liabilities); and

(f)	the Company and each of its subsidiaries has not paid or made any payment or transfer to shareholders of any dividend, bonus, loan or other distribution.

6	Tax

All returns, reports, filings or notices which ought to have been made by or in respect of the Company or any of its subsidiaries for tax purposes have been made within any requisite period and all such returns, reports, filings or notices are correct and accurate in all material respects, have been made on a proper basis and are not the subject of any dispute with the relevant authorities and, to the best of the Company’s knowledge, there are no circumstances likely to give rise to any such dispute. There are no taxes that are due and payable by the Company or any of its subsidiaries that have not been timely paid. The Company is a corporation described in United States Treasury Regulations Section 301.7701-2(b)(8)(i).

7	Indebtedness

Save as to the extent not material to the Company:

(a)	all of the Group’s borrowing facilities have been duly executed by the respective Group company or companies and are in full force and effect;

(b)	to the knowledge of the Company, no event or circumstance has occurred or arisen or is likely to occur or arise which entitles any person, or would entitle any person, to require payment of any loan thereunder in whole or in part prior to its stated date of maturity or to require security therefor or which would cause the lender’s commitment thereunder to be cancelled or reduced;

(c)	all undrawn amounts under such above mentioned borrowing facilities are or will be capable of drawdown; and

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(d)	to the knowledge of the Company, no person to whom there is any indebtedness for borrowed money of the Group which is payable on demand presently proposes to demand payment of, or security for, the same.

8	Default

8.1	No event or circumstance has occurred or no demand has been made to the Company or any of its subsidiaries for the repayment by the Company or any of its subsidiaries prior to the stated maturity of any borrowings or indebtedness in the nature of borrowing of the Company or any of its subsidiaries, and none of the Company nor any of its subsidiaries has received notice from any person to whom any borrowings or indebtedness is repayable on any actions to enforce security for such borrowings or indebtedness, and neither the Company nor any of its directors is otherwise aware that any such person proposed to demand repayment of, or to take any step to enforce any security for, the such borrowings or indebtedness.

8.2	No event has occurred and is subsisting or to the best knowledge of the Company is threatened, which constitutes or would constitute a default under, or result in the acceleration by reason of default of, any obligations under any agreement, undertaking, instrument or arrangement to which the Company or any of its subsidiaries is a party or by which it or any of its properties, revenues or assets are bound and which would in any such case result in Material Adverse Change.

9	Insolvency

None of the Company or any of its subsidiaries has taken any action nor have any other steps been taken or legal proceedings started or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries for its administration, winding up or dissolution in any jurisdiction, or for it to enter into any arrangement for the benefit of creditors or for the appointment of an administrative receiver, an administrator, trustee or similar officer of it or any of its revenues or assets nor have any orders been made for any of the foregoing.

10	Legal Proceedings

There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any of its subsidiaries or any officer or director of the Company or any of its subsidiaries; (ii) that has been filed with a competent court or regulatory authority and could reasonably be expected to prevent or materially impair the ability of the Company to consummate the transactions contemplated by the Agreement or the Registration Rights Agreement; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Change. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of its officers or directors or any of the officers or directors of any of its subsidiaries, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company or a subsidiary of the Company). There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries pending or which the Company or any of its subsidiaries intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s or any of its subsidiaries’ employees, their services provided in connection with the Company’s and its

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subsidiaries’ business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

11	Disclosure

The Company has submitted to the Helsinki Stock Exchange all information and documents required to be so submitted by and pursuant to applicable Finnish laws and regulations and the rules and requirements of the Helsinki Stock Exchange, and all of such submissions, as of their respective submission dates, have complied in all material respects with all applicable requirements of such laws, regulations, rules and requirements. Furthermore, the information contained in the Financial Statements, as supplemented by any subsequently published information, including stock exchange releases and press releases, taken as a whole, contain all facts concerning the Company and its operations that should have been published pursuant to the Finnish Securities Market Act or regulations or stock exchange rules issued pursuant to the said Act, and do not, as of the date hereof, (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

The Company has towards the Investors duly complied with all of its obligations under Chapter 1, Sections 3 and 4 of the Finnish Securities Market Act. There is no undisclosed material information regarding the Company, including with respect to the existence of any discussions or negotiations of the nature described in Clause 9.1.1 of the Subscription Agreement. The information that the Company has itself or through its advisers directly or indirectly provided to the Investors and/or their advisors in the course of the due diligence review regarding the Company and its subsidiaries is not misleading, does not contain any untrue statement of a material fact and does not omit to state any material fact that would affect the valuation of the Company.

12	Governmental Consents and Filings

Assuming the accuracy of the representations made by the Investors in Schedule 6.2 to the Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or any of its subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, except for (i) registration of the Resolutions with the Finnish Trade Register, (ii) registration of the resolutions on the Notes Offering and the Warrants Offering with the Finnish Trade Register, (iii) registration of the New Shares issued on the basis of the exercise of the conversion right under the Notes with the Finnish Trade Register, (iv) registration of the New Shares issued on the basis of the exercise of Warrants with the Finnish Trade Register, (v) listing of the New Shares issued pursuant to the Notes and Warrants on the Helsinki Stock Exchange, (vi) publishing a listing prospectus approved by the Finnish Financial Supervisory Authority for the purposes of listing the New Shares issued pursuant to the Notes and Warrants and (v) any review of documents in connection with the U.S. Securities and Exchange Commission in connection with the U.S. Offering, which have been made or will be made in a timely manner.

13	Intellectual Property

To the Company’s knowledge, the Company and its subsidiaries own, license or otherwise possess or can acquire on reasonable terms legal rights to all Company Intellectual Property (as defined below) that is material to the Company and its subsidiaries taken as a whole. To the Company’s knowledge, no product or service marketed or sold by the Company or any

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of its subsidiaries, or proposed to be marketed or sold by the Company or any of its subsidiaries as described in the Offering Memorandum, infringes any intellectual property rights of any other party in any material respect. Neither the Company nor any of its subsidiaries has received any written communications alleging that (i) the Company or any of its subsidiaries has violated, or (ii) by conducting their business as currently conducted or as presently proposed in the Offering Memorandum to be conducted, would violate, in either case, any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other party. To the Company’s knowledge, each employee and consultant of the Company or any of its subsidiaries who has developed any material Company Intellectual Property for the Company or any of its subsidiaries has assigned to the Company or its applicable subsidiary or otherwise granted the Company or its applicable subsidiary the right to use all such Company Intellectual Property. For purposes of this Clause 13, “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, and similar or other intellectual property rights that are necessary to the Company or any of its subsidiaries in the conduct of the Company’s and its subsidiaries’ business as now conducted and as presently proposed in the Offering Memorandum to be conducted.

14	Compliance with Instruments

The Company and each of its subsidiaries is not in violation or default (i) of any provisions of its incorporation documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of statute, rule or regulation applicable to the Company or such subsidiary of the Company, the violation of which would reasonably be expected to have a Material Adverse Change. The execution, delivery and performance of the Subscription Agreement, the Registration Rights Agreement, the Notes and the Warrants and the consummation of the transactions contemplated by such agreements and instruments will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or any of its subsidiaries.

15	Regulatory Matters

The Company and each of its subsidiaries has all franchises, permits, licenses, orders, certificates, Authorizations (as defined below), orders and approvals of any governmental entity (collectively, the “Permits”) that are material to the conduct of its business, including all such franchises, permits, licenses, orders, certificates, Authorizations, orders and approvals required by the U.S. Food and Drug Administration (the “FDA”) and any other federal, state or foreign agencies or bodies (together with the FDA, the “Regulating Authority”) engaged in the regulation of pharmaceuticals or biohazardous materials, as presently conducted and, except for such foreign and U.S. federal and state regulatory approvals that may be required to be obtained as a condition to the marketing and sale of the Company’s or such subsidiary’s products, as proposed to be conducted. All such Permits are in full force and effect, and to the knowledge of the Company no violations or notices of failure to comply have been issued or recorded in respect of any such Permits. Neither the Company nor any of its subsidiaries is in default in any material respect under any of such

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Permits. All applications, reports, notices and other documents required to be filed by the Company or any of its subsidiaries with all governmental entities have been timely filed and are complete and correct in all material respects as filed or as amended except where the failure to so file could not reasonably be expected to have any Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any Permits. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any officer, employee or agent of the Company or any of its subsidiaries has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entity, or (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entity.

The Company and each of its subsidiaries: (i) is and at all times has been in material compliance, to the extent applicable, with all statutes, rules, regulations or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product tested, developed, promoted, marketed, manufactured or distributed by the Company or such subsidiary; (ii) has not received any notice or correspondence from any governmental authority alleging or asserting any noncompliance with any applicable laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such applicable laws necessary for the conduct of the Company’s and its subsidiaries’ business as it is currently conducted (“Authorizations”); and (iii) has not received notice that any governmental authority has taken or is intending to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that such governmental authority is considering such action. Neither the Company nor any of its subsidiaries nor any of the officers, employees or agents of the Company or any of its subsidiaries have made an untrue statement of a material fact or fraudulent statement to any government authority relating to the applicable laws or the Authorizations or failed to disclose a material fact required to be disclosed to any government authority relating to the applicable laws or the Authorizations.

16	Clinical Trials

The studies, tests and preclinical and clinical trials, if any, conducted by or on behalf of the Company and each of its subsidiaries are being conducted or have been conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations. The descriptions of, protocols for, and data and other results of, any such studies, tests and/or trials that have been furnished or made available to the Investors are accurate and complete in all material respects. The Company is not aware of any studies, test or trials the results of which reasonably call into question the results of the studies, tests and trials conducted by or on behalf of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received any notices or correspondence from the FDA, any Regulating Authority or any foreign, governmental entity exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its subsidiaries.

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17	Securities Law Compliance

Neither the Company nor any of its Affiliates (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act), nor any person acting on its or their behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) in connection with the offer or sale of any of the Notes, Warrants or New Shares. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would require registration under the U.S. Securities Act of the offer or sale of the Notes, Warrants or New Shares as contemplated hereby. Assuming the accuracy of each of the Investor’s Warranties set forth in Schedule 6.2, the offer, sale and issuance by the Company of the Notes and Warrants are exempt from the registration requirements under the U.S. Securities Act, and the rules and regulations promulgated thereunder.

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Schedule 6.2 – Investor’s Warranties

Schedule 6.2

Investor’s Warranties

Each Investor hereby represents and warrants to the Company that each of the following warranties is, with respect to such Investor, true, accurate and not misleading at the date of this Agreement and on the Completion Date. For the avoidance of doubt, no Investor makes any such representation with respect to any other Investor:

1	Investment Intent

The Notes and Warrants to be subscribed for by the Investor hereunder are being subscribed for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the U.S. Securities Act. The Investor understands that none of the Notes, Warrants or New Shares issuable upon conversion or exercise of the Notes or Warrants, as applicable, have been registered under the U.S. Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the U.S. Securities Act pursuant to Section 4(a)(2) thereof, the availability of which depends upon, inter alia, the bona fide nature of the Investor’s investment intent and the accuracy of the Investor’s representations in this Agreement. The Investor further understands that the Notes, Warrants and New Shares will bear the following legend and the Investor agrees that it will hold such Notes, Warrants and New Shares subject thereto:

“THESE NOTES/WARRANTS/SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THESE NOTES/WARRANTS MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The Company need not register a transfer of legended Notes, Warrants or Shares, unless the conditions specified in the legend are satisfied.

2	Capacity of the Investor; Execution of Agreement

The Investor has all requisite power, authority and capacity to enter into this Agreement, deliver the principal amount for the Notes as set out in Schedule (C) of this Agreement, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

3	Qualified and Accredited Investor

The Investor is a “qualified investor” as defined in Chapter 3, Section 5 of the Finnish Securities Markets Act and an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act.

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4	Suitability and Sophistication

4.1	The Investor has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of subscribing for the Notes, the Warrants and the New Shares underlying the Notes and the Warrants.

4.2	The Investor has independently evaluated the risks and merits of subscribing for the Notes, the Warrants and the New Shares underlying the Notes and the Warrants and has independently determined that the Warrants, the Notes and the New Shares underlying the Notes and the Warrants are a suitable investment for it.

4.3	The Investor has sufficient financial resources to bear the loss of its entire investment in the Notes, the Warrants and the New Shares underlying the Notes and the Warrants.

5	Receipt of Information

The Investor believes, after due inquiry and investigation, that it has received all of the information that it considers necessary or appropriate for deciding whether to subscribe for the Notes and the Warrants. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offerings and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor. The foregoing, however, does not limit or modify the Company’s Warranties or the right of the Investors to rely thereon.

6	Address for Blue Sky

The Investor’s address set forth in this Agreement is the office of the Investor’s principal place of business, upon which the Company may rely for the purpose of complying with applicable state securities or “Blue Sky” laws. The Investor shall cooperate, to the extent commercially reasonable, with the Company in any applicable state securities or “Blue Sky” filings.

7	Rule 144

The Investor acknowledges that the New Shares, the Notes and the Warrants may not be sold in the United States unless subsequently registered under the U.S. Securities Act or unless an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the U.S. Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

8	Investor Counsel; Tax Advice

The Investor acknowledges that it has had the opportunity to review this Agreement and the exhibits and schedules hereto and thereto and the transactions contemplated by this Agreement with its own legal counsel. The Investor has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. The Investor relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents regarding such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

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9	Exculpation Among Investors

The Investor acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with subscribing for the Notes, the Warrants and the New Shares underlying the Notes and the Warrants.

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Schedule 6.3 – Form of Accredited Investor Certification

Schedule 6.3

Form of Accredited Investor Certification

ACCREDITED INVESTOR CERTIFICATION

The undersigned represents and warrants to Biotie Therapies Corp. (the “Company”) in connection with the undersigned’s subscription for promissory notes (“Notes”) convertible into shares, no par value, of the Company (“Shares”), and warrants exercisable for Shares (“Warrants”), in connection with the transfer or pledge of Notes or Warrants, or in connection with the conversion of Notes into Shares or the exercise of Warrants for Shares, that the undersigned fits within each category marked below, and that for any category marked, it has truthfully set forth any description required as provided for below. The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

(PLEASE MARK EACH CATEGORY APPLICABLE TO YOU)

☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth, you may include equity in personal property, real estate, cash, short-term investments, stock and securities. Please follow these guidelines in calculating the value of your principal residence: (i) you may not include equity in your principal residence as an asset; (ii) you may exclude indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence on the date hereof from the calculation of liabilities (unless the amount of such indebtedness outstanding on the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, in which case the excess should be included in the calculation of liabilities); and (iii) you should include indebtedness that is secured by your principal residence in excess of the fair market value of the primary residence on the date hereof in the calculation of liabilities.

☐	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case, including foreign income, tax exempt income and full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned is a director or executive officer of the Company.

☐	The undersigned is either: (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (c) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (d) an insurance company as defined in Section 2(13) of the Act; (e) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act; (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (g) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000; or (h) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors,” as defined in Rule (501)(a) promulgated under the Act.

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(describe entity)

☐	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

☐	The undersigned is an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000.

(describe entity)

☐	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose investments are directed by a “sophisticated person” as described in Rule 506(b) (2)(ii) promulgated under the Act.

☐	The undersigned is an entity, all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Certificate.

(describe entity)

☐	The undersigned does not meet the criteria of any of the categories listed above.

THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY WILL RELY ON THE FOREGOING REPRESENTATIONS TO, AMONG OTHER THINGS, MAINTAIN THE EXEMPTION FOR THE ISSUANCE OF SHARES AND WARRANTS FROM THE REQUIREMENT TO REGISTER SUCH SHARES AND WARRANTS UNDER THE U.S. SECURITIES ACT.

The answers to the foregoing questions are correctly stated to the best of my knowledge, information and belief. I hereby agree to notify the Company promptly of any changes in the foregoing information.

Dated:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Investor:

Title of Authorized Investor:

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